Prospectus Supplement dated February 22, 1999 (To Prospectus dated November 13,
1998)

$221,630,100 (APPROXIMATE)

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-2

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
DEPOSITOR

CENDANT MORTGAGE CORPORATION
ORIGINATOR AND MASTER SERVICER



================================================================================
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-9 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 16 IN THE PROSPECTUS.

The certificates will represent interests only in a trust consisting primarily of mortgage loans and will not represent ownership interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.
================================================================================

THE TRUST --

     o will consist primarily of a mortgage pool of one- to four-family fixed-rate residential mortgage loans, which mortgage pool will consist of two separate sub-pools; and

     o will be represented by eighteen classes of certificates, fourteen of which are offered hereby.

THE OFFERED CERTIFICATES --

     o will represent senior, subordinate or residual interests in the trust and will receive distributions from the assets of the trust; and

     o  will receive monthly distributions commencing on March 25, 1999.

CREDIT ENHANCEMENT --

     o the senior certificates will have credit enhancement in the form of subordination (and, in the case of each class of Class A Certificates, limited cross-collateralization); and

     o the offered subordinate certificates will have credit enhancement in the form of: (i) subordination provided by certain classes of non-offered subordinate certificates and offered subordinate certificates with lower payment priorities and (ii) limited cross-collateralization;

Salomon Smith Barney Inc. (the "Underwriter") will offer the Class A1-1 Certificates, the Class A1-2 Certificates, the Class A1-3 Certificates, the Class A1-4 Certificates, the Class A1-5 Certificates, the Class A1-6 Certificates, the Class A2 Certificates, the Class IO Certificates, the Class PO Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class R-I Certificates and the Class R-II Certificates (collectively, the "Offered Certificates") from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Depositor from the sale of such certificates, before deducting expenses, will be approximately 98.934% of the initial principal balance of such certificates, plus accrued interest on such certificates. The Underwriter's commission will be any positive difference between the price it pays to the Depositor for such certificates and the amount it receives from the sale of such certificates to the public. See "Method of Distribution" herein.



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                              SALOMON SMITH BARNEY

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                                       THE
                             ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

We provide information to you about the Offered Certificates in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

     o this prospectus supplement, which describes the specific terms of this series of certificates.


Salomon Brothers Mortgage Securities VII, Inc.'s principal offices are located at 390 Greenwich Street, New York, New York 10013 and its phone number is (212) 783-5635.







                                TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----
                              PROSPECTUS SUPPLEMENT

SUMMARY OF PROSPECTUS SUPPLEMENT............................................S-3
RISK FACTORS................................................................S-9
USE OF PROCEEDS............................................................S-13
THE MORTGAGE POOL..........................................................S-14
YIELD ON THE CERTIFICATES..................................................S-25
DESCRIPTION OF THE CERTIFICATES............................................S-40
POOLING AND SERVICING AGREEMENT............................................S-61
FEDERAL INCOME TAX CONSEQUENCES............................................S-66
METHOD OF DISTRIBUTION.....................................................S-70
SECONDARY MARKET...........................................................S-70
LEGAL OPINIONS.............................................................S-71
RATINGS....................................................................S-71
LEGAL INVESTMENT...........................................................S-72
ERISA CONSIDERATIONS.......................................................S-72

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE CERTIFICATES OFFERED HEREBY AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS. Capitalized terms used but not defined herein have the meanings assigned to them in the prospectus. An Index of Principal Definitions is included at the end of the prospectus.

Title of Series.............................Salomon Brothers Mortgage Securities
                                            VII, Inc., Mortgage Pass-Through
                                            Certificates, Series 1999-2.

Cut-off Date................................February 1, 1999.

Closing Date................................On or about February 25, 1999.

Depositor...................................Salomon Brothers Mortgage Securities
                                            VII, Inc. (the "Depositor"), an
                                            indirect wholly-owned subsidiary of
                                            Salomon Smith Barney Holdings Inc.
                                            and an affiliate of Salomon Smith
                                            Barney Inc. The Depositor will
                                            deposit the mortgage loans into the
                                            trust. See "The Depositor" in the
                                            prospectus.

Mortgage Loan Seller........................Salomon Brothers Realty Corp. (the
                                            "Mortgage Loan Seller"), an indirect
                                            wholly owned subsidiary of Salomon
                                            Smith Barney Holdings Inc. and an
                                            affiliate of the Depositor and
                                            Salomon Smith Barney Inc. The
                                            Mortgage Loan Seller acquired the
                                            mortgage loans either directly or
                                            indirectly from the Originator.

Originator and Master Servicer..............Cendant Mortgage Corporation (the
                                            "Master Servicer" or the
                                            "Originator"), a New Jersey
                                            corporation. See "The Mortgage
                                            Pool--Underwriting Standards;
                                            Representations" and "Pooling and
                                            Servicing Agreement--The Originator
                                            and Master Servicer" herein.

Trustee.....................................The Chase Manhattan Bank, a New York
                                            banking corporation, will be the
                                            Trustee of the trust. See "Pooling
                                            and Servicing Agreement--The
                                            Trustee" herein.

Distribution Dates..........................Distributions on the Offered
                                            Certificates will be made on the
                                            25th day of each month, or, if such
                                            day is not a business day, on the
                                            next succeeding business day,
                                            beginning in March 1999.

Offered Certificates........................The classes of Offered Certificates, their pass-through rates and initial
                                            certificate principal balances or
                                            notional amounts are set forth in
                                            the table below.


=========================================================================================================================
                             INITIAL                                                         INITIAL
                           CERTIFICATE          PASS-                                      CERTIFICATE         PASS-
              RELATED       PRINCIPAL          THROUGH                       RELATED        PRINCIPAL         THROUGH
   CLASS     SUB-POOL       BALANCE(1)          RATE            CLASS       SUB-POOL       BALANCE(1)           RATE
-------------------------------------------------------------------------------------------------------------------------
A1-1...           1            $60,123,603      6.50%        PO .....        1 and 2      $  1,904,952          N/A(2)
A1-2...           1            $ 9,545,000      6.25%        IO .....        1 and 2      $223,305,364(3)   Variable(4)
A1-3...           1            $ 9,545,000      6.75%        B-1.....        1 and 2      $  4,466,000         6.50%
A1-4...           1            $15,000,000      6.50%        B-2.....        1 and 2      $  2,010,000         6.50%
A1-5...           1            $49,800,000      6.50%        B-3.....        1 and 2      $    781,000         6.50%
A1-6...           1            $   200,000      6.50%        R-I.....          N/A        $        100         6.50%
A2.....           2            $68,254,245      6.50%        R-II....           1         $        200         6.50%
=========================================================================================================================

(1)      Approximate.
(2) The Class PO Certificates are principal only certificates. Such certificates will not have a Pass-Through Rate and will not accrue interest.
(3) The Class IO Certificates are interest only certificates. Such certificates will have the approximate initial notional amount stated above.
(4)      Calculated as described herein.
----------------------


THE TRUST

The Depositor will establish a trust with respect to the Series 1999-2 Certificates, pursuant to a pooling and servicing agreement dated as of February 1, 1999 among the Depositor, the Master Servicer and the Trustee. There are eighteen classes of certificates representing the trust. See "Description of the Certificates" herein.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and/or principal on the Class A1-1 Certificates, the Class A1-2 Certificates, the Class A1-3 Certificates, the Class A1-4 Certificates, the Class A1-5 Certificates, the Class A1-6 Certificates and the Class R-II Certificates will generally be made only from payments received in connection with the mortgage loans in sub-pool 1. Distributions of interest and/or principal on the Class A2 Certificates will generally be made only from payments received in connection with mortgage loans in sub-pool 2. Distributions of interest and/or principal on the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates (the "Offered Subordinate Certificates"), the Class IO Certificates and the Class PO Certificates will be made from payments received in connection with the mortgage loans in either sub-pool.

For the limited circumstances under which any of the Class A Certificates will receive distributions from the mortgage loans in the other sub-pool and the circumstances which alter the percentage interests of the Class B Certificates and the Class PO Certificates in each sub-pool, See "Description of the Certificates" herein.

THE MORTGAGE LOANS

The trust will consist of two sub-pools consisting of conventional, one- to four-family, fixed-rate mortgage loans secured by first liens on residential real properties. The mortgage loans have original terms to maturity of not greater than 30 years.

Sub-pool 1 will contain approximately 481 non- relocation mortgage loans having an aggregate principal balance of approximately $150,456,997 and the following approximate characteristics as of February 1, 1999:

Range of mortgage rates:      6.375% to
                              9.000%.
Weighted average
mortgage rate:                7.154%.
Weighted average remaining    29 years and
term to stated maturity):      6 months.
Range of principal            $39,837 to
balances:                     $741,096.
Average principal balance:    $312,800.
Range of
loan-to-value ratios:         8.00% to
                              95.00%.
Weighted average
loan-to-value ratio:          77.567%.


Sub-pool 2 will contain approximately 221 relocation mortgage loans having an aggregate principal balance of approximately $72,848,367 and the following approximate characteristics as of February 1, 1999:


Range of mortgage rates:      5.875% to
                              7.750%.
Weighted average
mortgage rate:                6.686%.
Weighted average remaining    29 years and
term to stated maturity:      2 months.
Range of principal            $239,392 to
balances:                     $695,275.
Average principal balance:    $329,631.
Range of
loan-to-value ratios:         38.70% to
                              95.00%.
Weighted average
loan-to-value ratio:          80.249%.

For additional information regarding the mortgage loans, see "The Mortgage Pool" herein.

THE CERTIFICATES

OFFERED CERTIFICATES. The Offered Certificates will have the characteristics shown in the table above in this prospectus supplement. The pass-through rates on each class of Offered Certificates (other than the Class IO Certificates and the Class PO Certificates) are fixed and shown in the table above. The pass-through rate on the Class IO Certificates is variable and will be calculated for each distribution date as described under "Description of the Certificates--Pass-Through Rate" herein. The initial variable pass-through rate for the Class IO Certificates is approximately 0.3437% per annum. The Class PO Certificates do not bear interest and thus do not have a pass-through rate.

The Offered Certificates will be sold by the Depositor to the Underwriter on the closing date. The Underwriter will sell the Class IO Certificates and the Class PO Certificates to the Originator on the closing date.

Each class of Class A Certificates and the Offered Subordinate Certificates will initially be represented by one or more global certificates registered in the name of CEDE & Co., as nominee of the Depository Trust Company in minimum denominations of $10,000 and integral multiples of $1.00 in excess thereof. See "Description of the Certificates --Registration of the Book-Entry Certificates" herein.

The Class IO Certificates and the Class PO Certificates will be offered in registered, certificated form, generally in minimum denominations of $10,000 and integral multiples of $1,000 in excess thereof.

The Class R-I Certificates and the Class R-II Certificates will each be offered in registered, certificated form, in minimum denominations of $20 and integral multiples thereof.

CLASS B-4 CERTIFICATES, CLASS B-5 CERTIFICATES, CLASS B-6IO CERTIFICATES AND CLASS B-6PO CERTIFICATES. Such certificates are not offered hereby. Such certificates have in the aggregate an initial certificate principal balance (other than the Class B-6IO Certificates) of approximately $1,675,365, evidencing an aggregate initial undivided interest in the trust of approximately 0.75%. Such Certificates will be sold by the Depositor to Salomon Smith Barney Inc. on the closing date.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the Offered Certificates consists of subordination as described below and under "Description of the Certificates--Allocation of Losses; Subordination" herein.

SUBORDINATION. The rights of the holders of the Offered Subordinate Certificates, the Class B-4 Certificates, the Class B-5 Certificates, the Class B-6IO Certificates and the Class B-6PO Certificates (collectively, the "Subordinate Certificates") to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the senior certificates.

Further, the rights of the holders of Subordinate Certificates with higher numerical class designations will be subordinated to the rights of holders of Subordinate Certificates with lower numerical class designations, to the extent described herein.

In addition, the rights of the holders of the Class A1-6 Certificates will be subordinate to the rights of the holders of the Class A1-5 Certificates to the extent described herein.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford such certificates protection against realized losses on the mortgage loans as described below.

ALLOCATION OF LOSSES. Except as described below, if Subordinate Certificates remain outstanding, losses on the mortgage loans will be allocated first to the class of Subordinate Certificates with the lowest payment priority, and the other classes of certificates will not bear any portion of such losses.

If none of the Subordinate Certificates remain outstanding, losses on mortgage loans in sub-pool 1 will generally be allocated among the Class A1-1 Certificates, the Class A1-2 Certificates, the Class A1-3 Certificates, the Class A1-4 Certificates, the Class A1-5 Certificates and the Class A1-6 Certificates PRO RATA in proportion to their respective remaining principal balances. Any such loss allocable to the Class A1-5 Certificates will be allocated to the Class A1-6 Certificates as described herein.

If none of the Subordinate Certificates remain outstanding, losses on mortgage loans in sub- pool 2 will generally be allocated to the Class A2 Certificates.

As described herein, a special loss allocation provision applies to the Class PO Certificates.

Not all losses will be allocated in the priority set forth above. Losses due to natural disasters such as floods and earthquakes, fraud by a mortgagor, bankruptcy of a mortgagor or certain other extraordinary events will be allocated as described above only up to specified amounts. Losses of these types in excess of the specified amount will, in general, be allocated to all outstanding classes of certificates (other than the Class IO Certificates and the Class B-6IO Certificates) PRO RATA in proportion to their remaining principal balances. Therefore, the Subordinate Certificates do not act as credit enhancement for such losses.

Losses on each mortgage loan having a net mortgage rate of less than 6.50% per annum that are allocable to the Class A Certificates will be allocated first to the Class PO Certificates in an amount based on the percentage of each such mortgage loan represented by the Class PO Certificates. The remainder of such losses will be allocated as described above. See, "Description of the Certificates--Allocation of Realized Losses" herein.

P&I ADVANCES

The Master Servicer is required to advance delinquent payments of principal and interest on the mortgage loans, subject to the limitations described herein. The Master Servicer is entitled to be reimbursed for such advances, and therefore such advances are not a form of credit enhancement. See "Description of the Certificates--P&I Advances" herein and "Description of the Securities--Advances in respect of Delinquencies" in the prospectus.

OPTIONAL TERMINATION

At its option, the Master Servicer may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the Certificates, after the aggregate principal balance of the mortgage loans (and properties acquired in respect thereof) remaining in the trust has been reduced to less than 10% of the aggregate principal balance of the mortgage loans as of February 1, 1999. See "Pooling and Servicing Agreement-- Termination" herein and "Description of the Securities-- Termination" in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

Two separate elections will be made to treat designated portions of the trust as real estate mortgage investment conduits for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences" herein and in the prospectus.

RATINGS

It is a condition to the issuance of the certificates that the Offered Certificates receive the following ratings from Standard & Poor's Rating Services ("Standard & Poor's") and Fitch IBCA, Inc. ("Fitch"):




    OFFERED                       STANDARD
  CERTIFICATES        FITCH       & POOR'S
  ------------        -----       --------
Class A1-1            AAA           AAA
Class A1-2            AAA           AAA
Class A1-3            AAA           AAA
Class A1-4            AAA           AAA
Class A1-5            AAA           AAA
Class A1-6            AAA           AAA
Class A2              AAA           AAA
Class PO              AAA           AAAr
Class IO              AAA           AAAr
Class B-1             AA            (1)
Class B-2             A             (1)
Class B-3             BBB           (1)
Class R-I             AAA           AAA
Class R-II            AAA           AAA
---------------------
(1) Not rated.

A security rating does not address the frequency of prepayments on the mortgage loans, the corresponding effect on yield to investors or whether investors in the Class IO Certificates may fail to recover fully their initial investment. The "r" symbol in certain Standard & Poor's ratings is attached to highlight certificates that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence of an "r" symbol should not be taken as an indication that a certificate will exhibit no volatility or variability in total return.

The ratings on the Class R-I Certificates and the Class R-II Certificates do not address the likelihood of receipt by the holders of such certificates of any amounts in excess of the initial certificate balance thereof and interest thereon. See "Yield on the Certificates" and "Ratings" herein and "Yield Considerations" in the prospectus.

LEGAL INVESTMENT

The Offered Certificates (other than the Class B-2 and Class B-3 Certificates) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and, as such, will be legal investments for certain entities to the extent provided in SMMEA and applicable state laws. The Class B-2 Certificates and the Class B-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA. See "Legal Investment" herein and in the prospectus.


ERISA CONSIDERATIONS

The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 91-23, to the Underwriter. Such exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Internal Revenue Code of 1986 (the "Code") and
Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriter. Such exemption generally applies to certificates such as the Class A Certificates (other than the Class A1-6 Certificates), the Class IO Certificates and the Class PO Certificates, and the servicing and operation of asset pools such as the mortgage pool, provided that certain conditions are satisfied.

Such exemption will only apply to the Class A Certificates (other than the Class A1-6 Certificates), the Class IO Certificates and the Class PO Certificates. ACCORDINGLY, THE OTHER CLASSES OF CERTIFICATES MAY NOT BE ACQUIRED BY OR ON BEHALF OF A PLAN EXCEPT AS DESCRIBED HEREIN. See "ERISA Considerations" herein and in the prospectus.

                                  RISK FACTORS


     In addition to the matters described elsewhere in this prospectus supplement and the prospectus, prospective investors should carefully consider the following factors before deciding to invest in the Offered Certificates.

THE GEOGRAPHIC CONCENTRATION OF THE MORTGAGE LOANS IN CERTAIN STATES MAY
PRESENT A
GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

     Approximately 39.68%, 9.94% and 6.17% of the mortgage loans in sub-pool 1, in each case by aggregate principal balance of the mortgage loans in such sub-pool as of February 1, 1999, are secured by mortgaged properties located in the States of California, New
Jersey and New York,
respectively.  Approximately 21.82%, 10.18%, 8.18%,
7.37%, 5.84%, 5.58% and 5.17% of the
mortgage loans in sub-pool 2, in each case by aggregate principal balance of the mortgage loans in such sub-pool as of February 1, 1999, are secured by mortgaged properties located in the States of California, Connecticut, Washington, New Jersey, Pennsylvania, Virginia and
Illinois, respectively.
In addition, the aggregate principal balance of mortgage loans in the California zip code with the largest amount of such mortgage loans, by aggregate principal balance in the related sub-pool as of February 1, 1999, was approximately $3,310,764 and $940,188 in sub-pool 1 and sub-pool 2, respectively. If the residential real estate market in such states should experience an overall decline in property values after the dates of origination of the mortgage loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the mortgage loans may increase over historical levels of comparable type loans, and may increase substantially.

THE CERTIFICATES ARE OBLIGATIONS OF THE TRUST ONLY

     The certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, the Mortgage Loan Seller, the Trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, the Trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the Offered Certificates, and there will be no recourse to the Depositor, the Master Servicer, the Mortgage Loan Seller, the Trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Certificates.

THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES WILL BE AFFECTED BY
PREPAYMENT SPEEDS AND BY THE PRIORITY OF PAYMENT ON SUCH CERTIFICATES

     The rate and timing of distributions allocable to principal on each class of Class A Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans in the related sub- pool (and the mortgage loans in the other sub-pool to the extent of cross-collateralization as provided herein) and the allocation thereof to pay principal on such certificates as provided herein. The rate and timing of distributions allocable to principal on the other classes of Offered Certificates, other than the Class IO Certificates, will depend in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on all of the mortgage loans and the allocation thereof to pay principal on such certificates as provided herein. As is the case with mortgage pass-through certificates generally, the Offered Certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. The Mortgage Loans may be paid in full or in part at any time without penalty. See "The Mortgage Pool" herein.

     Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans in the related sub- pool (and the mortgage loans in the other sub-pool to the extent of cross-collateralization as provided herein) will result in a reduced rate of return of principal to investors in the related Class A Certificates at a time when reinvestment at such higher prevailing rates would be desirable. To the extent that the other classes of Offered Certificates (other than the Class IO Certificates) are entitled to prepayments, a decrease in the prepayment rates on all of the mortgage loans will result in a reduced rate of return of principal to investors in such certificates at a time when reinvestment at such higher prevailing rates would be desirable.

     Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans in the related sub-pool (and the mortgage loans in the other sub-pool to the extent of cross-collateralization as provided herein) will result in a greater rate of return of principal to investors in the related Class A Certificates, at time when reinvestment at comparable yields may not be possible. To the extent that the other classes of Offered Certificates (other than the Class IO Certificates) are entitled to prepayments, an increase in the prepayment rates on all of the mortgage loans will result in a greater rate of return of principal to investors in such certificates at a time when reinvestment at comparable yields may not be possible.

     Except as otherwise described herein, distributions of principal will be made to the classes of Offered Certificates according to the priorities described herein, rather than on a PRO RATA basis among such classes. The timing and commencement of principal distributions and the weighted average life of each such class of certificates will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such class.

     During certain periods, no principal payments or a disproportionately small portion of the amount of principal then payable to the Class A Certificates representing an interest in sub-pool 1 will be distributed on the Class A1-4 Certificates or the Class A1-6 Certificates. During certain other periods, a disproportionately large portion of the amount of principal then payable to the Class A Certificates representing an interest in sub-pool 1 will be distributed on the Class A1-4 Certificates or the Class A1-6 Certificates as more fully described herein.

     Prior to the distribution date in March 2004, the Subordinate Certificates will be entitled to receive distributions allocable to principal based on a disproportionately small percentage (which may be 0%) of principal prepayments on the mortgage loans from either sub-pool, and each class of Class A Certificates (other than the Class A1-4 Certificates or the Class A1-6 Certificates to the extent described above) will be entitled to receive distributions allocable to principal based on a disproportionately large percentage (which may be 100%) of principal prepayments on the mortgage loans in the related sub-pool as well as the other sub-pool to the extent described herein. To the extent that no principal prepayments or a disproportionately small percentage of such prepayments are distributed on the Subordinate Certificates, the subordination afforded to each class of Class A Certificates, in the absence of losses allocated to such certificates, will be increased.

     For further information regarding the effect of principal prepayments on the weighted average lives of the Offered Certificates, see "Yield on the Certificates" herein, including the table entitled "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption".

THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES WILL DEPEND ON A VARIETY OF FACTORS

     The yield to maturity on the Offered Certificates, particularly the Class IO Certificates and the Class PO Certificates, will depend, in general, on:

     o   the applicable purchase price; and

     o the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the related mortgage loans and the allocation thereof to reduce the certificate principal balance or notional amount of such certificates, as well as other factors.

     The yield to investors on the Offered Certificates, other than the Class PO Certificates, will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

     In general, if the Offered Certificates, other than the Class IO Certificates, are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Offered Certificates, other than the Class IO Certificates, are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

     The proceeds to the Depositor from the sale of the Offered Certificates were determined based on a number of assumptions, including a prepayment assumption of 275% of the standard prepayment assumption, and weighted average lives corresponding thereto. No representation is made that the mortgage loans will prepay at such rate or at any other rate, or that the mortgage loans in each sub-pool will prepay at the same rate. The yield assumptions for the Offered Certificates will vary as determined at the time of sale. See "Yield on the Certificates" herein.

THE MULTIPLE CLASS STRUCTURE OF THE OFFERED CERTIFICATES CAUSES THE YIELD OF CERTAIN CLASSES TO BE PARTICULARLY SENSITIVE TO CHANGES IN THE RATES OF PREPAYMENT OF THE RELATED MORTGAGE LOANS AND OTHER FACTORS

     CLASS A CERTIFICATES REPRESENTING AN INTEREST IN SUB-POOL 1: Because distributions of principal will generally be made to the classes of Class A Certificates representing an interest in sub-pool 1 according to the priorities described herein, the yield to maturity of each such class will be sensitive to the rates of prepayments on the mortgage loans in sub-pool 1 (and the mortgage loans in the other sub-pool to the extent of cross-collateralization as provided herein) experienced both before and after the commencement of principal distributions on such class.

     In particular, the Class A1-4 Certificates and the Class A1-6 Certificates do not receive (unless the certificate principal balances of the other classes of Group 1 Class A Certificates have been reduced to zero) any portion of principal payments prior to the distribution date in March 2004. In addition, the Class A1-4 Certificates and the Class A1-6 Certificates will receive (unless the certificate principal balances of the other classes of Group 1 Class A Certificates have been reduced to zero) a disproportionately small or large portion of the amount of principal then payable to the Group 1 Class A Certificates thereafter. Therefore, the weighted average life of the Class A1-4 Certificates and the Class A1-6 Certificates will be longer or shorter than would otherwise be the case. The effect on the market value of the Class A1-4 Certificates and the Class A1-6 Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for the other classes of Group 1 Class A Certificates entitled to principal distributions.

     Additionally, investors in the Class A1-6 Certificates should be aware that after the certificate principal balances of the Subordinate Certificates have been reduced to zero, in addition to the PRO RATA share of losses allocable to such certificates, losses on the mortgage loans otherwise allocable to the Class A1-5 Certificates will also be allocated to the Class A1-6 Certificates as described herein. Therefore, the yield to maturity on the Class A1-6 Certificates will be extremely sensitive to losses otherwise allocable to the Class A1-5 Certificates.

     CLASS IO CERTIFICATES: The Class IO Certificates will receive a portion of the interest payments ONLY from mortgage loans that have net mortgage rates higher than 6.50%.
 Therefore, the yield on
the Class IO Certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on such mortgage loans. Investors in the Class IO Certificates should be aware that mortgage loans with higher mortgage rates may prepay faster than mortgage loans with lower mortgage rates. If the mortgage loans that have net mortgage rates higher than 6.50% are prepaid at a rate faster than an investor assumed at the time of purchase, the yield to investors in the Class IO Certificates will be adversely affected. Investors in the Class IO Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans that have net mortgage rates higher than 6.50% could result in the failure of such investors to fully recover their investments.

     CLASS PO CERTIFICATES: The Class PO Certificates will receive a portion of the principal payments ONLY on the mortgage loans that have net mortgage rates lower than 6.50%. Therefore, the yield on the Class PO Certificates is extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans that have net mortgage rates lower than 6.50%. Investors in the Class PO Certificates should be aware that mortgage loans with lower mortgage rates are less likely to be prepaid than mortgage loans with higher mortgage rates. If prepayments of principal on the mortgage loans that have net mortgage rates lower than 6.50% occur at a rate slower than an investor assumed at the time of purchase, the investor's yield will be adversely affected.

     SUBORDINATE CERTIFICATES: The weighted average lives of, and the yield to maturity on, the Offered Subordinate Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by subordinate certificates with a higher numerical class designation. Furthermore, as described herein, the timing of receipt of principal and interest by any class of Subordinate Certificates may be adversely affected by losses even if such class does not ultimately bear such loss.

THE RESIDUAL CERTIFICATES WILL RECEIVE LIMITED DISTRIBUTIONS OF PRINCIPAL AND INTEREST AND MAY HAVE SIGNIFICANT TAX LIABILITIES

     Holders of the Class R-I Certificates and the Class R-II Certificates are entitled to receive distributions of principal and interest as described herein, but the holders of such certificates are not expected to receive any distributions after the first distribution date. In addition, holders of such certificates, particularly the Class R-II Certificates, will have tax liabilities with respect to their certificates during the early years of the term of the related REMIC that substantially exceed the principal and interest payable thereon during or prior to such periods. See "--Federal Income Tax Consequences" below, "Yield on the Certificates--Additional Yield Considerations Applicable Solely to the Residual Certificates" herein and "Federal Income Tax Consequences" herein and in the Prospectus.

YEAR 2000 SYSTEMS RISK COULD AFFECT THE ABILITY OF THE MASTER SERVICER OR THE TRUSTEE TO PERFORM ITS RELATED DUTIES

     As is the case with most companies using computers in their operations, the Master Servicer and the Trustee are faced with the task of completing their compliance goals in connection with the year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the Master Servicer's or the Trustee's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in major computer system failure or miscalculations. Each of the Master Servicer and the Trustee is presently engaged in various procedures to ensure that its computer systems and software will be year 2000 compliant. However, in the event that either the Master Servicer or the Trustee, or any of its related suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of obligations of the Master Servicer or the Trustee, as the case may be, under the pooling and servicing agreement could be materially adversely affected.

RECENT DEVELOPMENTS REGARDING CENDANT CORPORATION, THE INDIRECT PARENT OF THE MASTER SERVICER, COULD CAUSE A GREATER RISK OF LOSS WITH RESPECT TO THE MORTGAGE LOANS

     As described under "Pooling and Servicing Agreement--The Originator and Master Servicer" as a result of certain accounting irregularities, numerous proceedings have been filed against Cendant Corporation. While it is not feasible to predict or determine the final outcome of these proceedings or to estimate the amounts or potential range of loss with respect to these matters, management believes that an adverse outcome with respect to such proceedings could have a material adverse impact on the financial condition, results of operations and cash flows of Cendant Corporation which could have a material adverse impact on the financial condition or cash flows of PHH Corporation and its subsidiary, the Master Servicer. Any such adverse outcome with respect to such proceedings could cause disruption in the servicing of the mortgage loans by the Master Servicer.


                                 USE OF PROCEEDS

     Salomon Brothers Realty Corp. (the "Mortgage Loan Seller") will sell the Mortgage Loans (as defined herein) to Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor") and the Depositor will convey the Mortgage Loans to the Trust Fund (as defined herein) in exchange for and concurrently with the delivery of the Certificates (as defined herein). Net proceeds from the sale of the Certificates will be applied by the Depositor to the purchase of the Mortgage Loans from the Mortgage Loan Seller. Such net proceeds will represent the purchase price to be paid by the Depositor to the Mortgage Loan Seller for the Mortgage Loans. Certain of the Mortgage Loans were previously purchased by the Mortgage Loan Seller from Cendant Mortgage Corporation (in such capacity, the "Originator") and certain of the Mortgage Loans were previously purchased by the Mortgage Loan Seller from Bishop's Gate Residential Mortgage Trust, a Delaware business trust ("Bishop's Gate"). Bishop's Gate previously acquired such Mortgage Loans from the Originator.

                                THE MORTGAGE POOL


GENERAL

     References to percentages of the Mortgage Loans or the Mortgage Loans in a Sub-Pool unless otherwise noted are calculated based on the aggregate principal balance of the Mortgage Loans or the Mortgage Loans in such Sub-Pool as of February 1, 1999 (the "Cut-off Date").

     The pool of Mortgage Loans (the "Mortgage Pool") will consist of approximately 702 conventional, one- to four-family, fixed-rate, fully-amortizing mortgage loans (the "Mortgage Loans") secured by first liens on residential real properties (the "Mortgaged Properties"). The Mortgage Loans have original terms to maturity of not greater than 30 years. The Mortgage Pool consists of two separate sub-pools (each, a "Sub-Pool"), designated as Sub-Pool 1 and Sub-Pool 2. Sub-Pool 1 will consist of approximately 481 Non-Relocation Mortgage Loans having an aggregate principal balance as of the Cut-off Date of approximately $150,456,997 and Sub-Pool 2 will consist of approximately 221 Relocation Mortgage Loans (as described below under "--Sub-Pool 2") having an aggregate principal balance as of the Cut-off Date of approximately $72,848,367, in each case after application of scheduled payments due on or before the Cut-off Date whether or not received, and in each case subject to a permitted variance of plus or minus 5%.

     WITH RESPECT TO THE GROUP 1 CLASS A CERTIFICATES (AS DEFINED HEREIN) OF EACH CLASS, SUB-POOL 1 IS SOMETIMES REFERRED TO HEREIN AS THE "RELATED SUB-POOL" AND THE MORTGAGE LOANS IN SUCH SUB-POOL ARE SOMETIMES REFERRED TO AS THE "RELATED MORTGAGE LOANS". WITH RESPECT TO THE CLASS A2 CERTIFICATES, SUB-POOL 2 IS SOMETIMES REFERRED TO AS THE "RELATED SUB-POOL" AND THE MORTGAGE LOANS IN SUCH SUB-POOL ARE SOMETIMES REFERRED TO HEREIN AS THE "RELATED MORTGAGE LOANS". WITH RESPECT TO THE OTHER CLASSES OF OFFERED CERTIFICATES, "RELATED MORTGAGE LOANS" REFERS TO ALL OF THE MORTGAGE LOANS INCLUDED IN BOTH SUB-POOLS. IN ADDITION, WITH RESPECT TO SUB-POOL 1, THE "RELATED CLASS A CERTIFICATES" REFERS TO THE GROUP 1 CLASS A CERTIFICATES AND WITH RESPECT TO SUB-POOL 2, THE "RELATED CLASS A CERTIFICATES" REFERS TO THE CLASS A2 CERTIFICATES. NOTWITHSTANDING THE FOREGOING, WITH RESPECT TO THE GROUP 1 CLASS A CERTIFICATES OF EACH CLASS AND THE CLASS A2 CERTIFICATES, TO THE EXTENT OF ANY CROSS-COLLATERALIZATION AS DESCRIBED UNDER "DESCRIPTION OF THE CERTIFICATES" HEREIN, THE "RELATED MORTGAGE LOANS" FOR EACH SUCH CLASS WILL ALSO INCLUDE THE MORTGAGE LOANS IN THE OTHER SUB-POOL. IN ADDITION, WHILE EACH CLASS OF SUBORDINATE CERTIFICATES INITIALLY REPRESENTS INTERESTS IN EACH SUB-POOL DIVIDED PRO RATA BASED ON THE SUB-POOL BALANCES, TO THE EXTENT OF ANY CROSS-COLLATERALIZATION AS DESCRIBED HEREIN, THE PERCENTAGE OF ANY PARTICULAR CLASS OF SUBORDINATE CERTIFICATES PAID OUT OF EITHER SUB-POOL MAY VARY AND IN CERTAIN CIRCUMSTANCES, A PARTICULAR CLASS OF SUBORDINATE CERTIFICATES MAY ONLY EVIDENCE INTERESTS IN ONE SUB-POOL.

     The Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties consisting of one- to four-family dwelling units, individual condominium units and individual units in planned unit developments. The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor indirectly from the Originator. See "--Underwriting Standards; Representations" herein. The Originator will act as the master servicer for the Mortgage Loans pursuant to the Agreement (in such capacity, the "Master Servicer").

     All of the Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, a "Due Date"). Each Mortgage Loan will contain a customary "due-on-sale" clause. None of the Mortgage Loans were delinquent in their monthly payments as of the Cut-off Date. All of the Mortgage Loans as of the Cut-off Date with Loan-to-Value Ratios in excess of 80% have primary mortgage insurance. See "Description of Primary Insurance Policies--Primary Mortgage Insurance Policies" in the Prospectus.

     The Mortgage Loans in each Sub-Pool are expected to have the additional characteristics described below under "--Sub-Pool 1" or "--Sub-Pool 2", as applicable.

SUB-POOL 1

     The average principal balance of the Mortgage Loans in Sub-Pool 1 at origination was approximately $313,323. No Mortgage Loan in Sub-Pool 1 had a principal balance at origination of greater than approximately $741,750 or less than approximately $40,000. The average principal balance of the Mortgage Loans in Sub-Pool 1 as of the Cut-off Date was approximately $312,800. No Mortgage Loan in Sub-Pool 1 had a principal balance as of the Cut-off Date of greater than approximately $741,096 or less than approximately $39,837.

     As of the Cut-off Date, the Mortgage Loans in Sub-Pool 1 had Mortgage Rates (as defined herein) ranging from approximately 6.375% per annum to approximately 9.000% per annum and the weighted average Mortgage Rate was approximately 7.154% per annum. The weighted average remaining term to stated maturity of the Mortgage Loans in Sub-Pool 1 will be approximately 29 years and 6 months as of the Cut-off Date.

     None of the Mortgage Loans in Sub-Pool 1 will have a first Due Date prior to January 1998 or after March 1999, or will have a remaining term to maturity of less than 19 years and 9 months or greater than 30 years as of the Cut-off Date. The latest maturity date of any Mortgage Loan in Sub- Pool 1 is February 2029.

     The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans in Sub-Pool 1 was approximately 77.567%. No Mortgage Loan in Sub-Pool 1 had a Loan-to-Value Ratio at origination greater than approximately 95.00% or less than approximately 8.00%.

     None of the Mortgage Loans in Sub-Pool 1 are Buydown Mortgage Loans.

     The Mortgage Loans in Sub-Pool 1 are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not be equal to the total indicated due to rounding):

      PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN SUB-POOL 1 AT ORIGINATION


                                                                        % OF
                                                    AGGREGATE         AGGREGATE
                                      NUMBER        ORIGINAL          ORIGINAL
RANGE                                   OF         PRINCIPAL         PRINCIPAL
($)                                   LOANS          BALANCE           BALANCE
---                                   -----          -------           -------
       0.01  --   50,000.00.......       1       $     40,000.00          0.03%
  50,000.01  --  100,000.00.......      19          1,362,060.00          0.90
 100,000.01  --  150,000.00.......      12          1,461,545.00          0.97
 150,000.01  --  200,000.00.......       8          1,400,600.00          0.93
 200,000.01  --  250,000.00.......      37          8,944,971.25          5.94
 250,000.01  --  300,000.00.......     177         48,629,669.63         32.27
 300,000.01  --  350,000.00.......     103         33,548,793.16         22.26
 350,000.01  --  400,000.00.......      52         19,577,700.00         12.99
 400,000.01  --  450,000.00.......      25         10,667,223.00          7.08
 450,000.01  --  500,000.00.......      19          8,979,710.00          5.96
 500,000.01  --  550,000.00.......      15          7,906,648.00          5.25
 550,000.01  --  600,000.00.......       3          1,685,000.00          1.12
 600,000.01  --  650,000.00.......       9          5,762,819.00          3.82
 700,000.01  --  750,000.00.......       1            741,750.00          0.49
                                       ---       ---------------        ------
      TOTAL.......................     481       $150,708,489.04        100.00%
                                       ===       ===============        ======




  PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN SUB-POOL 1 AS OF THE CUT-OFF DATE


                                                                      % OF
                                                  AGGREGATE         AGGREGATE
                                                  PRINCIPAL         PRINCIPAL
                                                   BALANCE           BALANCE
                                                 OUTSTANDING       OUTSTANDING
                                    NUMBER          AS OF             AS OF
RANGE                                 OF            THE               THE
($)                                 LOANS       CUT-OFF DATE      CUT-OFF DATE
---                                 -----       ------------      ------------
       0.01  --   50,000.00......      1       $     39,837.39          0.03%
  50,000.01  --  100,000.00......     19          1,360,349.38          0.90
 100,000.01  --  150,000.00......     12          1,459,728.67          0.97
 150,000.01  --  200,000.00......      8          1,398,905.54          0.93
 200,000.01  --  250,000.00......     38          9,181,218.18          6.10
 250,000.01  --  300,000.00......    178         48,902,431.82         32.50
 300,000.01  --  350,000.00......    101         32,883,829.07         21.86
 350,000.01  --  400,000.00......     52         19,547,439.14         12.99
 400,000.01  --  450,000.00......     25         10,655,851.26          7.08
 450,000.01  --  500,000.00......     19          8,955,644.27          5.95
 500,000.01  --  550,000.00......     15          7,894,630.65          5.25
 550,000.01  --  600,000.00......      3          1,681,303.61          1.12
 600,000.01  --  650,000.00......      9          5,754,732.41          3.82
 700,000.01  --  750,000.00......      1            741,095.57          0.49
                                     ---       ---------------        ------
      TOTAL......................    481       $150,456,996.96        100.00%
                                     ===       ===============        ======

    MORTGAGE RATES ON THE MORTGAGE LOANS IN SUB-POOL 1 AS OF THE CUT-OFF DATE


                                                                      % OF
                                                  AGGREGATE         AGGREGATE
                                                  PRINCIPAL         PRINCIPAL
                                                   BALANCE           BALANCE
                                                 OUTSTANDING       OUTSTANDING
                                    NUMBER          AS OF             AS OF
MORTGAGE                              OF            THE               THE
RATE (%)                            LOANS       CUT-OFF DATE      CUT-OFF DATE
--------                            -----       ------------      ------------
 6.000 --  6.499.................      5         $1,720,211.09          1.14%
 6.500 --  6.999.................    118         38,831,432.70         25.81
 7.000 --  7.499.................    244         77,784,730.97         51.70
 7.500 --  7.999.................    109         30,938,091.71         20.56
 8.000 --  8.499.................      3            473,388.73          0.31
 8.500 --  8.999.................      1            649,209.67          0.43
 9.000 --  9.499.................      1             59,932.09          0.04
                                     ---        --------------        ------

     TOTAL.......................    481       $150,456,996.96        100.00%
                                     ===        ==============        ======




        ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS IN SUB-POOL 1


                                                                      % OF
                                                  AGGREGATE         AGGREGATE
                                                  PRINCIPAL         PRINCIPAL
                                                   BALANCE           BALANCE
                                                 OUTSTANDING       OUTSTANDING
                                    NUMBER          AS OF             AS OF
LOAN-TO-VALUE                         OF            THE               THE
RATIO (%)                           LOANS       CUT-OFF DATE      CUT-OFF DATE
-------------                       -----       ------------      ------------
Less than or equal to 25.00.....       1       $    319,737.70          0.21%
25.01  --  30.00................       1             52,761.78          0.04
30.01  --  35.00................       2            545,387.81          0.36
35.01  --  40.00................       2            656,079.70          0.44
40.01  --  45.00................       2            676,442.43          0.45
45.01  --  50.00................      12          2,933,347.68          1.95
50.01  --  55.00................      11          2,846,698.07          1.89
55.01  --  60.00................      13          3,687,889.02          2.45
60.01  --  65.00................      19          6,384,496.80          4.24
65.01  --  70.00................      31          9,545,996.16          6.34
70.01  --  75.00................      66         23,640,729.07         15.71
75.01  --  80.00................     202         61,574,797.19         40.93
80.01  --  85.00................       8          2,899,280.99          1.93
85.01  --  90.00................      66         21,337,727.88         14.18
90.01  --  95.00................      45         13,355,624.68          8.88
                                     ---        --------------        ------


TOTAL...........................     481       $150,456,996.96        100.00%
                                     ===        ==============        ======

          MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS IN SUB-POOL 1


                                                                       % OF
                                                 AGGREGATE           AGGREGATE
                                                 PRINCIPAL           PRINCIPAL
                                                  BALANCE             BALANCE
                                                OUTSTANDING         OUTSTANDING
                                  NUMBER           AS OF               AS OF
                                    OF             THE                 THE
PROPERTY TYPE                     LOANS        CUT-OFF DATE        CUT-OFF DATE
-------------                     -----        ------------        ------------
Single Family...................    357        $111,279,802.45         73.96%
Two- to Four-Family.............     12           3,751,020.00          2.49
Condominium ....................     17           4,951,401.05          3.29
Planned Unit Development........
                                     95          30,474,773.46         20.26
                                     --          -------------         -----

TOTAL...........................    481        $150,456,996.96        100.00%
                                    ===         ==============        ======



     MORTGAGED PROPERTY OCCUPANCY STATUS OF THE MORTGAGE LOANS IN SUB-POOL 1


                                                                       % OF
                                             AGGREGATE               AGGREGATE
                                             PRINCIPAL               PRINCIPAL
                                              BALANCE                 BALANCE
                                            OUTSTANDING             OUTSTANDING
                           NUMBER              AS OF                   AS OF
                             OF                 THE                    THE
OCCUPANCY STATUS            LOANS           CUT-OFF DATE           CUT-OFF DATE
----------------            -----           ------------           ------------
Owner Occupied............    471            $147,376,423.61            97.95%
Non Owner Occupied........      3                 922,144.10             0.61
Second Home...............      7               2,158,429.25             1.43
                              ---            ---------------           ------

TOTAL.....................    481            $150,456,996.96           100.00%
                              ===            ===============           ======


          The occupancy status of a Mortgaged Property is as represented by a mortgagor in its loan application.



                LOAN PURPOSE OF THE MORTGAGE LOANS IN SUB-POOL 1


                                                                      % OF
                                                AGGREGATE           AGGREGATE
                                                PRINCIPAL           PRINCIPAL
                                                 BALANCE             BALANCE
                                               OUTSTANDING         OUTSTANDING
                                 NUMBER           AS OF               AS OF
                                   OF             THE                 THE
LOAN PURPOSE                     LOANS        CUT-OFF DATE        CUT-OFF DATE
------------                     -----        ------------        ------------
Equity-out Refinance............    84        $ 25,557,822.45         16.99%
Purchase........................   256          79,810,145.59         53.05
Refinance.......................   141          45,089,028.92         29.97
                                   ---          -------------         -----

TOTAL...........................   481        $150,456,996.96        100.00%
                                   ===         ==============        ======





                LOAN PROGRAMS OF THE MORTGAGE LOANS IN SUB-POOL 1



                                                                        % OF
                                                   AGGREGATE          AGGREGATE
                                                   PRINCIPAL          PRINCIPAL
                                                    BALANCE            BALANCE
                                                  OUTSTANDING        OUTSTANDING
                                     NUMBER          AS OF              AS OF
                                       OF            THE                THE
LOAN PROGRAM                         LOANS       CUT-OFF DATE       CUT-OFF DATE
------------                         -----       ------------       ------------
Full Documentation Program.........    426       $141,695,377.48      94.18%
Limited Documentation Programs.....     55          8,761,619.48       5.82
                                       ---        --------------       ----

TOTAL..............................    481       $150,456,996.96     100.00%
                                       ===       ===============     ======

        GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN SUB-POOL 1


                                                                        % OF
                                                 AGGREGATE            AGGREGATE
                                                 PRINCIPAL            PRINCIPAL
                                                  BALANCE              BALANCE
                                                OUTSTANDING          OUTSTANDING
                                  NUMBER           AS OF                AS OF
                                    OF              THE                 THE
LOCATION                           LOANS        CUT-OFF DATE        CUT-OFF DATE
--------                           -----        ------------        ------------
Arizona..........................     10       $ 2,936,875.11          1.95%
Arkansas.........................      1            76,643.08          0.05
California.......................    176        59,697,113.53         39.68
Colorado.........................     11         3,292,293.27          2.19
Connecticut......................     11         3,500,437.18          2.33
Delaware.........................      2           522,911.78          0.35
District of Columbia.............      2           750,712.23          0.50
Florida..........................     13         3,925,181.61          2.61
Georgia..........................      6         1,992,646.32          1.32
Hawaii...........................      1           377,682.43          0.25
Idaho............................      2           763,079.95          0.51
Illinois.........................      3           744,042.41          0.49
Indiana..........................      2           555,923.08          0.37
Iowa.............................      2           344,111.88          0.23
Kansas...........................      1           288,113.64          0.19
Kentucky.........................      1           324,740.10          0.22
Louisiana........................      1            73,405.93          0.05
Maryland.........................     12         3,514,206.02          2.34
Massachusetts....................      8         2,512,127.14          1.67
Michigan.........................      4           544,366.39          0.36
Minnesota........................     15         4,472,252.49          2.97
Missouri.........................      2           520,339.80          0.35
Montana..........................      3           476,520.21          0.32
Nebraska.........................      1            54,360.63          0.04
Nevada...........................      5         1,990,647.04          1.32
New Hampshire....................      4           716,190.10          0.48
New Jersey.......................     50        14,961,682.08          9.94
New Mexico.......................      3           923,853.31          0.61
New York.........................     29         9,287,948.03          6.17
North Carolina...................     10         2,602,964.35          1.73
North Dakota.....................      1           251,994.74          0.17
Ohio.............................      1           257,225.92          0.17
Oklahoma.........................      1           395,175.80          0.26
Oregon...........................     11         2,581,316.04          1.72
Pennsylvania.....................     13         3,828,062.25          2.54
South Carolina...................      3           869,475.74          0.58
South Dakota.....................      1           408,688.78          0.27
Tennessee........................      2           680,954.99          0.45
Texas............................     16         4,592,170.95          3.05
Utah.............................      3           999,046.77          0.66
Vermont..........................      3         1,131,630.49          0.75
Virginia.........................     14         4,469,363.72          2.97
Washington.......................     17         5,758,024.42          3.83
Wisconsin........................      4         1,490,495.23          0.99
                                     ---      ---------------        ------

TOTAL............................    481      $150,456,996.96        100.00%
                                     ===      ===============        ======

SUB-POOL 2

     Sub-Pool 2 will consist of Mortgage Loans that are Relocation Mortgage Loans. "Relocation Mortgage Loans" are mortgage loans made to employees of corporations who have a substantial portion of the costs related to the mortgage loan reimbursed by their employer. Some of the expenses eligible for consideration include closing costs, discount points or real estate commissions. "Non-Relocation Mortgage Loans" are any Mortgage Loans that are not Relocation Mortgage Loans.

     The average principal balance of the Mortgage Loans in Sub-Pool 2 at origination was approximately $330,325. No Mortgage Loan in Sub-Pool 2 had a principal balance at origination of greater than approximately $700,000 or less than approximately $240,000. The average principal balance of the Mortgage Loans in Sub-Pool 2 as of the Cut-off Date was approximately $329,631. No Mortgage Loan in Sub-Pool 2 had a principal balance as of the Cut-off Date of greater than approximately $695,275 or less than approximately $239,392.

     As of the Cut-off Date, the Mortgage Loans in Sub-Pool 2 had Mortgage Rates ranging from approximately 5.875% per annum to approximately 7.750% per annum and the weighted average Mortgage Rate was approximately 6.686% per annum. The weighted average remaining term to stated maturity of the Mortgage Loans in Sub-Pool 2 will be approximately 29 years and 2 months as of the Cut-off Date.

     None of the Mortgage Loans in Sub-Pool 2 will have a first Due Date prior to June 1998 or after March 1999, or will have a remaining term to maturity of less than 14 years and 9 months or greater than 30 years as of the Cut-off Date. The latest maturity date of any Mortgage Loan in Sub-Pool 2 is February 2029.

     The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans in Sub-Pool 2 was approximately 80.249%. No Mortgage Loan in Sub-Pool 2 had a Loan-to-Value Ratio at origination greater than approximately 95.00% or less than approximately 38.70%.

     Approximately 2.73% of the Mortgage Loans in Sub-Pool 2, with a principal balance of $1,991,496 as of the Cut-off Date, are Buydown Mortgage Loans. The Buydown Mortgage Loans included in Sub-Pool 2 are subject to temporary buydown plans, pursuant to which the monthly payments made by the mortgagor in the early years of the Mortgage Loan will be less than the scheduled monthly payment thereon, the resulting difference to be made up from an amount contributed by either the Originator or the employer of a relocated borrower (such amount is hereinafter referred to as "Buydown Funds") and placed in a custodial account. Buydown Mortgage Loans provide for interest payments payable by the mortgagor based on a reduced rate of interest (the "Buydown Mortgage Rate") that will be not more than five percentage points less than the otherwise applicable Mortgage Rate. The annual increase in the Buydown Mortgage Rate will not exceed one percentage point and, not later than five years after origination, the Buydown Mortgage Rate will equal the otherwise applicable Mortgage Rate. Generally, the mortgagor under a Buydown Mortgage Loan qualifies for such loan at the Buydown Mortgage Rate. Accordingly, the repayment of a Buydown Mortgage Loan is dependent on the ability of the mortgagor to make larger level monthly mortgage payments than were required at origination.

     The Mortgage Loans in Sub-Pool 2 are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not be equal to the total indicated due to rounding):

      PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN SUB-POOL 2 AT ORIGINATION


                                                                         % OF
                                                     AGGREGATE         AGGREGATE
                                        NUMBER       ORIGINAL          ORIGINAL
RANGE                                     OF        PRINCIPAL         PRINCIPAL
($)                                     LOANS         BALANCE           BALANCE
---                                     -----         -------           -------
 200,000.01  --  250,000.00............    18      $  4,434,475.07        6.07%
 250,000.01  --  300,000.00............    91        24,916,909.40       34.13
 300,000.01  --  350,000.00............    45        14,732,257.20       20.18
 350,000.01  --  400,000.00............    34        12,798,482.97       17.53
 400,000.01  --  450,000.00............    13         5,443,045.00        7.46
 450,000.01  --  500,000.00............     8         3,809,000.00        5.22
 500,000.01  --  550,000.00............     6         3,100,200.00        4.25
 550,000.01  --  600,000.00............     2         1,141,000.00        1.56
 600,000.01  --  650,000.00............     3         1,926,500.00        2.64
 650,000.01  --  700,000.00............     1           700,000.00        0.96
                                          ---       --------------      ------

      TOTAL............................   221       $73,001,869.64      100.00%
                                          ===       ==============      ======



  PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN SUB-POOL 2 AS OF THE CUT-OFF DATE


                                                                        % OF
                                                  AGGREGATE           AGGREGATE
                                                  PRINCIPAL           PRINCIPAL
                                                   BALANCE             BALANCE
                                                 OUTSTANDING         OUTSTANDING
                                    NUMBER          AS OF               AS OF
RANGE                                 OF            THE                 THE
($)                                 LOANS       CUT-OFF DATE        CUT-OFF DATE
---                                 -----       ------------        ------------
 200,000.01  --  250,000.00.......     18       $ 4,424,787.75          6.07%
 250,000.01  --  300,000.00.......     91        24,870,082.27         34.14
 300,000.01  --  350,000.00.......     45        14,698,906.39         20.18
 350,000.01  --  400,000.00.......     35        13,171,145.31         18.08
 400,000.01  --  450,000.00.......     12         5,034,200.47          6.91
 450,000.01  --  500,000.00.......      8         3,800,590.28          5.22
 500,000.01  --  550,000.00.......      6         3,091,931.89          4.24
 550,000.01  --  600,000.00.......      2         1,139,434.82          1.56
 600,000.01  --  650,000.00.......      3         1,922,012.77          2.64
 650,000.01  --  700,000.00.......
                                        1           695,275.45          0.95
                                      ---       --------------        ------

      TOTAL.......................    221       $72,848,367.40        100.00%
                                      ===       ==============        ======


    MORTGAGE RATES ON THE MORTGAGE LOANS IN SUB-POOL 2 AS OF THE CUT-OFF DATE


                                                                      % OF
                                                 AGGREGATE         AGGREGATE
                                                 PRINCIPAL         PRINCIPAL
                                                  BALANCE           BALANCE
                                                OUTSTANDING       OUTSTANDING
MORTGAGE                                           AS OF             AS OF
RATE                             NUMBER OF          THE               THE
(%)                                LOANS        CUT-OFF DATE      CUT-OFF DATE
---                                -----        ------------      ------------
5.500 --  5.999..............         2        $   796,150.78         1.09%
6.000 --  6.499..............        49         16,272,431.92        22.34
6.500 --  6.999..............       124         40,141,518.15        55.10
7.000 --  7.499..............        42         14,356,189.05        19.71
7.500 --  7.999..............         4          1,282,077.50         1.76
                                    ---        --------------       ------
TOTAL...........................    221        $72,848,367.40       100.00%
                                    ===        ==============       ======

        ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS IN SUB-POOL 2


                                                                         % OF
                                                  AGGREGATE         AGGREGATE
                                                  PRINCIPAL         PRINCIPAL
                                                   BALANCE           BALANCE
                                               OUTSTANDING AS      OUTSTANDING
                                                     OF               AS OF
LOAN-TO-VALUE                     NUMBER OF     THE CUT-OFF            THE
RATIO (%)                           LOANS           DATE           CUT-OFF DATE
---------                           -----       -----------       ------------
Less than or equal to 40.00.......     1        $   299,760.09        0.41%
40.01  --  45.00..................     1            299,754.09        0.41
45.01  --  50.00..................     2            621,676.89        0.85
50.01  --  55.00..................     2            984,607.14        1.35
55.01  --  60.00..................     2            543,139.88        0.75
60.01  --  65.00..................     9          3,081,465.97        4.23
65.01  --  70.00..................     9          2,913,642.54        4.00
70.01  --  75.00..................    17          6,054,523.27        8.31
75.01  --  80.00..................   103         34,272,140.61       47.05
80.01  --  85.00..................     8          2,776,053.11        3.81
85.01  --  90.00..................    51         16,178,650.47       22.21
90.01  --  95.00..................    16          4,822,953.34        6.62
                                     ---        --------------      ------

TOTAL.............................   221        $72,848,367.40      100.00%
                                     ===        ==============      ======


          MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS IN SUB-POOL 2


                                                                      % OF
                                               AGGREGATE            AGGREGATE
                                               PRINCIPAL            PRINCIPAL
                                                BALANCE              BALANCE
                                              OUTSTANDING          OUTSTANDING
                                NUMBER           AS OF                AS OF
                                  OF             THE                  THE
PROPERTY TYPE                   LOANS        CUT-OFF DATE         CUT-OFF DATE
-------------                   -----        ------------         ------------
Single Family.................    133        $44,762,371.54         61.45%
Two- to Four-Family...........      1            299,506.75          0.41
Condominium ..................      5          1,717,387.85          2.36
Planned Unit Development......     82         26,069,101.26         35.78
                                  ---        --------------        ------

TOTAL.........................    221        $72,848,367.40        100.00%
                                  ===         =============        ======


     MORTGAGED PROPERTY OCCUPANCY STATUS OF THE MORTGAGE LOANS IN SUB-POOL 2


                                                                    % OF
                                              AGGREGATE           AGGREGATE
                                              PRINCIPAL           PRINCIPAL
                                               BALANCE             BALANCE
                                             OUTSTANDING         OUTSTANDING
                            NUMBER              AS OF               AS OF
                              OF                 THE                THE
OCCUPANCY STATUS             LOANS           CUT-OFF DATE       CUT-OFF DATE
----------------             -----           ------------       ------------
Owner Occupied..............   221         $72,848,367.40         100.00%
                              ----         --------------         -------

TOTAL.......................   221         $72,848,367.40         100.00%
                               ===         ==============         ======

          The occupancy status of a Mortgaged Property is as represented by a mortgagor in its loan application.

        GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN SUB-POOL 2


                                                                     % OF
                                                AGGREGATE          AGGREGATE
                                                PRINCIPAL          PRINCIPAL
                                                 BALANCE            BALANCE
                                               OUTSTANDING        OUTSTANDING
                                 NUMBER           AS OF              AS OF
                                   OF              THE               THE
LOCATION                          LOANS        CUT-OFF DATE      CUT-OFF DATE
--------                          -----        ------------      ------------
Arizona.....................         2         $   667,906.30        0.92%
California..................        47          15,893,200.66       21.82
Colorado....................         7           2,246,634.40        3.08
Connecticut.................        19           7,417,832.82       10.18
District of Columbia........         1             299,506.75        0.41
Florida.....................         6           1,732,853.70        2.38
Georgia.....................         4           1,352,373.89        1.86
Illinois....................        11           3,766,680.92        5.17
Indiana.....................         1             247,582.09        0.34
Kansas......................         1             263,509.66        0.36
Maryland....................         3             972,783.30        1.34
Massachusetts...............         5           1,469,574.26        2.02
Michigan....................         2             758,482.78        1.04
Minnesota...................         3           1,038,894.33        1.43
Missouri....................         3             914,373.85        1.26
Nevada......................         2             635,257.12        0.87
New Jersey..................        16           5,367,157.72        7.37
New York....................        10           3,140,114.89        4.31
North Carolina..............         7           2,256,650.48        3.10
Ohio........................         4           1,228,949.73        1.69
Oregon......................         6           1,704,166.63        2.34
Pennsylvania................        14           4,252,607.96        5.84
Rhode Island................         1             274,739.06        0.38
Tennessee...................         5           1,426,484.29        1.96
Texas.......................         9           2,869,682.67        3.94
Utah........................         2             625,788.93        0.86
Virginia....................        12           4,066,399.34        5.58
Washington..................        18           5,958,178.87        8.18
                                   ---         --------------      ------
TOTAL.......................       221         $72,848,367.40      100.00%
                                   ===         ==============      ======


                LOAN PURPOSE OF THE MORTGAGE LOANS IN SUB-POOL 2


                                                                   % OF
                                            AGGREGATE            AGGREGATE
                                            PRINCIPAL            PRINCIPAL
                                             BALANCE              BALANCE
                                           OUTSTANDING          OUTSTANDING
                               NUMBER         AS OF                AS OF
                                 OF           THE                  THE
LOAN PURPOSE                   LOANS      CUT-OFF DATE         CUT-OFF DATE
------------                   -----      ------------         ------------
Purchase......................   221     $72,848,367.40           100.00%
                                 ---     --------------           ------
TOTAL.........................   221     $72,848,367.40           100.00%
                                 ===     ==============           ======


                LOAN PROGRAMS OF THE MORTGAGE LOANS IN SUB-POOL 2



                                                                        % OF
                                                    AGGREGATE         AGGREGATE
                                                    PRINCIPAL         PRINCIPAL
                                                     BALANCE           BALANCE
                                                   OUTSTANDING       OUTSTANDING
                                        NUMBER        AS OF             AS OF
                                          OF          THE               THE
LOAN PROGRAM                            LOANS     CUT-OFF DATE      CUT-OFF DATE
------------                            -----     ------------      ------------
Full Documentation Program...........    221      $72,848,367.40       100.00%
                                         ---       -------------       ------

TOTAL................................    221      $72,848,367.40       100.00%
                                         ===       =============       ======

UNDERWRITING STANDARDS; REPRESENTATIONS

     The Mortgage Loans will be acquired by the Depositor from the Mortgage Loan Seller, who in turn will have acquired certain of the Mortgage Loans from the Originator and certain of the Mortgage Loans from Bishop's Gate. Bishop's Gate previously acquired such Mortgage Loans from the Originator. All of the Mortgage Loans were originated or acquired by the Originator generally in accordance with the underwriting criteria described below.

     The information set forth below with regard to the Originator's underwriting standards has been provided to the Depositor by the Originator. None of the Depositor, the Mortgage Loan Seller, the Trustee, the Underwriter or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.

     The underwriting standards of the Originator under the "Full Documentation Program" generally allow loan-to-value ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000, up to 80% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $750,000 and up to 60% for mortgage loans with principal balances of up to $1,000,000. Any mortgage loans originated with a loan-to-value ratio at origination in excess of 80% are required to have primary mortgage insurance. In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on the proposed mortgage loan and (ii) to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan, the Originator generally applies ratios of up to 33% and 38%, respectively, of the proposed borrower's acceptable stable monthly gross income. From time to time, the Originator makes loans where these ratios are exceeded. In those instances, the Originator's underwriters typically look at mitigating factors such as the liquidity of the mortgagor, the stability of the real estate market where the mortgaged property is located, and local economic conditions. In addition, with respect to mortgage loans secured by owner-occupied condominium units, the Originator generally will fund up to the lesser of 10 units or 50% of the total units in a project.

     The Originator also originates mortgage loans pursuant to alternative sets of underwriting criteria under its reduced documentation program ("Reduced Documentation Program"), no asset, no income program ("No Asset, No Income Program"), and rate term refinance limited documentation program ("Streamlined Documentation Program", collectively with the Reduced Documentation Program and the No Asset, No Income Program, the "Limited Documentation Programs"). Each of these programs is designed to facilitate the loan approval process. Under the Reduced Documentation Program and the No Asset, No Income Program, certain documentation concerning income/employment and asset verification is reduced or excluded. Loans underwritten under the Reduced Documentation Program and the No Asset, No Income Program are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion. Permitted maximum loan-to-value ratios under the Reduced Documentation Program and the No Asset, No Income Program are generally more restrictive than those under the standard underwriting criteria of the Originator.

     Under the Streamlined Documentation Program, which is generally available only to the Originator's portfolio refinances having an original loan-to-value ratio of 80% or less and no mortgage delinquencies in the past 12 months, rate and term refinance loans are underwritten based solely on the original appraisal and limited credit verification, if any. Although no current appraisal of the property is obtained with respect to the origination of these mortgage loans, a "drive-by" appraisal may be obtained in certain cases.

     From time to time, exceptions to the Originator's underwriting policies may be made. Such exceptions may be made on a loan-by-loan basis at the discretion of the Originator's underwriter. Exceptions may be made only after consideration of certain mitigating factors such as borrower capacity, liquidity, employment and residential stability and local economic conditions.

     The Originator will make representations and warranties as of the Closing Date with respect to the Mortgage Loans (including the Mortgage Loans acquired by the Mortgage Loan Seller from Bishop's Gate), and will be obligated to repurchase any such Mortgage Loan in respect of which a material breach of the representations and warranties it has made has occurred (other than those breaches which have been cured). For a discussion of the representations and warranties made and the repurchase obligation, see "Mortgage Loan Program--Representations by or on behalf of the Mortgage Loan Seller; Repurchases" in the Prospectus.

ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans may vary.



                            YIELD ON THE CERTIFICATES


DELAY IN DISTRIBUTIONS ON THE OFFERED CERTIFICATES

     The effective yield to holders of the Offered Certificates of each class will be less than the yields otherwise produced by their respective Pass-Through Rates (as defined herein) and purchase prices because (i) on the first Distribution Date one month's interest is payable thereon even though 54 days will have elapsed from the date on which interest begins to accrue thereon, (ii) on each succeeding Distribution Date the interest payable thereon is the interest accrued during the month preceding the month of such Distribution Date, which ends 24 days prior to such Distribution Date and (iii) during each Interest Accrual Period (other than the first Interest Accrual Period), interest accrues on a Certificate Principal Balance or Notional Amount that is less than the Certificate Principal Balance or Notional Amount of such class actually outstanding for the first 24 days of such Interest Accrual Period.


CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. When a partial principal prepayment is made on a

Mortgage Loan, the mortgagor is not charged interest on the amount of such prepayment for the month in which such prepayment is made. In addition, the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), to any Mortgage Loan will adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on such Mortgage Loan. See "Certain Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus. The Master Servicer is obligated to pay from its own funds interest shortfalls attributable to full and partial prepayments by the mortgagors on the Mortgage Loans, but only to the extent of its aggregate Servicing Fee for the related Due Period (as defined herein). See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" herein. Accordingly, the effect of (i) any principal prepayments on the Mortgage Loans, to the extent that any resulting shortfall (a "Prepayment Interest Shortfall") exceeds any payments made by the Master Servicer from its own funds ("Compensating Interest") or (ii) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the Certificates, other than holders of the Class PO Certificates or holders of the Class B-6PO Certificates. Any such shortfalls will be allocated among the Certificates, other than the Class PO Certificates and the Class B-6PO Certificates, as provided herein under "Description of the Certificates--Interest Distributions".

GENERAL PREPAYMENT CONSIDERATIONS

     The rate of principal payments on each class of Offered Certificates (other than the Class IO Certificates), the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of such Mortgage Loans and by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor, the Mortgage Loan Seller, the Originator or the Master Servicer, as the case may be). The Mortgage Loans may be prepaid by the mortgagors at any time without penalty. All of the Mortgage Loans contain due-on-sale clauses. As described under "Description of the Certificates--Principal Distributions on the Senior Certificates" herein, prior to the Distribution Date in March 2004, all principal prepayments on the related Mortgage Loans will be allocated to the related Class A Certificates (as defined herein) and the Class PO Certificates and to the non-related Class A Certificates to the extent described herein. Thereafter, as further described herein, during certain periods, subject to certain loss and delinquency criteria described herein, the Class A Prepayment Percentage (as defined herein) may continue to be disproportionately large (relative to the related Class A Percentage) and the percentage of principal prepayments payable to the Subordinate Certificates from either Sub-Pool may continue to be disproportionately small.

     Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions in respect of principal to the holders of the class or classes of Offered Certificates then entitled to receive such distributions that otherwise would be distributed over the remaining terms of the Mortgage Loans. See "Maturity and Prepayment Considerations" in the Prospectus. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the related Mortgage Loans. Further, an investor should consider, in the case of any such Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the related Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any such Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of such Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     The yield to maturity on the Class IO Certificates will be extremely sensitive to prepayments on the Class IO Mortgage Loans (as defined herein), and most sensitive to prepayments on Class IO Mortgage Loans with relatively high Mortgage Rates. See "--Yield Sensitivity of the Class IO Certificates" herein.

     It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the related Mortgage Loans may significantly affect the actual yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

     Because principal distributions are paid to certain classes of Offered Certificates before other such classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses (because such Certificates will represent an increasing percentage interest in the Trust Fund during the period prior to the commencement of distributions of principal thereon) than holders of classes having earlier priorities for distribution of principal. In particular, with respect to the Lockout Certificates and the Senior Support Lockout Certificates, as described under "Description of the Certificates--Principal Distributions on the Senior Certificates" herein, during certain periods, no principal payments or a disproportionately small portion of the Group 1 Class A Principal Distribution Amount will be distributed on the Lockout Certificates and the Senior Support Lockout Certificates, and during certain other periods, a disproportionately large portion of the Group 1 Class A Principal Distribution Amount will be distributed on the Lockout Certificates and the Senior Support Lockout Certificates. Unless the Certificate Principal Balances of the Group 1 Class A Certificates (other than the Lockout Certificates and the Senior Support Lockout Certificates) have been reduced to zero, the Lockout Certificates and the Senior Support Lockout Certificates will not be entitled to receive any distribution of principal payments prior to the Distribution Date in March 2004. In addition, investors in the Offered Subordinate Certificates should note that prior to the distribution date in March 2004, the Offered Subordinate Certificates will be entitled to receive distributions allocable to principal based on a disproportionately small percentage (which may be 0%) of principal prepayments on the mortgage loans from either sub-pool.

     The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

     In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a Mortgage Loan, there can be no assurance that recourse beyond the specific Mortgaged Property pledged as security for repayment will be available. See "The Mortgage Pool--Underwriting Standards; Representations" herein.


MARKET INTEREST RATE AND SUBORDINATION YIELD CONSIDERATIONS

     Because the Mortgage Rates on the Mortgage Loans and the Pass-Through Rates on the Offered Certificates (other than the Class IO Certificates) are fixed, such rates will not change in response to changes in market interest rates. Accordingly, if mortgage market interest rates or market yields for securities similar to such Offered Certificates were to rise, the market value of such Offered Certificates may decline.

     As described under "Description of the Certificates--Allocation of Losses; Subordination", amounts otherwise distributable to holders of the Subordinate Certificates may be made available to protect the holders of the Senior Certificates against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by P&I Advances, and amounts otherwise distributable to holders of the Subordinate Certificates with a higher numerical class designation may be made available to protect the holders of Subordinate Certificates with a lower numerical class designation against such interruptions in distributions. Such delinquencies may affect the yield to investors on such classes of the Subordinate Certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of such classes of Subordinate Certificates. Furthermore, the Class PO Certificates will share in the principal portion of Realized Losses on the Mortgage Loans only to the extent that they are incurred with respect to Class PO Mortgage Loans (as defined herein) and only to the extent of the related Class PO Percentage (as defined herein); thus, after the Subordinate Certificates are retired or in the case of Excess Losses (as defined herein), the Senior Certificates (other than the Class PO Certificates) may be affected to a greater extent by losses on the Class IO Mortgage Loans than losses on Class PO Mortgage Loans.

     In addition, a larger than expected rate of delinquencies or losses will affect the rate of principal payments on each class of the Subordinate Certificates if it delays the scheduled reduction of the Class A Prepayment Percentage, triggers an increase of the Class A Prepayment Percentage to 100% or triggers a lockout of one or more classes of Subordinate Certificates from distributions of certain portions of either Subordinate Principal Distribution Amount. See "Description of the Certificates--Principal Distributions on the Senior Certificates" and "--Principal Distributions on the Subordinate Certificates" herein.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates of each class will be influenced by the rate at which principal on the related Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to such Mortgage Loans), and the timing thereof.

     Except as otherwise described under "Description of the Certificates--Principal Distributions on the Senior Certificates" herein, any distributions of principal to the Group 1 Class A Certificates will be made to the classes of such Certificates according to the priorities described herein, rather than on a PRO RATA basis among such classes, unless the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero. The timing of commencement of principal distributions to each class of the Group 1 Class A Certificates and the weighted average life of each such class will be affected by the rates of prepayment on the Mortgage Loans in Sub-Pool 1 (and the Mortgage Loans in the other Sub-Pool to the extent of cross-collateralization as provided herein) experienced both before and after the commencement of principal distributions on each such class. Moreover, because the Lockout Certificates and the Senior Support Lockout Certificates do not receive (unless the Certificate Principal Balances of the Group 1 Class A Certificates, other than the Lockout Certificates and the Senior Support Lockout Certificates, have been reduced to zero) any portion of principal payments prior to the Distribution Date occurring in March 2004 and thereafter will receive (unless the Certificate Principal Balances of the Group 1 Class A Certificates, other than the Lockout Certificates and the Senior Support Lockout Certificates, have been reduced to zero) a disproportionately small or large portion of principal payments, the weighted average life of the Lockout Certificates and the Senior Support Lockout Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Lockout Certificates and the Senior Support Lockout Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for the other classes of Group 1 Class A Certificates entitled to principal distributions.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") assumes a prepayment rate for the Mortgage Loans of 275% SPA. The standard prepayment assumption ("SPA") represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of at 6% per annum each month. 275% SPA assumes, for example, prepayment rates will be approximately 0.55% per annum in month one, approximately 1.10% per annum in month two, reaching approximately 16.5% per annum in month thirty and remaining constant at 16.5% per annum thereafter. SPA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. No representation is made that the Mortgage Loans will prepay at the above-described rate or any other rate or that the Mortgage Loans in each Sub-Pool will prepay at the same rate.

     The table following the next paragraph indicates the percentage of the initial Certificate Principal Balance of the indicated classes of Certificates that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of such classes of Certificates. The table is based on the following assumptions (the "Modeling Assumptions"): (i) the Mortgage Pool consists of four assumed Mortgage Loans with the characteristics set forth in the table below, (ii) distributions on such Certificates are received, in cash, on the 25th day of each month, commencing in March 1999, (iii) the Mortgage Loans prepay at the percentages of the Prepayment Assumption indicated, (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no shortfalls due to the application of the Relief Act are incurred, (v) none of the Depositor, the Mortgage Loan Seller, the Originator, the Master Servicer or any other person purchases from the Trust Fund any Mortgage Loan pursuant to any obligation or option under the Agreement (except as indicated in footnote (2) in the table), (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in March 1999, and are computed prior to giving effect to any prepayments received in the prior month, (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in February 1999, and include 30 days' interest thereon, (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, Mortgage Rate and remaining term to maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity, (ix) the Certificates are purchased on February 25, 1999 and (x) the Servicing Fee Rate is as provided in the following chart.


                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                              REMAINING
  PRINCIPAL BALANCE                         ORIGINAL TERM        TERM
      AS OF THE              MORTGAGE        TO MATURITY     TO MATURITY            SERVICING
    CUT-OFF DATE               RATE           (MONTHS)         (MONTHS)              FEE RATE
    ------------               ----           --------         --------              --------
      $8,831,743.05     6.3345774940%            356              355      0.2000000000% per annum
    $141,625,253.91     6.9846313350%            357              355      0.2074575364% per annum
     $37,989,403.41     6.2125193710%            346              344      0.2369903324% per annum
     $34,858,963.99     6.7324786480%            360              358      0.2102463405% per annum


The first hypothetical Mortgage Loan above is a Mortgage Loan in Sub-Pool 1 that is a Class PO Mortgage Loan. The second hypothetical Mortgage Loan above is a Mortgage Loan in Sub-Pool 1 that is a Class IO Mortgage Loan. The third hypothetical Mortgage Loan above is a Mortgage Loan in Sub-Pool 2 that is a Class PO Mortgage Loan. The fourth hypothetical Mortgage Loan above is a Mortgage Loan in Sub-Pool 2 that is a Class IO Mortgage Loan.

     There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the table below. Any such discrepancy may have an effect upon the percentages of the initial Certificate Principal Balances outstanding (and the weighted average lives) of the classes of Certificates set forth in the table. In addition, to the extent that the actual Mortgage Loans included in each Sub-Pool have characteristics that differ from those assumed in preparing the table below, such classes of Certificates may mature earlier or later than indicated by the table below. Based on the foregoing assumptions, the table below indicates the weighted average life of each class of the Class A Certificates and the Subordinate Certificates and sets forth the percentage of the initial Certificate Principal Balance of each such class of Certificates that would be outstanding after each of the dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in either Sub-Pool. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Balance (and weighted average lives) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of the Prepayment Assumption.

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                                            CLASS A1-2 CERTIFICATES
                                                  CLASS A1-1 CERTIFICATES                 AND CLASS A1-3 CERTIFICATES
                                                  -----------------------                 ---------------------------
    DISTRIBUTION DATE                     0%    100%   275%   325%   400%   500%      0%  100%  275%  325%   400%   500%
    -----------------                     --    ----   ----   ----   ----   ----      --  ----  ----  ----   ----   ----
    Closing Date....................       100    100     100    100    100   100     100  100   100    100    100   100
    February 25, 2000...............        99     96      92     90     89    86     100  100   100    100    100   100
    February 25, 2001...............        97     89      75     71     65    57     100  100   100    100    100   100
    February 25, 2002...............        95     79      53     47     37    25     100  100   100    100    100   100
    February 25, 2003...............        94     70      36     27     16     3     100  100   100    100    100   100
    February 25, 2004...............        92     61      21     12      0     0     100  100   100    100    100    67
    February 25, 2005...............        90     54      10      1      0     0     100  100   100    100     74    32
    February 25, 2006...............        87     47       1      0      0     0     100  100   100     82     55     7
    February 25, 2007...............        85     40       0      0      0     0     100  100    87     68     34     0
    February 25, 2008...............        83     35       0      0      0     0     100  100    76     58     22     0
    February 25, 2009...............        80     30       0      0      0     0     100  100    67     47     17     0
    February 25, 2010...............        78     25       0      0      0     0     100  100    60     37     12     0
    February 25, 2011...............        75     21       0      0      0     0     100  100    51     29      9     0
    February 25, 2012...............        72     16       0      0      0     0     100  100    42     22      7     0
    February 25, 2013...............        69     12       0      0      0     0     100  100    34     17      5     0
    February 25, 2014...............        65      9       0      0      0     0     100  100    27     14      4     0
    February 25, 2015...............        61      5       0      0      0     0     100  100    22     10      3     0
    February 25, 2016...............        57      2       0      0      0     0     100  100    17      8      2     0
    February 25, 2017...............        53      0       0      0      0     0     100   96    14      6      1     0
    February 25, 2018...............        48      0       0      0      0     0     100   89    11      5      1     0
    February 25, 2019...............        43      0       0      0      0     0     100   82     8      4      1     0
    February 25, 2020...............        38      0       0      0      0     0     100   75     6      3      0     0
    February 25, 2021...............        32      0       0      0      0     0     100   68     5      2      0     0
    February 25, 2022...............        26      0       0      0      0     0     100   62     4      1      0     0
    February 25, 2023...............        20      0       0      0      0     0     100   56     3      1      0     0
    February 25, 2024...............        12      0       0      0      0     0     100   45     2      1      0     0
    February 25, 2025...............         5      0       0      0      0     0     100   34     1      0      0     0
    February 25, 2026...............         0      0       0      0      0     0      91   24     1      0      0     0
    February 25, 2027...............         0      0       0      0      0     0      69   14     0      0      0     0
    February 25, 2028...............         0      0       0      0      0     0      31    5     0      0      0     0
    February 25, 2029...............         0      0       0      0      0     0       0    0     0      0      0     0
    Weighted Average Life
      in Years(1)...................      17.1    7.4     3.4    3.0    2.6   2.3    28.5 24.0  12.9   10.7    8.0   5.6
    Weighted Average Life
      in Years(2)...................      17.1    7.4     3.4    3.0    2.6   2.3    27.9 22.2  11.0    9.2    7.2   5.6

-----------------

(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the Certificate.

(2) Calculated pursuant to footnote one but assumes the Master Servicer exercises its option to purchase the Mortgage Loans. See "Pooling and Servicing Agreement--Termination" herein.

                                                 (TABLE CONTINUED ON NEXT PAGE.)

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION



                                             LOCKOUT CERTIFICATES AND
                                           SENIOR SUPPORT LOCKOUT CERTIFICATES             CLASS A1-5 CERTIFICATES
                                           -----------------------------------             -----------------------
    DISTRIBUTION DATE                       0%    100%   275%   325%   400%   500%      0%   100%  275%  325%   400%   500%
    -----------------                      ---    ----   ----   ----   ----   ----     ---   ----  ----  ----   ----   ----
    Closing Date....................       100    100     100    100    100   100      100   100   100    100    100   100
    February 25, 2000...............       100    100     100    100    100   100       99    97    93     92     91    89
    February 25, 2001...............       100    100     100    100    100   100       98    91    79     76     71    65
    February 25, 2002...............       100    100     100    100    100   100       96    83    62     56     48    39
    February 25, 2003...............       100    100     100    100    100   100       95    75    47     40     31    20
    February 25, 2004...............       100    100     100    100    100   100       93    68    35     27     18     4
    February 25, 2005...............       100     98      94     93     91    88       91    62    26     18      7     0
    February 25, 2006...............        99     95      86     84     80    74       90    56    19     10      0     0
    February 25, 2007...............        98     90      76     72     66    54       88    51    12      4      0     0
    February 25, 2008...............        96     84      65     60     52    36       86    46     7      0      0     0
    February 25, 2009...............        94     77      53     47     39    24       84    42     4      0      0     0
    February 25, 2010...............        92     71      43     37     29    17       82    38     1      0      0     0
    February 25, 2011...............        89     65      35     29     21    11       79    35     0      0      0     0
    February 25, 2012...............        87     59      28     23     16     8       77    31     0      0      0     0
    February 25, 2013...............        84     54      23     18     11     5       74    28     0      0      0     0
    February 25, 2014...............        81     49      18     14      8     4       71    25     0      0      0     0
    February 25, 2015...............        78     44      15     11      6     2       68    22     0      0      0     0
    February 25, 2016...............        74     40      12      8      4     2       65    19     0      0      0     0
    February 25, 2017...............        70     35       9      6      3     1       61    16     0      0      0     0
    February 25, 2018...............        66     31       7      5      2     1       58    13     0      0      0     0
    February 25, 2019...............        62     27       6      4      2     0       53    10     0      0      0     0
    February 25, 2020...............        57     24       4      3      1     0       49     7     0      0      0     0
    February 25, 2021...............        52     20       3      2      1     0       44     5     0      0      0     0
    February 25, 2022...............        47     17       3      1      1     0       39     2     0      0      0     0
    February 25, 2023...............        41     14       2      1      0     0       34     0     0      0      0     0
    February 25, 2024...............        35     11       1      1      0     0       28     0     0      0      0     0
    February 25, 2025...............        28      9       1      0      0     0       22     0     0      0      0     0
    February 25, 2026...............        21      6       1      0      0     0       14     0     0      0      0     0
    February 25, 2027...............        13      4       0      0      0     0        5     0     0      0      0     0
    February 25, 2028...............         5      1       0      0      0     0        0     0     0      0      0     0
    February 25, 2029...............         0      0       0      0      0     0        0     0     0      0      0     0

    Weighted Average Life
      in Years(1)...................      21.2   15.8    11.4   10.7    9.9   8.8     19.0   9.8   4.4    3.8    3.2   2.7
    Weighted Average Life
      in Years(2)...................      21.1   15.3    10.1    9.2    8.1   7.0     19.0   9.8   4.4    3.8    3.2   2.7

-----------------

(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the Certificate.

(2) Calculated pursuant to footnote one but assumes the Master Servicer exercises its option to purchase the Mortgage Loans. See "Pooling and Servicing Agreement--Termination" herein.
                                                 (TABLE CONTINUED ON NEXT PAGE.)

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION



                                                  CLASS A2 CERTIFICATES                   SUBORDINATE CERTIFICATES
    DISTRIBUTION DATE                       0%    100%   275%   325%   400%   500%      0%  100%  275%  325%    400%   500%
    -----------------                      ---    ----   ----   ----   ----   ----     ---  ----  ----  ----    ----   ----
    Closing Date....................       100    100     100    100    100   100      100   100   100    100    100   100
    February 25, 2000...............        99     97      94     93     92    90       99    99    99     99     99    99
    February 25, 2001...............        98     92      82     79     75    70       98    98    98     98     98    98
    February 25, 2002...............        96     85      67     62     56    47       97    97    97     97     97    97
    February 25, 2003...............        95     78      54     49     41    31       95    95    95     95     95    95
    February 25, 2004...............        93     72      44     38     29    20       94    94    94     94     94    94
    February 25, 2005...............        92     67      36     29     21    13       92    91    88     87     85    83
    February 25, 2006...............        90     61      29     23     15     9       91    87    80     78     75    71
    February 25, 2007...............        88     56      23     18     11     6       89    82    70     67     62    56
    February 25, 2008...............        86     52      19     14      8     4       87    77    60     55     49    41
    February 25, 2009...............        84     48      16     11      6     3       85    70    49     44     36    28
    February 25, 2010...............        82     44      13      9      5     2       83    64    40     34     27    19
    February 25, 2011...............        80     40      10      7      3     1       81    59    32     27     20    13
    February 25, 2012...............        77     36       8      5      2     1       78    54    26     21     15     9
    February 25, 2013...............        74     33       7      4      2     1       76    49    21     16     11     6
    February 25, 2014...............        71     30       5      3      1     0       73    44    17     13      8     4
    February 25, 2015...............        68     27       4      2      1     0       70    40    14     10      6     3
    February 25, 2016...............        65     24       3      2      1     0       67    36    11      7      4     2
    February 25, 2017...............        61     21       3      1      0     0       63    32     9      6      3     1
    February 25, 2018...............        58     19       2      1      0     0       59    28     7      4      2     1
    February 25, 2019...............        54     16       2      1      0     0       55    25     5      3      2     1
    February 25, 2020...............        49     14       1      1      0     0       51    21     4      2      1     0
    February 25, 2021...............        45     12       1      0      0     0       47    18     3      2      1     0
    February 25, 2022...............        40     10       1      0      0     0       42    15     2      1      1     0
    February 25, 2023...............        34      8       1      0      0     0       36    13     2      1      0     0
    February 25, 2024...............        29      6       0      0      0     0       31    10     1      1      0     0
    February 25, 2025...............        23      5       0      0      0     0       25     8     1      0      0     0
    February 25, 2026...............        16      3       0      0      0     0       18     5     0      0      0     0
    February 25, 2027...............         9      2       0      0      0     0       11     3     0      0      0     0
    February 25, 2028...............         3      1       0      0      0     0        4     1     0      0      0     0
    February 25, 2029...............         0      0       0      0      0     0        0     0     0      0      0     0
    Weighted Average Life
      in Years(1)...................      19.1   11.1     5.8    5.1    4.3   3.5     19.5  14.7  10.8   10.1    9.4   8.7
    Weighted Average Life
      in Years(2)...................      19.1   10.9     5.4    4.7    4.0   3.3     19.4  14.3   9.5    8.8    7.8   6.7
-----------------

(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the Certificate.

(2) Calculated pursuant to footnote one but assumes the Master Servicer exercises its option to purchase the Mortgage Loans. See "Pooling and Servicing Agreement--Termination" herein.
                                              (TABLE CONTINUED FROM PRIOR PAGE.)

     There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of the Prepayment Assumption indicated in the table above or to any other level, or that the actual weighted average life of any class of Certificates will conform to any of the weighted average life set forth in the table above. Furthermore, the information contained in the table with respect to the weighted average life of each specified class of Certificates is not necessarily indicative of the weighted average life of each such class that might be calculated or projected under different or varying prepayment assumptions.

     The characteristics of the Mortgage Loans in each Sub-Pool will differ from those assumed in preparing the table above. In addition, it is unlikely that any Mortgage Loan will prepay at any percentage of the Prepayment Assumption until maturity or that all of the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.


YIELD SENSITIVITY OF THE CLASS IO CERTIFICATES

     The yield to maturity of the Class IO Certificates will be extremely sensitive to the prepayment, repurchase and default experience on the Class IO Mortgage Loans, which may fluctuate significantly from time to time. A rapid rate of principal payments on the Class IO Mortgage Loans will have a materially negative effect on the yield to maturity of the Class IO Certificates. Principal prepayments on Class IO Mortgage Loans with higher Stripped Interest Rates (as defined herein) will have a greater negative impact on the yield to maturity of the Class IO Certificates than principal prepayments on Class IO Mortgage Loans with lower Stripped Interest Rates. There can be no assurance that the Class IO Mortgage Loans will prepay at any particular rate. Prospective investors in the Class IO Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

     The following table indicates the sensitivity of the yield of the Class IO Certificates to various rates of prepayment on the Mortgage Loans and the corresponding pre-tax yield on a corporate bond equivalent basis. The table set forth below has been prepared based on the Modeling Assumptions.


             PRE-TAX YIELD TO MATURITY ON THE CLASS IO CERTIFICATES
               AT VARIOUS PERCENTAGES OF THE PREPAYMENT ASSUMPTION



        ASSUMED AGGREGATE
         PURCHASE PRICE               PERCENTAGES OF THE PREPAYMENT ASSUMPTION
         --------------               ----------------------------------------
                                0%       100%       275%      325%      400%      500%
                                --       ----       ----      ----      ----      ----

$3,349,580................... 21.93%    16.70%     7.30%     4.55%     0.37%    (5.30)%


     On the basis of a constant prepayment rate of approximately 406% of the Prepayment Assumption and the purchase price assumed above, the yield to maturity of the Class IO Certificates would be approximately 0%. If the actual prepayment rate were to exceed such rate, initial investors in the Class IO Certificates would not fully recover their initial investment.

     The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class IO

Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Class IO Certificates, which does not include accrued interest, and by converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) on the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class IO Certificates and consequently does not purport to reflect the return on any investment in the Class IO Certificates when such reinvestment rates are considered.

     The characteristics of the Mortgage Loans will differ from those assumed in preparing the table above. There can be no assurance that the cash flows on the Class IO Certificates will correspond to those used to determine the pre-tax yields shown above or that the aggregate purchase price of the Class IO Certificates will be as assumed. It is unlikely that any Mortgage Loan will prepay at the specified percentages of the Prepayment Assumption until maturity or that all of the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. The portion of interest payments on the Class IO Mortgage Loans distributable to the Class IO Certificates will vary from Class IO Mortgage Loan to Class IO Mortgage Loan, and will be greater with respect to Class IO Mortgage Loans with higher Mortgage Rates. Accordingly, the yield on the Class IO Certificates will be lower than indicated in the applicable table above with respect to any particular average prepayment rate if Class IO Mortgage Loans with higher Mortgage Rates prepay faster than Class IO Mortgage Loans with lower Mortgage Rates, assuming no variation in Mortgage Loan principal balance. There can be no assurance that the Class IO Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate, or that Class IO Mortgage Loans with relatively high Mortgage Rates will prepay at the same rate as the Class IO Mortgage Loans generally. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class IO Certificates.


YIELD SENSITIVITY OF THE CLASS PO CERTIFICATES

     To illustrate the significance of the effect of prepayments on the Class PO Certificates, the following table indicates the relationship between the assumed purchase price and the pre-tax yield to maturity on the Class PO Certificates at various percentages of the Prepayment Assumption stated on a corporate bond equivalent basis. The table set forth below has been prepared based on the Modeling Assumptions. The pre-tax yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid to the Class PO Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Class PO Certificates and by converting such monthly rates to corporate bond equivalent yields.


             PRE-TAX YIELD TO MATURITY ON THE CLASS PO CERTIFICATES
               AT VARIOUS PERCENTAGES OF THE PREPAYMENT ASSUMPTION



        ASSUMED AGGREGATE
         PURCHASE PRICE                     PERCENTAGES OF THE PREPAYMENT ASSUMPTION
         --------------                     ----------------------------------------
                                      0%       100%       275%      325%      400%      500%
                                      --       ----       ----      ----      ----      ----

$1,238,219.......................   2.42%     4.38%      8.45%     9.60%     11.27%    13.40%


     The characteristics of the Class PO Mortgage Loans will differ from those assumed in preparing the table above. There can be no assurance that the Class PO Mortgage Loans will prepay at any of the rates shown in such table or at any other particular rate, that the pre-tax yield on the Class PO Certificates will correspond to any such yields shown herein or that the aggregate purchase price of the Class PO Certificates will be as assumed. It is unlikely that any Class PO Mortgage Loan will prepay at the specified percentages of the Prepayment Assumption until maturity or that all of the Class PO Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. The portion of principal payments on the Class PO Mortgage Loans distributable to the Class PO Certificates will vary from Class PO Mortgage Loan to Class PO Mortgage Loan, and will be greater with respect to Class PO Mortgage Loans with lower Mortgage Rates. Accordingly, the yield on the Class PO Certificates will be lower than indicated in the foregoing table with respect to any particular average prepayment rate if Class PO Mortgage Loans with lower Mortgage Rates prepay slower than Class PO Mortgage Loans with higher Mortgage Rates, assuming no variation in Mortgage Loan principal balance. There can be no assurance that the Class PO Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate, or that Class PO Mortgage Loans with relatively low Mortgage Rates will prepay at the same rate as the Class PO Mortgage Loans generally. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.


YIELD SENSITIVITY OF THE SENIOR SUPPORT LOCKOUT CERTIFICATES

     If the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, the yield to maturity on the Senior Support Lockout Certificates will become extremely sensitive to losses on the Mortgage Loans in Sub-Pool 1. Such Certificates will bear a greater risk of losses than the other classes of Group 1 Class A Certificates because in addition to the PRO RATA share of losses allocable to such certificates, the portion of any Realized Losses allocable to the Class A1-5 Certificates will also be allocated to the Senior Support Lockout Certificates.

YIELD SENSITIVITY OF THE SUBORDINATE CERTIFICATES

     If the Certificate Principal Balances of the Class B-6PO Certificates, Class B-5 Certificates, Class B-4 Certificates, Class B-3 Certificates and Class B-2 Certificates have been reduced to zero, the yield to maturity on the Class B-1 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of such losses will be allocated to the Class B-1 Certificates. If the Certificate Principal Balances of the Class B-6PO Certificates, Class B-5 Certificates, Class B-4 Certificates and Class B-3 Certificates have been reduced to zero, the yield to maturity on the Class B-2 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of such losses will be allocated to the Class B- 2 Certificates. If the Certificate Principal Balances of the Class B-6PO Certificates, Class B-5 Certificates and Class B-4 Certificates have been reduced to zero, the yield to maturity on the Class B-3 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of such losses will be allocated to the Class B-3 Certificates. The initial undivided interest in the Trust Fund evidenced by the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6PO Certificates is approximately 2.00%, approximately 0.90%, approximately 0.35%, approximately 0.35%, approximately 0.15% and approximately 0.25%, respectively.

     Defaults on the Mortgage Loans may be measured relative to a default standard or model. The model used in the following tables, the standard default assumption ("SDA"), represents an assumed rate of default each month relative to the then outstanding principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. As used in the table below, "0.00% SDA" assumes default rates equal to 0% of SDA (no defaults). Correspondingly, "50% SDA" assumes default rates equal to the product of 0.50 and the 100% SDA assumed default rate. SDA does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans, including the Mortgage Loans.

     The following tables indicate the sensitivity of the pre-tax yield to maturity on the Class B-2 Certificates and the Class B-3 Certificates to various rates of prepayment and varying levels of aggregate Realized Losses by projecting the monthly aggregate cash flows on such Certificates and computing the corresponding pre-tax yields to maturity stated on a corporate bond equivalent basis. The yields and aggregate Realized Losses in the following tables were calculated using the Modeling Assumptions, except for the assumptions contained in clauses (iv) thereof, and the following additional assumptions: (i) no change occurs in the rating of any class of Certificates;
(ii) there are no delinquencies on the Mortgage Loans, defaults on the Mortgage Loans are incurred monthly at the specified constant percentages of SDA, Realized Losses are based on the specified Loss Severity Percentage; (iii) except as provided for in clause (ii) above, all scheduled monthly payments on the Mortgage Loans are timely received on the first day of each month, commencing in March 1999, and are computed prior to giving effect to any prepayments received in the prior month; (iv) there are no Excess Losses or Extraordinary Trust Fund Expenses, (v) the purchase prices of the Class B-2 Certificates and the Class B-3 Certificates will be 95.4375% and 89.3125%, respectively, of the initial Certificate Principal Balances thereof (plus accrued interest), (vi) the initial Certificate Principal Balances of the Class B-2 Certificates and the Class B-3 Certificates are $2,010,000 and $781,000, respectively, and the Pass-Through Rate for the Class B-2 Certificates and the Class B-3 Certificates is 6.50% per annum, (vii) the Class B-2 Certificates and the Class B-3 Certificates are purchased on February 25, 1999 at the respective assumed purchase prices indicated in clause (v) above, (viii) advances of principal and interest are made with respect to defaulted Mortgage Loans until liquidation and (ix) amounts distributable in respect of any class of Subordinate Certificates on the Distribution Date on which the related Certificate Principal Balance is reduced to zero due to the allocation of Realized Losses will be paid to the most senior class of certificates then outstanding.

     Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Certificates may result in yields different from those shown in the tables below. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying Realized Loss and prepayment scenarios.

            PRE-TAX YIELDS TO MATURITY OF THE CLASS B-2 CERTIFICATES


                                            PERCENTAGES OF THE PREPAYMENT ASSUMPTION
                                   ----------------------------------------------------------
PERCENTAGE       LOSS                 0%          100%        275%         400%       500%
  OF SDA       SEVERITY
              PERCENTAGE
-----------   ----------           ---------   ----------  -----------   ---------  ---------
    0%           N/A                 7.01%       7.09%        7.18%        7.23%      7.26%
    50%          30%                 7.01%       7.10%        7.19%        7.23%      7.26%
    75%          30%                 7.01%       7.09%        7.18%        7.23%      7.26%
   100%          30%                 6.56%       7.05%        7.19%        7.23%      7.26%
   150%          30%                (0.08)%      4.74%        7.19%        7.23%      7.27%


            PRE-TAX YIELDS TO MATURITY OF THE CLASS B-3 CERTIFICATES


                                             PERCENTAGES OF THE PREPAYMENT ASSUMPTION
                                   ----------------------------------------------------------
PERCENTAGE       LOSS                 0%          100%        275%         400%       500%
  OF SDA       SEVERITY
              PERCENTAGE
-----------   ----------           ---------   ----------  -----------   ---------  ---------
    0%           N/A                 7.69%       7.89%        8.14%        8.26%      8.34%
    50%          30%                 7.69%       7.82%        8.14%        8.26%      8.35%
    75%          30%                 5.17%       7.71%        8.14%        8.26%      8.35%
   100%          30%               (14.63)%      3.41%        8.15%        8.26%      8.35%
   150%          30%               (33.88)%     (28.25)%      0.32%        7.03%      8.35%


     The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans in the aggregate under each of the scenarios in the preceding tables, expressed as percentages relative to the aggregate initial principal balance of the Mortgage Loans as of the Cut-off Date.

                            AGGREGATE REALIZED LOSSES


                                           PERCENTAGES OF THE PREPAYMENT ASSUMPTION
                                   ----------------------------------------------------------
PERCENTAGE       LOSS                 0%          100%        275%         400%       500%
  OF SDA       SEVERITY
              PERCENTAGE
-----------   ----------           ---------   ----------  -----------   ---------  ---------
    50%          30%                 0.58%       0.46%        0.33%        0.26%      0.22%
    75%          30%                 0.87%       0.69%        0.49%        0.39%      0.33%
   100%          30%                 1.16%       0.92%        0.65%        0.52%      0.44%
   150%          30%                 1.72%       1.36%        0.97%        0.77%      0.66%


     It is unlikely that the Mortgage Loans will prepay or default at any constant percentage of the Prepayment Assumption until maturity or that all of the Mortgage Loans will prepay or default at the same rate. The preceding tables are based in part on the Modeling Assumptions, which assume four mortgage loans with characteristics weighted to represent certain groups of the Mortgage Loans. In fact, it is expected that the Trust Fund will initially consist of approximately 702 Mortgage Loans, which have different Mortgage Rates and remaining terms to maturity, and Mortgage Loans bearing different Mortgage Rates and remaining terms to maturity may prepay at different rates.

     The yields set forth in the preceding tables were calculated by determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the Class B-2 Certificates and the Class B-3 Certificates, would cause the discounted present value of such assumed cash flows to equal the assumed aggregate purchase price of such Class B-2 Certificates and Class B-3 Certificates, respectively, and by converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class B-2 Certificates and the Class B-3 Certificates.

     The characteristics of the Mortgage Loans will differ from those assumed in the Modeling Assumptions, and there can be no assurance that (i) the Mortgage Loans will prepay or that losses or recoveries will occur at any of the rates shown in the table or at any other particular rate, (ii) the pre-tax yield such Certificates will correspond to any of the pre-tax yields shown above or (iii) the purchase price of such Certificates will be equal to the purchase price assumed.

         Because the rate of the distributions of principal of the Certificates will be related to the actual amortization (including prepayments) of the Mortgage Loans, which will include Mortgage Loans that have remaining terms to stated maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the pre-tax yield on such Certificates will differ from those in the table above, even if all of the Mortgage Loans prepay at the indicated prepayment rates.

         Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios. Investors in the Class B-2 and Class B-3 Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure to fully recover their initial investments.

         Investors in the Subordinate Certificates offered hereby should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments. For additional considerations relating to the yield on the Subordinate Certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.


ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL
CERTIFICATES

         The after-tax rate of return to holders of Residual Certificates on such Certificates will reflect such holders' pre-tax rate of return, reduced by the taxes required to be paid with respect to their Residual Certificates. Holders of the Residual Certificates will have tax liabilities with respect to their Residual Certificates during the early years of each REMIC's term that substantially exceed any distributions payable thereon during or prior to any such period. In addition, holders of Residual Certificates will have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Pool.

         The Residual Certificateholders should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to such holders in connection with the transfer of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Federal Income Tax Consequences" herein and in the Prospectus.

                         DESCRIPTION OF THE CERTIFICATES


GENERAL

     The Series 1999-2 Certificates will consist of eighteen classes of certificates (collectively, the "Certificates"), designated as: (i) the Class A1-1 Certificates, the Class A1-2 Certificates, the Class A1-3 Certificates;
(ii) the Class A1-4 Certificates (the "Lockout Certificates"); (iii) the Class A1- 5 Certificates (the "Super Senior Certificates"); (iv) the Class A1-6 Certificates (the "Senior Support Lockout Certificates", and collectively with the Class A1-1 Certificates, the Class A1-2 Certificates, the Class A1-3 Certificates, the Lockout Certificates and the Super Senior Certificates, the "Group 1 Class A Certificates"); (v) the Class A2 Certificates (together with the Group 1 Class A Certificates, the "Class A Certificates"); (vi) the Class IO Certificates; (vii) the Class PO Certificates (the Class A Certificates, the Class IO Certificates and the Class PO Certificates, collectively, the "Senior Certificates"); (viii) the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates (collectively, the "Offered Subordinate Certificates"); (ix) the Class B-4 Certificates, the Class B-5 Certificates, the Class B-6IO Certificates and the Class B-6PO Certificates (collectively, with the Offered Subordinate Certificates, the "Subordinate Certificates"); and (x) the Class R-I Certificates and the Class R-II Certificates (together, the "Residual Certificates"). Only the Senior Certificates, the Offered Subordinate Certificates and the Residual Certificates (collectively, the "Offered Certificates") are offered hereby. The Class IO Certificates are Stripped Interest Certificates (which are sometimes referred to in the Prospectus as Stripped Certificates).

         Distributions on the Offered Certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in March 1999 (each, a "Distribution Date").

     The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of the Mortgage Pool of conventional, one- to four-family, fixed-rate, fully-amortizing, first lien mortgage loans having original terms to maturity of not greater than 30 years (the "Mortgage Loans"). The Mortgage Pool consists of two separate sub-pools (each, a "Sub-Pool"), designated as Sub-Pool 1 and Sub-Pool 2. Sub-Pool 1 will consist of approximately 481 Non-Relocation Mortgage Loans having an aggregate principal balance as of the Cut-off Date of approximately $150,456,997 and Sub-Pool 2 will consist of approximately 221 Relocation Mortgage Loans having an aggregate principal balance as of the Cut-off Date of approximately $72,848,367, in each case after application of scheduled payments due on or before the Cut-off Date whether or not received, and in each case subject to a permitted variance as described under "The Mortgage Pool" herein.

     WITH RESPECT TO THE GROUP 1 CLASS A CERTIFICATES OF EACH CLASS, SUB-POOL 1 IS SOMETIMES REFERRED TO HEREIN AS THE "RELATED SUB-POOL" AND THE MORTGAGE LOANS IN SUCH SUB-POOL ARE SOMETIMES REFERRED TO AS THE "RELATED MORTGAGE LOANS". WITH RESPECT TO THE CLASS A2 CERTIFICATES, SUB-POOL 2 IS SOMETIMES REFERRED TO AS THE "RELATED SUB-POOL" AND THE MORTGAGE LOANS IN SUCH SUB- POOL ARE SOMETIMES REFERRED TO HEREIN AS THE "RELATED MORTGAGE LOANS". WITH RESPECT TO THE OTHER CLASSES OF OFFERED CERTIFICATES, "RELATED MORTGAGE LOANS" REFERS TO ALL OF THE MORTGAGE LOANS INCLUDED IN BOTH SUB-POOLS. IN ADDITION, WITH RESPECT TO SUB-POOL 1, THE "RELATED CLASS A CERTIFICATES" REFERS TO THE GROUP 1 CLASS A CERTIFICATES AND WITH RESPECT TO SUB-POOL 2, THE "RELATED CLASS A CERTIFICATES" REFERS TO THE CLASS A2 CERTIFICATES. NOTWITHSTANDING THE FOREGOING, WITH RESPECT TO THE GROUP 1 CLASS A CERTIFICATES OF EACH CLASS AND THE CLASS A2 CERTIFICATES, TO THE EXTENT OF ANY CROSS-COLLATERALIZATION AS DESCRIBED HEREIN, THE "RELATED MORTGAGE LOANS" FOR EACH SUCH CLASS WILL

ALSO INCLUDE THE MORTGAGE LOANS IN THE OTHER SUB-POOL. IN ADDITION, WHILE EACH CLASS OF SUBORDINATE CERTIFICATES INITIALLY REPRESENTS INTERESTS IN EACH SUB-POOL DIVIDED PRO RATA BASED ON THE SUB-POOL BALANCES, TO THE EXTENT OF ANY CROSS-COLLATERALIZATION AS DESCRIBED HEREIN, THE PERCENTAGE OF ANY PARTICULAR CLASS OF SUBORDINATE CERTIFICATES PAID OUT OF EITHER SUB-POOL MAY VARY AND IN CERTAIN CIRCUMSTANCES, A PARTICULAR CLASS OF SUBORDINATE CERTIFICATES MAY ONLY EVIDENCE INTERESTS IN ONE SUB-POOL.

         Each class of the Offered Certificates will have the approximate initial Certificate Principal Balance or Notional Amount, as applicable and Pass-Through Rate as set forth under "Summary of Prospectus Supplement--Offered Certificates" and "--Pass-Through Rates" herein. The primary source of funds for distribution to the holders of the Group 1 Class A Certificates and the Class A2 Certificates will be the Mortgage Loans in Sub-Pool 1 and Sub-Pool 2, respectively, except under the limited circumstances described herein.

         The Class R-II Certificates also represent the right to receive additional distributions in respect of the Trust Fund on any Distribution Date after all required payments of principal and interest have been made on such date in respect of the other classes of Certificates, although it is not anticipated that funds will be available for any such additional distribution. The Class B-4 Certificates, Class B-5 Certificates and Class B-6PO Certificates have in the aggregate an initial Certificate Principal Balance of approximately $1,675,365 and the Class B-4 Certificates, Class B-5 Certificates and the Class B-6IO Certificates each has a fixed Pass-Through Rate for each Distribution Date of 6.50% per annum. The Class B-4 Certificates, the Class B-5 Certificates, the Class B-6PO Certificates and the Class B-6IO Certificates, which are not being offered hereby, will be sold by the Depositor to Salomon Smith Barney Inc. on the Closing Date.

         The Class A Certificates and the Offered Subordinate Certificates (the "Book-Entry Certificates") will be issued, maintained and transferred on the book-entry records of the Depository Trust Company ("DTC") and its Participants (as defined herein) in minimum denominations of $10,000 and integral multiples of $1.00 in excess thereof. The Class IO Certificates and the Class PO Certificates will be issued in registered, certificated form, in minimum percentage interests corresponding to initial Certificate Principal Balances or Notional Amounts, as applicable, of $10,000 and integral multiples of $1,000 in excess thereof, except that one Certificate of each such class may be issued evidencing an amount equal to either (i) the sum of an otherwise authorized denomination thereof plus the remainder of the aggregate initial Certificate Principal Balance or Notional Amount, as applicable, for such class or (ii) such remainder. The Residual Certificates will be offered in registered, certificated form, in minimum denominations of $20 and integral multiples thereof.

         The Book-Entry Certificates will initially be represented by one or more global certificates registered in the name of a nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be CEDE & Co. ("CEDE"). No person acquiring an interest in any class of the Book-Entry Certificates (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates". Unless and until a certificate is issued in fully registered certificated form (a "Definitive Certificate") under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or CEDE, as the registered holder of the Book-Entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "--Registration of the Book-Entry Certificates" and "--Definitive Certificates" herein.

         The Class IO Certificates, the Class PO Certificates, the Residual Certificates and the Definitive Certificates will be transferable and exchangeable at the offices of the Trustee. The Senior Support Lockout Certificates, the Subordinate Certificates and the Residual Certificates may not be purchased by or transferred to a Plan (as defined herein) except upon delivery of a certification of facts or an opinion of counsel, as provided herein. See "--Restrictions on Transfer of the Senior Support Lockout Certificates, the Subordinate Certificates and the Residual Certificates" and "ERISA Considerations" herein. Transfer of the Residual Certificates will be subject to certain additional restrictions and transfer of the Residual Certificates to any non-United States person will be prohibited, in each case as described under "Federal Income Tax Consequences--Special Tax Considerations Applicable to Residual Certificates" herein and under "Federal Income Tax Consequences--REMICs--Tax On Transfers of REMIC Residual Certificates to Certain Organizations" and "--Taxation of Owners of Residual Certificates--Noneconomic REMIC Residual Certificates" in the Prospectus. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

         All distributions to holders of the Certificates, other than the final distribution on any class of Certificates, will be made on each Distribution Date by or on behalf of the Trustee to the persons in whose names such Certificates are registered at the close of business on each Record Date. The "Record Date" for each Distribution Date (i) with respect to any Book-Entry Certificate will be the close of business on the business day immediately preceding such Distribution Date or (ii) with respect to any other class of Certificates, including any Definitive Certificates, will be the close of business on the last business day of the month preceding the month in which such Distribution Date occurs. Such distributions will be made either (a) by check mailed to the address of each such Certificateholder as it appears in the Certificate Register or (b) upon written request to the Trustee at least five business days prior to the relevant Record Date by any holder of Certificates having an aggregate initial Certificate Principal Balance or Notional Amount, as applicable, that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial aggregate Certificate Principal Balance or Notional Amount, as applicable, of such class of Certificates, by wire transfer in immediately available funds to the account of such Certificateholder specified in the request. The final distribution on any class of Certificates will be made in like manner, but only upon presentment and surrender of such Certificates at the corporate trust office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.


REGISTRATION OF THE BOOK-ENTRY CERTIFICATES

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriter), banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC Participants. The Trustee will forward payments to DTC in same day funds and DTC will forward such payments to Participants in next day funds settled through the New York Clearing House. Each Participant will be responsible for disbursing such payments to Indirect Participants or to Certificate Owners. Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Book-Entry Certificates will be CEDE, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Definitive Certificates, the Rules provide a mechanism by which Certificate Owners through their Participants and Indirect Participants will receive payments and will be able to transfer their interest.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the absence of physical certificates for the Book- Entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Trustee to CEDE, as nominee for DTC.

         Under the Rules, DTC will take action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC account the Book-Entry Certificates are credited. Additionally, under the Rules, DTC will take such actions with respect to specified Voting Rights only at the direction of and on behalf of Participants whose holdings of Book- Entry Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Book-Entry Certificates evidence such Voting Rights, authorize divergent action.

         DTC management is aware that some computer applications, systems and similar items for processing data ("Systems") that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter "Year 2000 problems". DTC has informed its Participants and other members of the financial community (collectively, the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

         However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on which DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

         According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

         The Depositor, the Master Servicer, the Trustee and the Mortgage Loan Seller will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by CEDE, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


DEFINITIVE CERTIFICATES

         Definitive Certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Voting Rights of the Book-Entry Certificates advise the Trustee and DTC through Participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Certificate Owners through Participants of the availability of Definitive Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement. Such Definitive Certificates will be issued in minimum denominations of $10,000, except that any beneficial ownership represented by a Book- Entry Certificate in an amount less than $10,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount of such beneficial ownership.


DISTRIBUTIONS--GENERAL

          The "Due Period" with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs. The "Prepayment Period" with respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs. The "Determination Date" with respect to any Distribution Date is on the 15th day of the month in which such Distribution Date occurs or, if such day is not a business day, on the immediately preceding business day.

PASS-THROUGH RATES

         The Pass-Through Rate for each class of Certificates (other than the Class IO Certificates, the Class PO Certificates, the Class A1-2 Certificates, the Class A1-3 Certificates and the Class B- 6PO Certificates) is 6.50% per annum. The Pass-Through Rate for the Class A1-2 Certificates is 6.25% per annum. The Pass-Through Rate for the Class A1-3 Certificates is 6.75% per annum. The Class PO Certificates and the Class B-6PO Certificates do not bear interest. The Pass- Through Rate applicable to the calculation of the Interest Distribution Amount for the Class IO Certificates for any Distribution Date is equal to the weighted average of the Stripped Interest Rates on the Mortgage Loans in effect during the calendar month prior to the month in which such Distribution Date occurs. Mortgage Loans having Stripped Interest Rates greater than zero are referred to herein as "Class IO Mortgage Loans". The "Stripped Interest Rate" on each Mortgage Loan is equal to the greater of (i) the Net Mortgage Rate minus 6.50% per annum and (ii) 0% per annum. The "Net Mortgage Rate" on any Mortgage Loan is equal to the then applicable Mortgage Rate thereon minus the Servicing Fee Rate. The "Mortgage Rate" on each Mortgage Loan is the per annum rate of interest specified in the related mortgage note. The Servicing Fee Rate on each Mortgage Loan is an amount between 0.200% per annum and 1.075% per annum, with a weighted average Servicing Fee Rate of approximately 0.213% per annum. The initial variable Pass-Through Rate for the Class IO Certificates is approximately 0.3437% per annum.


INTEREST DISTRIBUTIONS

           Distributions on each Distribution Date will be made to the extent of the Available Distribution Amount with respect to each Sub-Pool for such Distribution Date. The "Available Distribution Amount" for each Sub-Pool for any Distribution Date generally includes scheduled payments on the related Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date, prepayments and other unscheduled collections received on the related Mortgage Loans during the related Prepayment Period and any P&I Advances made by the Master Servicer on the related Mortgage Loans for such Distribution Date, net of fees payable to the Master Servicer and certain amounts reimbursable to the Master Servicer, the Depositor and the Trustee as provided in the Agreement. Notwithstanding the foregoing, if one Sub-Pool is undercollateralized (an "Undercollateralized Sub-Pool") (i.e., the aggregate principal balance of the Mortgage Loans in such Sub-Pool is less than the aggregate Certificate Principal Balance of the Certificates or portions thereof representing an interest in such Sub-Pool) and the other Sub-Pool is overcollateralized (an "Overcollateralized Sub-Pool") (i.e., the aggregate principal balance of the Mortgage Loans in such Sub-Pool exceeds the aggregate Certificate Principal Balance of the Certificates or portions thereof representing an interest in such Sub-Pool), as described herein the Available Distribution Amount for the Undercollateralized Sub-Pool for any Distribution Date may be increased by diverting certain amounts from the Available Distribution Amount for the Overcollateralized Sub-Pool. See "--Principal Distributions on the Senior Certificates" herein. In addition, an amount equal to one month's interest accrued during the most recently ended Interest Accrual Period at 6.50% per annum on the amount of undercollateralization will be diverted from the Available Distribution Amount for the Overcollateralized Sub-Pool to the Available Distribution Amount for the Undercollateralized Sub-Pool.

         Distributions in respect of interest will be made (i) on each Distribution Date to the holders of the Senior Certificates (other than the Class PO Certificates and the Class R-I Certificates) and, on the first Distribution Date, to the holders of the Class R-II Certificates, in an aggregate amount equal to the Senior Interest Distribution Amount and (ii) on each Distribution Date to the holders of the Subordinate Certificates, in an aggregate amount equal to the Subordinate Interest Distribution

Amount from each Sub-Pool, to the extent of the portion of the Available Distribution Amount for each Sub-Pool remaining after the distribution on such date of the related portion of the Senior Interest Distribution Amount, the related portion of the Class PO Principal Distribution Amount and the related Class A Principal Distribution Amount. The "Senior Interest Distribution Amount" on each Distribution Date is equal to the aggregate of the Interest Distribution Amounts for such Distribution Date on all of the Senior Certificates (other than the Class PO Certificates and the Class R-I Certificates) and, on the first Distribution Date, the Class R-II Certificates. The portion of the Senior Interest Distribution Amount relating to the Group 1 Class A Certificates and the Class R-II Certificates will generally be paid out of the Available Distribution Amount for Sub-Pool 1 and the portion of the Senior Interest Distribution Amount relating to the Class A2 Certificates will generally be paid out of the Available Distribution Amount for Sub-Pool 2, other than to extent of any cross- collateralization as provided for herein. The "Subordinate Interest Distribution Amount" on each Distribution Date is equal to the aggregate of the Interest Distribution Amounts for such Distribution Date on all of the Subordinate Certificates. In addition, on the first Distribution Date, the holders of the Class R-I Certificates will be entitled to an aggregate amount equal to its Interest Distribution Amount from cash deposited by the Depositor with the Trustee on the Closing Date.

         Distributions of the Subordinate Interest Distribution Amount on each Distribution Date will be made first, to the holders of the Class B-1 Certificates, second to the holders of the Class B-2 Certificates, third to the holders of the Class B-3 Certificates, and then to the holders of the remaining classes of Subordinate Certificates, in each case to the extent of available funds and in each case to the extent of the Interest Distribution Amount for such Certificates for such Distribution Date.

         The "Interest Distribution Amount" for the Offered Certificates of any class, other than the Class PO Certificates which are not entitled to distributions of interest, on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance or Notional Amount, as applicable, of such Certificates immediately prior to such Distribution Date at the Pass-Through Rate for such class, plus, in the case of each such class, any such amount remaining unpaid from previous Distribution Dates, and reduced (to not less than zero), in the case of each such class, by the allocable share for such class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer, shortfalls resulting from the application of the Relief Act and certain other interest shortfalls not covered by the subordination provided by more subordinate classes of Certificates, in each case on the related Mortgage Loans. Any Prepayment Interest Shortfalls for any Distribution Date to the extent not covered by Compensating Interest paid by the Master Servicer and any shortfalls resulting from the application of the Relief Act on the Mortgage Loans will be allocated among the holders of all the Certificates (other than the Class PO Certificates and the Class B-6PO Certificates) on a PRO RATA basis based on the respective amounts of interest accrued on such Certificates for such Distribution Date.

         The "Interest Accrual Period" for each class of Certificates for any Distribution Date is the one-month period preceding the month in which such Distribution Date occurs. All distributions of interest will be based on a 360-day year consisting of twelve 30-day months. Except as otherwise described herein, on any Distribution Date, distributions of the Interest Distribution Amount for a class of Certificates will be made in respect of such class of Certificates, to the extent provided herein, on a PARI PASSU basis, based on the Certificate Principal Balance or Notional Amount, as applicable, of the Certificates of each such class.

         The Certificate Principal Balance of a Certificate (other than a Class IO Certificate or a Class B-6IO Certificate) outstanding at any time represents the then maximum amount that the holder thereof is thereafter entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Principal Balance of any class of Certificates (other than the Class IO Certificates or the Class B-6IO Certificates) as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) without duplication of amounts described in clause (a) above, any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations thereto of (i) Realized Losses on the Mortgage Loans and (ii) Extraordinary Trust Fund Expenses, in either case as described below.

         The Notional Amount of the Class IO Certificates as of any date of determination is equal to the aggregate principal balance of the then outstanding Mortgage Loans. Reference to the Notional Amount of the Class IO Certificates is solely for convenience in certain calculations and does not represent the right to receive any distributions allocable to principal.


PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

         Holders of the Class PO Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount for each Sub-Pool remaining after the related portion of the Senior Interest Distribution Amount is distributed from each Sub-Pool, a distribution allocable to principal equal to the Class PO Principal Distribution Amount. The "Class PO Principal Distribution Amount" is equal to the sum of the following:

                  (i) the related Class PO Percentage of the principal portion of all scheduled monthly payments on each Class PO Mortgage Loans due during the related Due Period, whether or not received;

                  (ii) the related Class PO Percentage of the principal portion of all proceeds received in respect of the repurchase of a Class PO Mortgage Loan (or, in the case of a substitution, certain amounts received representing a principal adjustment) as required by the Agreement during the related Prepayment Period;

                  (iii) the related Class PO Percentage of the principal portion of all other unscheduled collections on each Class PO Mortgage Loan (other than amounts described in clause (iv) hereof), including full and partial prepayments, insurance proceeds and liquidation proceeds, received during the related Prepayment Period, to the extent applied as recoveries of principal;

                  (iv) the related Class PO Percentage of the outstanding principal balance of each Class PO Mortgage Loan as to which a final liquidation occurred during the related Prepayment Period (net of the principal portion of any related Realized Loss allocated to the Class PO Certificates) to the extent of the principal portion of all liquidation proceeds with respect to such Class PO Mortgage Loan; and

                  (v) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to the four preceding clauses) that remain undistributed, to the extent that any such amounts are not attributable to Realized Losses that were allocated to the Subordinate Certificates.

         In addition to the foregoing distribution allocable to principal on each Distribution Date, following the payment of the Interest Distribution Amount on the Subordinate Certificates of each class, other than the most subordinate class of Subordinate Certificates for such Distribution Date, holders of the Class PO Certificates will be entitled to receive as a distribution allocable to principal an amount equal to the Class PO Carry Forward Amount in respect of each Class PO Mortgage Loan as to which a final liquidation has occurred until the Class PO Carry Forward Amount in respect of such Class PO Mortgage Loan equals zero. With respect to each Class PO Mortgage Loan, the "Class PO Carry Forward Amount" is equal to the amount, if any, by which the Class PO Percentage of the outstanding principal balance of such Class PO Mortgage Loan exceeds the amount distributed in respect of such Class PO Mortgage Loan pursuant to clause (iv) of the definition of Class PO Principal Distribution Amount.

     A "Class PO Mortgage Loan" is any Mortgage Loan with a Net Mortgage Rate less than 6.50%. With respect to each Class PO Mortgage Loan, the "Class PO Percentage" will equal a fraction, expressed as a percentage (but not less than 0%), the numerator of which will equal 6.50% minus the applicable Net Mortgage Rate and the denominator of which will equal 6.50%. The Class PO Percentage will be 0% with respect to each Class IO Mortgage Loan. As of the Cut-off Date, the weighted average Net Mortgage Rate of the Class PO Mortgage Loans is approximately 6.2355%. With respect to each Mortgage Loan, the "Non-Class PO Percentage" will equal 100% minus the related Class PO Percentage. The Non-Class PO Percentage will be 100% with respect to the Class IO Mortgage Loans.

         Holders of the Group 1 Class A Certificates then entitled to distributions in respect of principal and the Class A2 Certificates will be entitled to receive on each Distribution Date and holders of the Class R-II Certificates will be entitled to receive on the first Distribution Date, to the extent of the portion of the related Available Distribution Amount remaining after distribution of the related portion of the Senior Interest Distribution Amount and the related portion of the Class PO Principal Distribution Amount allocated to the related Sub-Pool on such date, distributions allocable to principal, determined separately for the Group 1 Class A Certificates (together with the Class R-II Certificates) and the Class A2 Certificates, in reduction of the Certificate Principal Balances of such Certificates, equal to the sum of the following:

                  (i) the product of (A) the then applicable related Class A Percentage and (B) the aggregate of the following amounts:

                           (1) the related Non-Class PO Percentage of the
                  principal portion of all scheduled monthly payments on the Mortgage Loans in the related Sub-Pool due during the related Due Period, whether or not received;

                           (2) the related Non-Class PO Percentage of the
                  principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan in the related Sub-Pool (or, in the case of a substitution, certain amounts received representing a principal adjustment) as required by the Agreement during the related Prepayment Period; and

                           (3) the related Non-Class PO Percentage of the
                  principal portion of all other unscheduled collections (other than amounts described in clauses (ii) and (iii) hereof), including insurance proceeds and liquidation proceeds, received during the related Prepayment Period with respect to the related Sub-Pool, to the extent applied as recoveries of principal;

                  (ii) the product of (A) the then applicable Class A Prepayment Percentage and (B) the related Non-Class PO Percentage of the aggregate of all full and partial principal prepayments received during the related Prepayment Period with respect to such Sub-Pool;

                  (iii) with respect to the net liquidation proceeds received and allocable to principal of any Mortgage Loan in the related Sub-Pool that was finally liquidated during the related Prepayment Period, the least of (a) the product of the then applicable Class A Prepayment Percentage and the related Non-Class PO Percentage of such net liquidation proceeds, (b) the product of the then applicable related Class A Percentage and the related Non-Class PO Percentage of the Scheduled Principal Balance of such Mortgage Loan at the time of liquidation and (c) the principal portion of all amounts collected in connection with such final liquidation to the extent not distributed to the Class PO Certificates; and

                  (iv) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to the three preceding clauses) that remain undistributed, to the extent that any such amounts are not attributable to Realized Losses that were allocated to the Subordinate Certificates.

         With respect to any Distribution Date, the lesser of (a) the balance of the related Available Distribution Amount remaining after the related portion of the Senior Interest Distribution Amount and the related portion of the Class PO Principal Distribution Amount are distributed and (b) the sum of the amounts described in clauses (i) through (iv) above is hereinafter referred to as the "related Class A Principal Distribution Amount" or the "Group 1 Class A Principal Distribution Amount" with respect to the Group 1 Class A Certificates (and on the first Distribution Date, the Class R-II Certificates) and Sub-Pool 1 and the "related Class A Principal Distribution Amount" or the "Group 2 Class A Principal Distribution Amount" with respect to the Class A2 Certificates and Sub-Pool 2. Each of the "Group 1 Class A Principal Distribution Amount" and the "Group 2 Class A Principal Distribution Amount" is referred herein as a "Class A Principal Distribution Amount".

         Notwithstanding the foregoing, on any Distribution Date on which there is an Undercollateralized Sub-Pool and an Overcollateralized Sub-Pool, the related Class A Principal Distribution Amount distributable to the related Class A Certificates in the Undercollateralized Sub- Pool will be increased, and the related Class A Principal Distribution Amount distributable to the related Class A Certificates in the Overcollateralized Sub-Pool will be decreased by diverting from the related Class A Principal Distribution Amount for the Overcollateralized Sub-Pool to the related Class A Principal Distribution Amount for the Undercollateralized Sub-Pool an amount calculated based on the overcollateralized amount expressed as a percentage of the aggregate principal balance of the Mortgage Loans in such Overcollateralized Sub-Pool. In addition, the Class A Principal Distribution Amount distributable to either the Group 1 Class A Certificates or the Class A2 Certificates may be increased for any Distribution Date by the amount of any prepayments diverted from one Sub-Pool to the other as described below.

         Holders of the Class IO Certificates are not entitled to receive any distributions allocable to principal. On the first Distribution Date, the holders of the Class R-I Certificates are entitled to a distribution of principal, in an amount equal to the Certificate Principal Balance thereof from cash deposited by the Depositor with the Trustee on the Closing Date.

         The Group 1 Class A Percentage and Group 2 Class A Percentage (each, a "Class A Percentage"), which initially will equal approximately 95.99% and 95.91%, respectively, and will in no event exceed 100%, will be adjusted for each Distribution Date after the first Distribution Date to be the percentage equal to the aggregate Certificate Principal Balances of the Group 1 Class A Certificates and the Class R-II Certificates or Class A2 Certificates, as applicable, immediately prior to such Distribution Date divided by the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Mortgage Loans in the related Sub-Pool immediately prior to such Distribution Date. The "Subordinate Percentage" with respect to each Sub-Pool, as of any date of determination is equal to 100% minus the related Class A Percentage as of such date. The

"Scheduled Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date (after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received), reduced by (x) the principal portion of all monthly payments due on or before the date of determination, whether or not received, (y) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs, and (z) any Bankruptcy Loss occurring out of a Deficient Valuation (as defined herein) that was incurred prior to the calendar month in which the date of determination occurs.

         The "Class A Prepayment Percentage" for each Sub-Pool is the related percentage (each, a "Sub-Pool Prepayment Percentage") calculated in the following paragraph on a Sub-Pool by Sub- Pool basis; provided, however, that
(a) if one Sub-Pool Prepayment Percentage is 100%, then the other Sub-Pool Prepayment Percentage shall also be 100% and (b) if on any Distribution Date occurring after the first five years following the Closing Date, Realized Losses on the Mortgage Loans in both Sub-Pools to date exceed 50% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates, then the Class A Prepayment Percentage for each Sub-Pool will be the greater of the Sub-Pool Prepayment Percentages. If on any Distribution Date clause (a) or clause (b) above is in effect, the allocation to the related Class A Certificates of full and partial principal prepayments and other amounts at the Class A Prepayment Percentage would reduce the aggregate outstanding Certificate Principal Balance of such Class A Certificates to zero, any amounts in excess of the Certificate Principal Balance of such Class A Certificates shall be diverted to pay the non-related Class A Certificates in the other Sub-Pool until the Certificate Principal Balance of the non-related Class A Certificates are reduced to zero.

         Except as described below, the related Sub-Pool Prepayment Percentage for any Distribution Date occurring prior to the Distribution Date in March 2004 will equal 100%. Except as described below, the related Sub-Pool Prepayment Percentage for any Distribution Date occurring after the first five years will be as follows: for any Distribution Date during the sixth year after the Closing Date, the related Class A Percentage for such Distribution Date plus 70% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date during the seventh year after the Closing Date, the related Class A Percentage for such Distribution Date plus 60% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date during the eighth year after the Closing Date, the related Class A Percentage for such Distribution Date plus 40% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date during the ninth year after the Closing Date, the related Class A Percentage for such Distribution Date plus 20% of the related Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the related Class A Percentage for such Distribution Date (unless on any Distribution Date the related Class A Percentage exceeds the initial related Class A Percentage, in which case the related Sub-Pool Prepayment Percentage for such Distribution Date will equal 100%). Any scheduled reduction to either Sub-Pool Prepayment Percentage described above shall not be made as of any Distribution Date unless (i) the outstanding principal balance of the Mortgage Loans in both Sub-Pools delinquent 60 days or more (including real estate owned and Mortgage Loans in foreclosure) averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the Subordinate Certificates and (ii) Realized Losses on the Mortgage Loans in both Sub-Pools to date are less than the then applicable Trigger Amount. The "Trigger Amount" for any Distribution Date occurring after the first five years will be as follows: for any Distribution Date during the sixth year after the Closing Date, 30% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates; for any Distribution Date during the seventh year after the Closing Date, 35% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates; for any Distribution Date during the eighth year after the Closing Date, 40% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates; for any Distribution Date during the ninth year after the Closing Date, 45% of the initial sum of the

Certificate Principal Balances of the Subordinate Certificates; and for any Distribution Date during the tenth year (or any year thereafter) after the Closing Date, 50% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates.

         The disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the related Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the Mortgage Loans in the related Sub-Pool evidenced by the Subordinate Certificates. Increasing the respective percentage interest in either Sub-Pool of the Subordinate Certificates relative to that of the related Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

         For purposes of all principal distributions described above and for calculating the related Class A Percentage, the related Subordinate Percentage and the Class A Prepayment Percentage, the applicable Certificate Principal Balance for any Distribution Date shall be determined after the allocation of losses on the Mortgage Loans in, and Extraordinary Trust Fund Expenses attributable to, the Mortgage Pool to be made on such Distribution Date as described under "--Allocation of Losses; Subordination" below.

         PRIORITY OF PRINCIPAL DISTRIBUTIONS ON THE GROUP 1 CLASS A
CERTIFICATES

         Distributions of the Group 1 Class A Principal Distribution Amount on the Group 1 Class A Certificates and the Class R-II Certificates on each Distribution Date shall be made as follows:

                  (i) First, to the holders of the Class R-II Certificates on the Distribution Date in March 1999, an amount equal to the entire Certificate Principal Balance thereof;

                  (ii) Second, concurrently, to the holders of the Lockout Certificates and the Senior Support Lockout Certificates, the related Lockout Distribution Percentage of the remaining Group 1 Class A Principal Distribution Amount, until the related Certificate Principal Balance thereof has been reduced to zero;

                  (iii) Third, concurrently, until the Certificate Principal Balance of the Class A1-1 Certificates has been reduced to zero, 59.4555585603% to the holders of the Class A1-1 Certificates and 40.5444414397% to the holders of the Super Senior Certificates;

                  (iv) Fourth, concurrently, until the Certificate Principal Balance of the Super Senior Certificates has been reduced to zero, 23.9351934127% to the holders of the Class A1-2 Certificates, 23.9351934127% to the holders of the Class A1-3 Certificates and 52.1296131746% to the holders of the Super Senior Certificates;

                  (v) Fifth, concurrently on a PRO RATA basis, to the holders of the Class A1-2 Certificates and the holders of the Class A1-3 Certificates, until the Certificate Principal
         Balances thereof have been reduced to zero; and

                  (viii) Sixth, concurrently on a PRO RATA basis, to the holders of the Lockout Certificates and the Senior Support Lockout Certificates, until the Certificate Principal Balances thereof have been reduced to zero.

         Notwithstanding the foregoing priorities, upon the reduction of the Certificate Principal Balances of the Subordinate Certificates to zero but prior to the reduction of the Certificate Principal Balance of the Senior Support Lockout Certificates to zero, the priority of distributions of principal among the Group 1 Class A Certificates will be disregarded and distributions allocable to principal will be paid on each succeeding Distribution Date to holders of the Group 1 Class A Certificates, on a PRO RATA basis, based on the Certificate Principal Balances thereof; provided, however, that the aggregate amount distributable to the Super Senior Certificates and the Senior Support Lockout Certificates in respect of the aggregate Interest Distribution Amounts thereon and in respect of the aggregate PRO RATA portion of the Group 1 Class A Principal Distribution Amount will be distributed among such Certificates in the following priority: FIRST, to the Super Senior Certificates, up to an amount equal to the Interest Distribution Amount thereon; SECOND, to the Super Senior Certificates, up to an amount equal to the Super Senior Optimal Principal Distribution Amount thereof (as defined below), in reduction of the Certificate Principal Balance thereof; THIRD, to the Senior Support Lockout Certificates, up to an amount equal to the Interest Distribution Amount thereon; and FOURTH, to the Senior Support Lockout Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

         Notwithstanding the foregoing priorities, upon the reduction of the Certificate Principal Balances of the Subordinate Certificates and the Senior Support Lockout Certificates to zero, the priority of distributions of principal among the remaining Group 1 Class A Certificates will be disregarded and distributions allocable to principal will be paid on each succeeding Distribution Date to holders of the remaining Group 1 Class A Certificates, on a PRO rata basis, based on the Certificate Principal Balances thereof.

         The "Lockout Certificate Percentage" for the Lockout Certificates and the Senior Support Lockout Certificates will be calculated for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balance of the Lockout Certificates or the Senior Support Lockout Certificates, as the case may be, divided by the sum of the aggregate Certificate Principal Balances of the Group 1 Class A Certificates. The "Lockout Distribution Percentage" for the Lockout Certificates and the Senior Support Lockout Certificates and for any Distribution Date occurring prior to the Distribution Date in March 2004 will be equal to 0%. The related "Lockout Distribution Percentage" for any Distribution Date occurring after the first five years following the Closing Date will be as follows: for any Distribution Date during the sixth year after the Closing Date, 30% of the related Lockout Certificate Percentage for such Distribution Date; for any Distribution Date during the seventh year after the Closing Date, 40% of the related Lockout Certificate Percentage for such Distribution Date; for any Distribution Date during the eighth year after the Closing Date, 60% of the related Lockout Certificate Percentage for such Distribution Date, for any Distribution Date during the ninth year after the Closing Date, 80% of the related Lockout Certificate Percentage for such Distribution Date, and for any Distribution Date thereafter, 100%. Notwithstanding the foregoing, if the Certificate Principal Balances of the Group 1 Class A Certificates (other than the Lockout Certificates and the Senior Support Lockout Certificates) have been reduced to zero, each Lockout Distribution Percentage will be equal to 100%.

         The "Super Senior Optimal Principal Distribution Amount" is equal to the product of (a) the then-applicable Super Senior Optimal Percentage for such class and (b) the Group 1 Principal Distribution Amount. The "Super Senior Optimal Percentage" is equal to a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Super Senior Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate of the Certificate Principal Balances of the Group 1 Class A Certificates immediately prior to such Distribution Date.

         PRIORITY OF PRINCIPAL DISTRIBUTIONS ON THE CLASS A2 CERTIFICATES

         The Group 2 Class A Principal Distribution Amount shall be distributed to the Class A2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

PRINCIPAL DISTRIBUTION ON THE SUBORDINATE CERTIFICATES

         Holders of each class of Subordinate Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount for each Sub-Pool remaining after distribution on such date of the portion of the Senior Interest Distribution Amount allocated to the related Sub-Pool, the related portion of the Class PO Principal Distribution Amount allocated to the related Sub-Pool, the related Class A Principal Distribution Amount, any amounts payable to the non-related Class A Certificates in connection with any diversion of principal prepayments as described above under "--Principal Distributions on the Senior Certificates" and the portion of the Subordinate Interest Distribution Amount allocated to such Sub-Pool, distributions allocable to principal in reduction of the Certificate Principal Balances thereof equal to the sum of the following:

                  (i) the product of (A) the then applicable related Class B Percentage and (B) the aggregate of the following amounts:

                           (1) the related Non-Class PO Percentage of the
                  principal portion of all scheduled monthly payments on the Mortgage Loans in the related Sub-Pool due during the related Due Period, whether or not received;

                           (2) the related Non-Class PO Percentage of the
                  principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan in the related Sub-Pool (or, in the case of a substitution, certain amounts received representing a principal adjustment) as required by the Agreement during the related Prepayment Period; and

                           (3) the related Non-Class PO Percentage of the
                  principal portion of all other unscheduled collections (other than amounts described in clauses (ii) and (iii) hereof), including insurance proceeds and liquidation proceeds, received during the related Prepayment Period with respect to the related Sub-Pool, to the extent applied as recoveries of principal;

                  (ii) the portion allocable to such class of Subordinate Certificates, as described below, of the product of (A) the then applicable related Subordinate Prepayment Percentage for each Sub-Pool and (B) the related Non-Class PO Percentage of the aggregate of all full and partial principal prepayments received during the related Prepayment Period for such Sub-Pool;

                  (iii) the portion allocable to such class of Subordinate Certificates, as described below, of net liquidation proceeds received and allocable to principal of any Mortgage Loan in such Sub-Pool that was finally liquidated during the related Prepayment Period, to the extent of the amount, if any, by which such net liquidation proceeds exceed the amount distributable to the related Class A Certificates and the Class PO Certificates in respect of such net liquidation proceeds pursuant to clause (iii) of the definition of Class A Principal Distribution Amount and clause (iv) of the definition of Class PO Principal Distribution Amount; and

                  (iv) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to the three preceding clauses) that remain undistributed, to the extent that any such amounts are not attributable to Realized Losses that were allocated to classes of the Subordinate Certificates bearing a higher numerical class designation.

With respect to any Distribution Date, the lesser of (a) the balance of the related Available Distribution Amount remaining after the distribution of the related portion of the Senior Interest Distribution Amount, the related portion of the Class PO Principal Distribution Amount, the related Class A Principal Distribution Amount, any amounts payable to the non-related Class A Certificates in connection with any diversion of principal prepayments as described above under "--Principal Distributions on the Senior Certificates", the related portion of the Subordinate Interest Distribution Amount and the related portion of the Class PO Carry Forward Amount and (b) the aggregate of the sum for each class of Subordinate Certificates of the amounts described in clauses (i) through (iv) of the immediately preceding paragraph is hereinafter referred to as the "related Subordinate Principal Distribution Amount" for such Sub-Pool. The holders of the Subordinate Certificates will be entitled to distributions from the Subordinate Principal Distribution Amount relating to both Sub-Pools.

         Notwithstanding the foregoing, on any Distribution Date on which there is an Undercollateralized Sub-Pool and an Overcollateralized Sub-Pool, the related Subordinate Principal Distribution Amount distributable to the portion of the Subordinate Certificates representing an interest in the Undercollateralized Sub-Pool will be increased, and the related Subordinate Principal Distribution Amount distributable to the portion of the Subordinate Certificates representing an interest in the Overcollateralized Sub-Pool will be decreased by diverting from the related Subordinate Principal Distribution Amount for the Overcollateralized Sub-Pool to the related Subordinate Principal Distribution Amount for the Undercollateralized Sub-Pool an amount calculated based on the overcollateralized amount expressed as a percentage of the aggregate principal balance of the Mortgage Loans in such Overcollateralized Sub-Pool.

         The Class B Percentage for the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6PO Certificates (with respect to each such class, the related "Class B Percentage") initially will equal approximately 2.02%, approximately 0.91%, approximately 0.35%, approximately 0.35%, approximately 0.15% and approximately 0.25%, respectively, and will in no event exceed 100%, and will be adjusted for each Distribution Date to be the percentage equal to the Certificate Principal Balance of the related class of Subordinate Certificates immediately prior to such Distribution Date divided by the aggregate Non-Class PO Percentage of the Scheduled Principal Balance of the Mortgage Loans immediately prior to such Distribution Date. The "Subordinate Prepayment Percentage" for either Sub-Pool for any Distribution Date will equal 100% minus the Class A Prepayment Percentage.

         On any Distribution Date, the portion of (a) all principal prepayments on the Mortgage Loans in a Sub-Pool and (b) net liquidation proceeds allocable to principal of any Mortgage Loan in such Sub-Pool that was finally liquidated during the related Prepayment Period, in each case not included in the related Class A Principal Distribution Amount and the related portion of the Class PO Principal Distribution Amount will be allocated on a PRO RATA basis among the following classes of Subordinate Certificates (to the extent such classes represent an interest in such Sub-Pool) in proportion to the respective outstanding portions of the Certificate Principal Balances thereof representing an interest in such Sub-Pool: (i) the related portion of the Class B-1 Certificates evidencing an interest in such Sub-Pool; (ii) the related portion of the Class B-2 Certificates evidencing an interest in such Sub- Pool, if on such Distribution Date the aggregate percentage interest in the Trust Fund evidenced by the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6PO Certificates equals or exceeds 2.00% before giving effect to distributions on such Distribution Date; (iii) the related portion of the Class B-3 Certificates evidencing an interest in such Sub-Pool, if on such Distribution Date the aggregate percentage interest in the Trust Fund evidenced by the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6PO Certificates equals or exceeds 1.10% before giving effect to distributions on such Distribution Date; (iv) the related portion of the Class B-4 Certificates evidencing an interest in such Sub-Pool, if on such Distribution Date the percentage interest in the Trust Fund evidenced by the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6PO Certificates equals or exceeds 0.75% before giving effect to distributions on such Distribution Date; (v) the related portion of the Class B-5 Certificates evidencing an interest in such Sub-Pool, if on such Distribution Date the percentage interest in the Trust Fund evidenced by the Class B-5 Certificates and the Class B-6PO Certificates equals or exceeds 0.40% before giving effect to distributions on such Distribution Date; and (vi) the related portion of the Class B-6PO Certificates evidencing an interest in such Sub-Pool, if on such Distribution Date the percentage interest in the Trust Fund evidenced by the Class B-6PO Certificates equals or exceeds 0.25% before giving effect to distributions on such Distribution Date.

         If on any Distribution Date the allocation of full and partial prepayments with respect to either Sub-Pool would reduce the related portions of the aggregate outstanding Certificate Principal Balance of the most subordinate class of Subordinate Certificates then entitled to payment from such Sub-Pool to zero, any amounts in excess of the portion of the Certificate Principal Balances of the Subordinate Certificates then entitled to payment representing an interest in such Sub-Pool shall be diverted to pay the portion of such Subordinate Certificates representing an interest in the other Sub-Pool until the Certificate Principal Balances thereof shall be reduced to zero prior to paying any classes of more Subordinate Certificates.

         For purposes of all principal distributions described above and for calculating the related Subordinate Percentage, the applicable Certificate Principal Balance for any Distribution Date shall be determined after the allocation of losses on the Mortgage Loans in, and Extraordinary Trust Fund Expenses attributable to, the Mortgage Pool to be made on such Distribution Date as described under "--Allocation of Losses; Subordination" below.

         As stated above under "--Principal Distributions on the Senior Certificates", for each Distribution Date occurring prior to the Distribution Date in March 2004, the Class A Prepayment Percentage for each Sub-Pool will equal 100%, and until the earlier of such date and the date on which the related Class A Certificates are paid in full, no distributions based on principal prepayments or, in certain instances, net liquidation proceeds, on the Mortgage Loans in such Sub- Pool will be distributed to the Subordinate Certificates. Thereafter, unless the Certificate Principal Balance of the related Class A Certificates have been reduced to zero, the related Subordinate Prepayment Percentage may continue to be 0% or otherwise be disproportionately small relative to the related Subordinate Percentage. See "--Principal Distributions on the Senior Certificates" herein.

         Distributions of the related Subordinate Principal Distribution Amount for each Sub-Pool on each Distribution Date will be made as follows: first to the holders of the Class B-1 Certificates, second to the holders of the Class B-2 Certificates, third to the holders of the Class B-3 Certificates, and then to the holders of the remaining classes of Subordinate Certificates, in each case to the extent of available funds, in each case to the extent such Certificates represent an interest in the related Sub-Pool and in each case to the extent of the portion of the related Subordinate Principal Distribution Amount payable in respect of each such class of Subordinate Certificates for such Distribution Date.

P&I ADVANCES

         Subject to the following limitations, the Master Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Certificate Account that are not included in the related Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee (as defined herein), that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, a "P&I Advance").

         P&I Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such P&I Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

         All P&I Advances will be reimbursable to the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Mortgage Loan that are deemed by the Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Master Servicer out of any funds in the Certificate Account prior to the distributions on the Certificates. In the event the Master Servicer fails in its obligation to make any such advance, the Trustee will be obligated to make any such advance, to the extent required in the Agreement.


ALLOCATION OF LOSSES; SUBORDINATION

         Realized Losses (other than Excess Losses) will be allocated on any Distribution Date as follows: first, to the Class B-6PO Certificates; second, to the Class B-5 Certificates; third, to the Class B-4 Certificates; fourth, to the Class B-3 Certificates; fifth, to the Class B-2 Certificates; and sixth, to the Class B-1 Certificates, in each case until the Certificate Principal Balance of such class has been reduced to zero. Thereafter, if such Realized Losses are on a Class IO Mortgage Loan such Realized Losses will be allocated on any Distribution Date among the Group 1 Class A Certificates on a PRO RATA basis (in the case of a Realized Loss on a Mortgage Loan in Sub-Pool 1) or to the Class A2 Certificates (in the case of a Realized Loss on a Mortgage Loan in Sub-Pool 2) and if such Realized Losses are on a Class PO Mortgage Loan such Realized Losses
(i) will be allocated to the Class PO Certificates in an amount equal to the related Class PO Percentage of such Realized Losses and (ii) the remainder of such Realized Losses will be allocated among the Group 1 Class A Certificates on a PRO RATA basis (in the case of a Realized Loss on a Mortgage Loan in Sub-Pool
1) or to the Class A2 Certificates (in the case of a Realized Loss on a Mortgage Loan in Sub-Pool 2). Notwithstanding the foregoing, any such Realized Losses otherwise allocable to the Super Senior Certificates will be allocated to the Senior Support Lockout Certificates, until the Certificate Principal Balance of the Senior Support Lockout Certificates has been reduced to zero.

         Investors in the Class A Certificates should be aware that because the Subordinate Certificates represent interests in both Sub-Pools, the Certificate Principal Balances of such Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the Mortgage Loans in one Sub-Pool. Therefore, notwithstanding that Realized Losses on the Mortgage Loans in one Sub-Pool may only be allocated to the related Class A Certificates, the allocation to the Subordinate Certificates of Realized Losses on the Mortgage Loans in the other Sub-Pool will reduce the subordination provided to such Class A Certificates by the Subordinate Certificates and increase the likelihood that Realized Losses may be allocated to such Class A Certificates. In addition, investors in each class of Subordinate Certificates offered hereby should be aware that although each class of Subordinate Certificates initially represents interests in each Sub-Pool divided PRO RATA based on the Sub-Pool balances, Realized Losses in one Sub-Pool might be allocated to the portion of such class of Subordinate Certificate evidencing an interest in the other Sub-Pool causing the percentage of such Subordinate Certificate evidenced in the other Sub- Pool to be smaller than would otherwise be the case without cross-collateralization.

         Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses (collectively, "Excess Losses") on a Class IO Mortgage Loan will be allocated on any Distribution Date among the Group 1 Class A Certificates (in the case of a Realized Loss on a Mortgage Loan in Sub-Pool 1) or the Class A2 Certificates (in the case of a Realized Loss on a Mortgage Loan in Sub-Pool 2), and the portion of the Subordinate Certificates representing an interest in the related Sub-Pool on a PRO RATA basis and Excess Losses on a Class PO Mortgage Loan (i) will be allocated to the Class PO Certificates in an amount equal to the related Class PO Percentage of such Excess Losses and (ii) the remainder of such Excess Losses will be allocated among the Group 1 Class A Certificates (in the case of a Realized Loss on a Mortgage Loan in Sub- Pool 1) or the Class A2 Certificates (in the case of a Realized Loss on a Mortgage Loan in Sub-Pool 2), and the Subordinate Certificates on a PRO RATA basis.

         Any allocation of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred. Extraordinary Trust Fund Expenses will be allocated on any Distribution Date as follows: first, to the Class B-6PO Certificates; second, to the Class B-5 Certificates; third, to the Class B-4 Certificates; fourth, to the Class B-3 Certificates; fifth, to the Class B-2 Certificates; and sixth, to the Class B-1 Certificates, in each case until the Certificate Principal Balance of such class has been reduced to zero. Thereafter, such Extraordinary Trust Fund Expenses will be allocated on any Distribution Date among the Senior Certificates (other than the Class IO Certificates) on a PRO RATA basis. Notwithstanding the foregoing, any Extraordinary Trust Fund Expenses otherwise allocable to the Super Senior Certificates will be allocated to the Senior Support Lockout Certificates, until the Certificate Principal Balance of the Senior Support Lockout Certificates has been reduced to zero.

         An allocation of a Realized Loss on a PRO RATA basis among two or more classes of Certificates (or related portion thereof representing an interest in a Sub-Pool) means an allocation to each such class of Certificates (or related portion thereof representing an interest in a Sub-Pool) on the basis of its then outstanding Certificate Principal Balance (or portion thereof) prior to giving effect to distributions to be made on such Distribution Date.

         With respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the Certificateholders by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer for P&I Advances, Servicing Fees and Servicing Advances) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Special Hazard Losses, Fraud Losses and Bankruptcy Losses are referred to herein as "Realized Losses".

         In the event that Realized Losses are incurred that are covered by subordination, such losses will be allocated to the most subordinate class of Certificates then outstanding. The priorities for distribution of cash flows described herein, in certain circumstances, may result in cash flow shortfalls to any class of Subordinate Certificates even if it is not the most subordinate class of Certificates then outstanding; however, the interest portion of any such shortfall would be distributable as unpaid Interest Distribution Amount on future Distribution Dates as cash flows allow, to the extent of available funds, and the principal portion of any such shortfall would not result in a reduction of the Certificate Principal Balance of such class. In such event, the percentage interest represented by such class would increase relative to the respective Certificate Principal Balances of the more subordinate classes of Certificates. With respect to the most subordinate class of the Certificates outstanding at the time any Realized Loss is incurred, the total amount of the Realized Loss allocated to such class may be greater than the concurrent reduction in the Certificate Principal Balance thereof because such reduction will not reflect any undistributed Interest Distribution Amount on such class. Such undistributed Interest Distribution Amount on the most subordinate class of the Certificates outstanding will not be distributable on any future Distribution Date. As a result, it is possible that the total amount of Realized Losses that may be allocated to any class of Subordinate Certificates may exceed the initial Certificate Principal Balance thereof.

         In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount, the Class PO Principal Distribution Amount and the Class A Principal Distribution Amount, on each Distribution Date, holders of Senior Certificates have a right to distributions of the Available Distribution Amount for the related Sub-Pool or Sub-Pools that is prior to the rights of the holders of the Subordinate Certificates, to the extent necessary to satisfy the Senior Interest Distribution Amount, the Class PO Principal Distribution Amount and the Class A Principal Distribution Amount. In addition, holders of the Super Senior Certificates will have a right, on each Distribution Date after the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, to that portion of the Available Distribution Amount for Sub-Pool 1 otherwise allocable to the Senior Support Lockout Certificates to the extent necessary to satisfy the Interest Distribution Amount on the Super Senior Certificates and the Super Senior Optimal Principal Distribution Amount.

         The application of the Class A Prepayment Percentage (when it exceeds the related Class A Percentage) to determine the Group 1 Class A Principal Distribution Amount or the Group 2 Class A Principal Distribution Amount, as applicable, will accelerate the amortization of the related Class A Certificates relative to the actual amortization of the Mortgage Loans in the related Sub-Pool. The Class PO Certificates will not receive more than the Class PO Percentage of any unscheduled payment relating to a Class PO Mortgage Loan. To the extent that the related Class A Certificates are amortized faster than the related Mortgage Loans, in the absence of offsetting Realized Losses allocated to the Subordinate Certificates, the percentage interest evidenced by such Class A Certificates in the related Sub-Pool will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded the Senior Certificates by the Subordinate Certificates.

         The holders of the Offered Certificates will generally not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any classes of Certificates subordinate thereto (except in the case of the Class PO Certificates, an amount equal to the Class PO Percentage of the outstanding principal balance of a Class PO Mortgage Loan described in clause (iv) of the definition of Class PO Principal Distribution Amount). Accordingly, the subordination provided to the Offered Certificates with respect to Realized Losses allocated on any Distribution Date will be effected primarily by increasing the percentage of future distributions of principal of the remaining Mortgage Loans.

         Because the Class PO Percentage of the Class PO Mortgage Loans will not change over time, the protection from losses provided to the Class PO Certificates by the Subordinate Certificates is limited to the prior right of the Class PO Certificates to receive distributions in respect of principal as described herein. Furthermore, principal losses on the Mortgage Loans that are not covered by subordination will be allocated to the Class PO Certificates only to the extent they occur on a Class PO Mortgage Loan and only to the extent of the related Class PO Percentage of such losses. Such allocation of principal losses on the Class PO Mortgage Loans may result in such losses being allocated to the Non-Class PO Certificates in an amount that is greater or less than would have been the case had such losses been allocated in proportion to the Certificate Principal Balance of the Class PO Certificates. Thus, the related Class A Certificates will bear the entire amount of losses in the related Sub-Pool that are not allocated to the Subordinate Certificates, other than the amount allocable to the Class PO Certificates.

         The aggregate amount of Realized Losses which may be allocated in connection with Special Hazard Losses on the Mortgage Loans (the "Special Hazard Amount") through subordination shall initially be equal to approximately $3,604,579. As of any date of determination following the Cut-off Date, the Special Hazard Amount shall equal the amount set forth in the preceding sentence less the sum of (A) any amounts allocated through subordination in respect of Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated pursuant to the terms of the Agreement.

         The aggregate amount of Realized Losses which may be allocated in connection with Fraud Losses on the Mortgage Loans (the "Fraud Loss Amount") through subordination shall initially be equal to approximately $2,233,054. As of any date of determination after the Cut-off Date, the Fraud Loss Amount shall equal (X) prior to the third anniversary of the Cut-off Date an amount equal to 1.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date minus the aggregate amounts allocated through subordination with respect to Fraud Losses on the Mortgage Loans up to such date of determination and (Y) from the third to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 0.50% of the aggregate principal balance of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated through subordination with respect to Fraud Losses on the Mortgage Loans since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

         The aggregate amount of Realized Losses which may be allocated in connection with Bankruptcy Losses on the Mortgage Loans (the "Bankruptcy Amount") through subordination will initially be equal to approximately $100,000. As of any date of determination, the Bankruptcy Amount shall equal the initial Bankruptcy Amount less the sum of any amounts allocated through subordination for such losses up to such date of determination.

         The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be reduced or modified upon confirmation from Standard & Poor's and Fitch that such reduction or modification will not adversely affect the then-current ratings assigned to the Offered Certificates rated thereby. Such a reduction or modification may adversely affect the coverage provided by the subordination with respect to Special Hazard Losses, Fraud Losses and Bankruptcy Losses.

         A "Special Hazard Loss" is a loss incurred in respect of any defaulted Mortgage Loan as a result of direct physical loss or damage to the Mortgaged Property (except as a result of the exclusions described below), which is not insured against under the standard hazard insurance policy or blanket policy insuring against hazard losses which the Master Servicer is required to cause to be maintained on each Mortgage Loan. See "Description of Primary Insurance Policies--Primary Hazard Insurance Policies" in the Prospectus.

         Special Hazard Losses will not include any loss resulting from:

                         (i) wear and tear, deterioration, rust or corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin, insects;

                        (ii) smog, smoke, vapor, liquid or dust discharge from agricultural or industrial operations; pollution; contamination;

                       (iii) settling, subsidence, cracking, shrinkage, bulging or expansion of pavements, foundations, walls, floors, roofs or ceilings;

                        (iv) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss.

Special Hazard Losses also will not include any loss (each, an "Extraordinary Loss") resulting from:

                         (i) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

                        (ii) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces, or by military, naval or air forces, or by an agent of any such government, power, authority or forces;

                       (iii) any weapon of war employing atomic fission or radioactive forces whether in time of peace or war; and

                        (iv) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transactions or trade.

         "Excess Special Hazard Losses" are Special Hazard Losses in excess of the Special Hazard Amount.

         A "Fraud Loss" is a loss incurred on a defaulted Mortgage Loan as to which there was intentional fraud, dishonesty or misrepresentation in the origination of such Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Mortgage Insurance Policy because of such fraud, dishonesty or misrepresentation.

         "Excess Fraud Losses" are Fraud Losses in excess of the Fraud Loss Amount.

         A "Bankruptcy Loss" is a Deficient Valuation or a Debt Service Reduction. With respect to any Mortgage Loan, a "Deficient Valuation" is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A "Debt Service Reduction" is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

         "Excess Bankruptcy Losses" are Bankruptcy Losses in excess of the Bankruptcy Amount.

         An "Extraordinary Trust Fund Expense" is an unanticipated, non-Mortgage Loan specific Trust Fund expense, including certain reimbursements to the Master Servicer or Depositor described in the Prospectus under "Description of the Certificates--Certain Matters Regarding the Master Servicer and the Depositor", certain reimbursements to the Trustee described under "Pooling and Servicing Agreement--The Trustee" herein and certain taxes that may be payable by the Trust Fund as described herein under "Federal Income Tax Consequences".


RESTRICTIONS ON TRANSFER OF THE SENIOR SUPPORT LOCKOUT CERTIFICATES, THE SUBORDINATE CERTIFICATES AND THE RESIDUAL CERTIFICATES

         Because the Subordinate Certificates are subordinate to the Senior Certificates (and the Senior Support Lockout Certificates are subordinate to the Super Senior Certificates), none of the Subordinate Certificates of any class nor the Senior Support Lockout Certificates may be purchased by or transferred to a Plan (as defined herein) except upon the delivery of a certification of facts or an opinion of counsel, as provided herein. In addition, the Residual Certificates may not be purchased by or transferred to a Plan (as defined herein) except upon the delivery of a certification of facts or an opinion of counsel, as provided herein. See "ERISA Considerations" herein. In addition, the Residual Certificates will be subject to certain additional restrictions described under "Federal Income Tax Consequences--Special Tax Considerations Applicable to the Residual Certificates" herein and "Federal Income Tax Consequences--REMICs--Tax on Transfers of REMIC Residual Certificates to Certain Organizations" and "--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the Prospectus.



                         POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1999 (the "Agreement"), among the Depositor, the Master Servicer and the Trustee, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Certificates. The Trust Fund created under the Agreement will consist of (i) all of the Depositor's right, title and interest in and to the Mortgage Loans, the related Mortgage Notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement and (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement among the Depositor, the Mortgage Loan Seller and the Originator (other than certain rights of the Depositor to indemnification by the Originator). Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust Fund, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Trustee, located in New York, New York. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to the Secretary, Salomon Brothers Mortgage Securities VII, Inc., 390 Greenwich Street, New York, New York 10013.

ASSIGNMENT OF THE MORTGAGE LOANS

         The Depositor will deliver to the Trustee with respect to each Mortgage Loan (i) the Mortgage Note endorsed without recourse to the Trustee to reflect the transfer of the Mortgage Loan, (ii) the original Mortgage with evidence of recording indicated thereon and (iii) an assignment of the Mortgage in recordable form to the Trustee, reflecting the transfer of the Mortgage Loan. Such assignments of Mortgage Loans are required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records.


THE ORIGINATOR AND MASTER SERVICER

         The information set forth in the following paragraphs has been provided by the Master Servicer. None of the Depositor, the Mortgage Loan Seller, the Trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

         On April 30, 1997, the parent of PHH Mortgage Services Corporation, PHH Corporation, announced that it had merged with HFS Incorporated pursuant to which PHH Corporation became a subsidiary of HFS Incorporated. On December 18, 1997, HFS Incorporated announced it had merged with CUC International, Inc. ("CUC"). The new company name is Cendant Corporation ("Cendant"). Cendant's primary business segments include "travel" (hotels, rental cars, and vacation time shares), "real estate" (real estate brokerage offices including Century 21, Coldwell Banker, and ERA, and mortgage services), and "membership" (access to travel, shopping, auto, dining, financial, and other services to over 73 million members worldwide). PHH Mortgage Services Corporation has since changed its name to Cendant Mortgage Corporation to show its affiliation with the new parent company.

         On April 15, 1998, Cendant publicly announced that in the course of transferring responsibility for Cendant's accounting functions from the former CUC personnel to HFS Incorporated accounting personnel and preparing for the reporting of first quarter 1998 financial results, it had discovered accounting irregularities in certain CUC business units. As a result, upon discovering such accounting irregularities in certain former CUC business units, Cendant together with its counsel and assisted by auditors immediately began an intensive investigation (the "Cendant Investigation"). In addition, the Audit Committee of the Board of Directors engaged Willkie Farr & Gallagher ("Willkie Farr") as special legal counsel and Willkie Farr engaged Arthur Andersen LLP to perform an independent investigation into these accounting irregularities (the "Audit Committee Investigation", together with the Cendant Investigation, the "Investigations"). On July 14, 1998, Cendant publicly announced that the accounting irregularities were greater than those initially discovered in April and that the irregularities affected the accounting records of the majority of the CUC business units. On August 27, 1998, Cendant publicly announced that the Audit Committee of the Board of Directors had submitted its report (the "Report") to the Board of Directors on the Audit Committee Investigation into the accounting irregularities and its conclusions regarding responsibility for those actions. A copy of the Report has been filed as an exhibit to Cendant's Current Report on Form 8-K, dated August 28, 1998. As a result of the findings of the Investigations, Cendant has restated its previously reported financial results for 1997, 1996 and 1995 on Cendant's annual report on Form 10K/A, each filed on September 28, 1998.

         As a result of the aforementioned accounting irregularities, numerous class action lawsuits, two shareholder derivative lawsuits and an individual lawsuit have been filed against Cendant, and among others, its predecessor, HFS, and certain current and former officers and directors of

Cendant and HFS, asserting various claims under the Federal securities laws and certain state statutory and common laws.

         In addition, the staff of the Securities and Exchange Commission (the "SEC") and the United States Attorney for the District of New Jersey are conducting investigations (the "Government Investigations") relating to the accounting irregularities. The SEC staff has advised Cendant that its inquiry should not be construed as an indication by the SEC or its staff that any violations of law have occurred. While management has made all adjustments considered necessary as a result of the findings of the Investigations and restated Cendant's financial statements for 1997, 1996 and 1995, there can be no assurances that additional restatements will not be required as a result of the Government Investigations.

         While it is not feasible to predict or determine the final outcome of these proceedings or to estimate the amounts or potential range of loss with respect to these matters, management believes that an adverse outcome with respect to such proceedings could have a material adverse impact on the financial condition, results of operations and cash flows of Cendant which could have a material adverse impact on the financial condition or cash flows of PHH Corporation and its subsidiary Cendant Mortgage Corporation.

         The accounting irregularities described above did not include PHH Corporation or any of its subsidiaries, including Cendant Mortgage Corporation.

         Copies of PHH Corporation's Annual Report on Form 10K/A for the year ended December 31, 1997 and Quarterly Report for the quarters ended March 31, 1998 and June 30, 1998 may be inspected at the public reference facilities maintained by the SEC at 450 5th Street, N.W., Washington, D.C. 20549 and copies of such material may be obtained at the Public Reference Section of the SEC at the same address at prescribed rates. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, regarding PHH Corporation may be viewed. The Internet address of such World Wide Web sit is http:\\www.sec.gov.

         The Master Servicer's executive offices are located at 6000 Atrium Way, Mt. Laurel, New Jersey 08054, and its telephone number is (609) 439-6000.

         The Master Servicer will service the Mortgage Loans in accordance with the terms of the Agreement. The Master Servicer may perform any of its obligations under the Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement the Master Servicer will remain primarily liable for its servicing duties and obligations under the Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

         DELINQUENCY AND FORECLOSURE EXPERIENCE. The following table sets forth the delinquency and foreclosure experience of mortgage loans serviced by the Master Servicer as of the dates indicated. The Master Servicer's portfolio of mortgage loans may differ significantly from the Mortgage Loans in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans. The actual delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of borrowers to make required payments.

    DELINQUENCY AND FORECLOSURE EXPERIENCE IN THE MASTER SERVICER'S PORTFOLIO
              OF ONE- TO FOUR-FAMILY, RESIDENTIAL MORTGAGE LOANS(1)


                                --------------------------------------------------------------------------------
                                                             AS OF DECEMBER 31
                                          1996                     1997                        1998
                                          ----                     ----                        ----
                                  NO. OF     PRINCIPAL     NO. OF      PRINCIPAL       NO. OF       PRINCIPAL
                                   LOANS      BALANCE       LOANS       BALANCE        LOANS         BALANCE
                                --------------------------------------------------------------------------------

Total Portfolio                   224,622     $24,825      262,754     $29,702       370,937          $43,041

Period of
Delinquency(2)
  30-59 Days                       3,334        $344        5,082        $526          8,509           $898
  Percent Delinquent               1.5%         1.4%        1.9%         1.8%           2.3%           2.1%
  60-89 Days                        576         $71          961          $96          1,572           $157
  Percent Delinquent               0.3%         0.3%        0.4%         0.3%           0.4%           0.4%
  90 Days or                         0           $0          324          $28           932            $92
more(3)
  Percent Delinquent               0.0%         0.0%        0.1%         0.1%           0.3%           0.2%
Total Delinquencies(4)             3,910        $415        6,367        $650          11,013         $1,147

Percent Total                      1.7%         1.7%        2.4%         2.2%           3.0%           2.7%
Delinquencies
Foreclosure/Bankruptcies/
  Real Estate Owned                1,340        $149        2,105        $217          2,881           $272
Percent Foreclosure/
  Bankruptcy/REO                   0.6%         0.6%        0.8%         0.7%           0.8%           0.6%
------------------------

(1) THE TABLE SHOWS MORTGAGE LOANS WHICH WERE DELINQUENT OR FOR WHICH FORECLOSURE PROCEEDINGS HAD BEEN INSTITUTED AS OF THE DATE INDICATED. ALL DOLLAR AMOUNTS ARE IN MILLIONS AND HAVE BEEN ROUNDED TO THE NEAREST WHOLE NUMBER.

(2) NO MORTGAGE LOAN IS INCLUDED IN THIS TABLE AS DELINQUENT UNTIL IT IS 30 DAYS PAST DUE.

(3)  THE 90 DAYS OR MORE PERIOD OF DELINQUENCY IS NET OF THE
     FORECLOSURES/BANKRUPTCIES/REAL ESTATE OWNED CATEGORY. ON SOME OCCASIONS, THESE LOANS MAY FALL INTO THE CURRENT THROUGH 89 DAYS LATE CATEGORIES AS WELL, HOWEVER, SUCH OCCURRENCES ARE RARE. THE "TOTAL DELINQUENCIES" CATEGORY INCLUDES THE FORECLOSURES/BANKRUPTCIES/REAL ESTATE OWNED CATEGORY.

(4)  ENTRIES MAY NOT ADD UP TO TOTAL DUE TO ROUNDING.

     In reviewing the foregoing table, it should be noted that the increase in delinquencies, foreclosures, bankruptcies and real estate owned from December 31, 1996 to December 31, 1997 is due to an increase in FHA and VA loans in the portfolio as well as increased foreclosures on adjustable rate loans in 1997. In addition, the increases in delinquencies from December 31, 1996 to December 31, 1997 are also due to an increase in the number of FHA and VA loans in the portfolio. Bankruptcy loans amounted to 0.40% Of the 1997 loan count as compared to 0.31% Of the 1996 loan count. Foreclosure loans amounted to 0.35% Of the 1997 loan count as compared to 0.24% Of the 1996 loan count. REO loans amounted to 0.05% Of the 1997 loan count as compared to 0.06% Of the 1996 loan count.

THE TRUSTEE

     The Chase Manhattan Bank, a New York banking corporation, will act as Trustee for the Certificates pursuant to the Agreement. The Trustee's offices for notices under the Agreement are located at 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Capital Markets Fiduciary Services, and its telephone number is (212) 946-3200.

         The principal compensation to be paid to the Trustee in respect of its obligations under the Agreement will be equal to any interest or other income earned on funds held in the distribution account as provided in the Agreement. The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of the Agreement) incurred by the Trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense (i) resulting from a breach of the Master Servicer's obligations and duties under the Agreement, (ii) that constitutes a specific liability of Trustee under the Agreement or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Agreement.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities for the Certificates will be equal to accrued interest at the Servicing Fee Rate of between 0.200% per annum and 1.075% per annum with respect to each Mortgage Loan for each calendar month on the same principal balance on which interest on such Mortgage Loan accrues for such calendar month (the "Servicing Fee"). The portion of the Servicing Fee which accrued at a rate in excess of 0.20% per annum will be set aside by the Master Servicer to pay for lender funded mortgage insurance and will not be treated as servicing compensation and will not be available to make payments of Compensating Interest. As additional servicing compensation, the Master Servicer is entitled to retain all assumption fees and late payment charges in respect of Mortgage Loans, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts in respect of Mortgage Loans. The Master Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the Mortgage Loans on any Distribution Date (payments made by the Master Servicer in satisfaction of such obligation, "Compensating Interest") only to the extent of the portion of its aggregate Servicing Fee which accrued at a rate of 0.20% per annum. The Master Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool incurred by the Master Servicer in connection with its responsibilities under the Agreement and is entitled to reimbursement therefor as provided in the Agreement. See "Description of the Certificates--Retained Interest; Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding expenses payable by the Master Servicer and "Federal Income Tax Consequences" herein regarding certain taxes payable by the Master Servicer.


VOTING RIGHTS

     At all times, 97% of all Voting Rights will be allocated among the holders of the Certificates (other than the Class IO Certificates and the Residual Certificates) in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, 1% of all Voting Rights will be allocated among the holders of the Class IO Certificates in proportion to the then outstanding Notional Amounts of their respective Certificates, 1% of all Voting Rights will be allocated among the holders of the Class B-6IO Certificates, in proportion to the then outstanding Notional Amounts of their respective Certificates and 1/2 of 1% of all Voting Rights will be allocated among the holders of each class of Residual Certificates in proportion to the percentage interests in such classes evidenced by their respective Certificates.

TERMINATION

     The circumstances under which the obligations created by the Agreement will terminate in respect of the Certificates are described in "Description of the Certificates--Termination" in the Prospectus. The Master Servicer will have the right to purchase the Mortgage Loans and any properties acquired in respect thereof on any Distribution Date, once the aggregate principal balance of the Mortgage Loans and such properties at the time of purchase is reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. If the Master Servicer elects to exercise the foregoing option, such election will effect the termination of the Trust Fund and the early retirement of the Certificates. In the event the Master Servicer exercises such option, the purchase price payable in connection therewith generally will be equal to the greater of par or the fair market value of the Mortgage Loans and such properties, plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is distributed, together with any amounts due to the Master Servicer for servicing compensation at the Servicing Fee Rate and any unreimbursed Servicing Advances. In the event the Master Servicer exercises such option, the portion of the purchase price allocable to the Certificates of each class will be, to the extent of available funds, (i) in the case of the Certificates of any class (other than the Class IO Certificates), 100% of the then outstanding Certificate Principal Balance thereof, plus (ii) in the case of the Certificates of any class (other than the Class PO Certificates), one month's interest on the then outstanding Certificate Principal Balance or Notional Amount thereof at the then applicable Pass-Through Rate for such class, plus (iii) any previously accrued but unpaid interest thereon. In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. See "Description of the Certificates--Termination" in the Prospectus.



                         FEDERAL INCOME TAX CONSEQUENCES


     Two separate elections will be made to treat designated portions of the Trust Fund as real estate mortgage investment conduits ("REMIC I" and "REMIC II", respectively, and each a "REMIC") for federal income tax purposes. Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, each of REMIC I and REMIC II will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

     For federal income tax purposes, (i) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (ii) separate non-certificated regular interests in REMIC I will be issued and will be the "regular interests" in REMIC I, (iii) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II and (iv) the Senior Certificates and the Subordinate Certificates will represent ownership of "regular interests" in, and will be treated as debt instruments of REMIC II. See "Federal Income Tax Consequences--REMIC--Classification of REMICs" in the Prospectus.

     For federal income tax reporting purposes, the Class IO Certificates, the Class PO Certificates, the Class B-2 Certificates and the Class B-3 Certificates will, and the Class A Certificates and the Class B-1 Certificates will not, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination, the Mortgage Loans will prepay at a rate equal to 275% SPA. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class IO Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the Class IO Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on a variable rate such as the Class IO Certificates. Prospective purchasers of the Class IO Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     If the method of computing original issue discount described in the Prospectus results in a negative amount for any period with respect to any Certificateholder (in particular, the holders of the Class IO Certificates), the amount of original issue discount allocable to such period would be zero, and such Certificateholder will be permitted to offset such amounts only against the respective future income (if any) from such Certificate. Although uncertain, a Certificateholder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

     The OID Regulations suggest that original issue discount with respect to securities such as the Class IO Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to the uncertificated regular interests represented by the Class IO Certificates will be reported to the IRS and the Certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated above, treating all such uncertificated regular interests as a single debt instrument as set forth in the OID Regulations.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to Certificateholders and the IRS. Prospective purchasers of Offered Certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of such Certificates in this regard.

     Certain Classes of Certificates may be treated for federal income tax purposes as having been issued with a premium. Certificateholders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such Certificates and will be applied as an offset against such interest payments. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

     The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the related Trust Fund would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code, generally to the extent that the Offered

Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. The Offered Certificates (other than the Residual Certificates) also will be treated as "qualified mortgages" under Section 860G(a)(3) of the Code. See "Federal Income Tax Consequences --REMICs--Characterization of Investments in REMIC Certificates" in the Prospectus.

     It is not anticipated that either REMIC I or REMIC II will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on REMIC I or REMIC II, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement, (ii) by the Master Servicer, if the Master Servicer has breached its obligations with respect to REMIC compliance under the Agreement and (iii) otherwise by the Trust Fund, with a resulting reduction in amounts otherwise distributable to holders of the related Offered Certificates. See "Description of the Certificates-- General" and "Federal Income Tax Consequences --REMICs--Prohibited Transactions Tax and Other Taxes" in the Prospectus.

     The responsibility for filing annual federal information returns and other reports will be borne by the Trustee. See "Federal Income Tax
Consequences--REMICs--Reporting and Other Administrative Matters" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMICs" in the Prospectus.


SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

     The IRS has issued regulations under the provisions of the Code related to REMICs (the "REMIC Regulations") that significantly affect holders of the Residual Certificates. The REMIC Regulations will impose restrictions on the transfer or acquisition of certain residual interests, including the Residual Certificates. In addition, the REMIC Regulations contain restrictions that apply to the transfer of "noneconomic" residual interests to United States persons. The REMIC Regulations also provide that transfers of a Residual Certificate to a non-United States person will be disregarded for tax purposes in certain cases. Transfers of the Residual Certificates to such persons are, however, prohibited under the Agreement. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the Prospectus and "ERISA Considerations" and "Description of the Certificates--Restrictions on Transfer of the Residual Certificates" herein for additional restrictions on transfer of the Residual Certificates.

     The REMIC Regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax". Based on the REMIC Regulations, the Residual Certificates will constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Residual Certificates. All transfers of the Residual Certificates will be subject to certain restrictions under the terms of the Agreement that are intended to reduce the possibility of any such transfer being disregarded to the extent that the Residual
Certificates constitute noneconomic residual interests.

     The holders of the Class R-II Certificates will be required to report taxable income and pay tax with respect to the early accrual periods of the related REMIC's term that significantly exceeds the amount of cash distributions received by such holders from the related REMIC with respect to such periods. Furthermore, the tax on such income will exceed the cash distributions with respect to such periods. Consequently, holders of the Class R-II Certificates should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the related REMIC as a result of their ownership of the Class R-II Certificates. In addition, the required inclusion of this amount of taxable income during the related REMIC's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Class R-II Certificate (or possibly later under the "wash sale" rules of Section 1091 of the Code) may cause the after-tax rate of return of a holder of a Class R-II Certificate to be zero or negative even where such holders' pre-tax rate of return is positive. That is, on a present value basis, the resulting tax liabilities of a holder of a Class R-II Certificate will substantially exceed the sum of any tax benefits and the amount of any cash distributions on such Class R-II Certificates over their life.

     An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) a Residual Certificate, particularly a Class R-I Certificate, may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the related REMIC in computing such holder's regular tax liability and will not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. Such expenses will be allocated for federal income tax purposes entirely to the Class R-I Certificates and not to the Class R-II Certificates. However, it is possible that the IRS may require or all or some portion of such fees and expenses to be allocable to the Class R-II Certificates. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass Through of Miscellaneous Itemized Deductions" in the Prospectus.

     Potential investors in Residual Certificates should also be aware that under the terms of the Agreement, the holders of the largest Percentage Interest in the Residual Certificates shall, by their acceptance of such Certificates, agree to irrevocably appoint the Trustee as their agent to perform all of the duties of the tax matters person for the related REMIC.

     Purchasers of the Residual Certificates are strongly advised to consult their own tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

     For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Yield on the Certificates--Additional Yield Considerations Applicable Solely to the Residual Certificates" herein and "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMICs" in the Prospectus.

                             METHOD OF DISTRIBUTION


     Subject to the terms and conditions set forth in the Underwriting Agreement, dated February 22, 1999 (the "Underwriting Agreement"), the Depositor has agreed to sell, and Salomon Smith Barney Inc. (the "Underwriter") has agreed to purchase the Offered Certificates. The Underwriter is obligated to purchase all Offered Certificates of the respective classes offered hereby if it purchases any. The Underwriter is an affiliate of the Depositor.

     Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 98.934% of the aggregate initial Certificate Principal Balance of the Offered Certificates (other than the Class IO Certificates), plus accrued interest on the Offered Certificates. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Book-Entry Certificates will be made through the facilities of DTC, and that delivery of each other class of Offered Certificates and the Residual Certificates will be made at the offices of the Underwriter, 390 Greenwich Street, New York, New York 10013, in each case, on or about the Closing Date.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.



                                SECONDARY MARKET


     There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriter intends to establish a market in the Offered Certificates, other than the Residual Certificates, but it is not obligated to do so. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates--Reports to Certificateholders", which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS


     Certain legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood, New York, New York.



                                     RATINGS


     It is a condition to the issuance of the Certificates that the Class A Certificates and the Residual Certificates be rated "AAA" by Standard & Poor's Ratings Services ("Standard & Poor's") and "AAA" by Fitch IBCA, Inc. ("Fitch"), that the Class IO Certificates and the Class PO Certificates be rated "AAAr" by Standard & Poor's and "AAA" by Fitch, that the Class B-1 Certificates be rated at least "AA" by Fitch, that the Class B-2 Certificates be rated at least "A" by Fitch, and that the Class B-3 Certificates be rated at least "BBB" by Fitch.

     The ratings of Standard & Poor's and Fitch assigned to mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating process addresses structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield due to non-credit events or that the holders of the Class IO Certificates may fail to recover fully their initial investment. In addition, the ratings on the Residual Certificates do not address the likelihood of receipt by the holders of the Residual Certificates of any amounts in excess of their initial Certificate Balance thereof and interest thereon. The "r" of the "AAAr" rating of the Class IO Certificates and Class PO Certificates by Standard & Poor's is attached to highlight derivative, hybrid, and certain other certificates that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities or currencies; certain swaps and options; and interest only and principal only mortgage securities. The absence of an "r" symbol should not be taken as an indication that a Certificate will exhibit no volatility or variability in total return.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

     The Depositor has not requested that any rating agency rate any class of the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on any class of the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to such classes of the Offered Certificates as stated above.

                                LEGAL INVESTMENT


     The Senior Certificates, the Class B-1 Certificates and the Residual Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated not lower than the second highest rating category by a Rating Agency (as defined in the Prospectus) and, as such, will be legal investments for certain entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of such entities to invest in "mortgage related securities" provided that such restrictive legislation was enacted prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA. The Class B-2 Certificates and the Class B-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

     On December 1, 1998, the Office of Thrift Supervision (the "OTS") issued Thrift Bulletin 13a, entitled, "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" ("TB 13a"), which is applicable to thrift institutions regulated by the OTS. TB 13a has an effective date of December 1, 1998. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. For the purposes of TB 13a, "complex security" includes among other things any collateralized mortgage obligation ("CMO") or REMIC security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool, that are non-callable and do not have any special features). Accordingly, the Offered Certificates would likely be viewed as "complex securities". The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that an investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

         The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

     See "Legal Investment" in the Prospectus.



                              ERISA CONSIDERATIONS


     A fiduciary of any employee benefit plan or any other plan or arrangement subject to ERISA or Section 4975 of the Code (each, a "Plan") or any person investing Plan Assets of any Plan (as defined in the Prospectus under "ERISA Considerations") should carefully review with its legal advisors whether the purchase, sale or holding of Certificates will give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

     The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 91-23 (the "Exemption"), as described under "ERISA Considerations" in the Prospectus, to the Underwriter. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriter such as the Senior Certificates (other than the Senior Support Lockout Certificates), and the servicing and operation of asset pools such as the Mortgage Pool, provided that certain conditions are satisfied. The purchase of the Senior Certificates (other than the Senior Support Lockout Certificates) by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the Exemption. However, the Exemption contains a number of conditions which must be met for the Exemption to apply (as described in the Prospectus), including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing a Senior Certificate (other than a Senior Support Lockout Certificate) must make its own determination that the conditions set forth in the Exemption will be satisfied with respect to such Senior Certificates.

     Because the characteristics of the Senior Support Lockout Certificates, the Subordinate Certificates and the Residual Certificates will not meet the requirements of Prohibited Transaction Class Exemption ("PTCE") 83-1 (as described in the Prospectus) or the Exemption, the purchase, sale or holding of such Certificates by, on behalf of or with Plan Assets of any Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. Therefore, the Agreement provides that transfers of such Certificates to a Plan, a trustee or other person acting on behalf of any Plan or to any person using Plan Assets to effect such acquisition will not be registered by the Trustee unless the purchaser thereof provides the Depositor, the Trustee and the Master Servicer with either (i) an opinion of counsel satisfactory to such parties, which opinion will not be at the expense of the Depositor, the Master Servicer, the Trustee or the Trust Fund, to the effect that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee or the Trust Fund to any obligation in addition to those undertaken in the Agreement or
(ii) a certification of facts (which in the case of the Senior Support Lockout Certificates and the Offered Subordinate Certificates, the purchaser will be deemed to have represented such certification of facts) substantially to the effect that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result on a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement and the following conditions are met: (a) the transferee is an insurance company and (i) the source of funds used to purchase such Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60), (ii) the conditions set forth in PTCE 95-60 have been satisfied and (iii) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization, exceeds 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Certificates; (b) the transferee is an insurance company and
(i) the source of funds used to purchase such Certificates is an insurance company general account, (ii) the requirements of Sections 401(c) of ERISA and the regulations to be promulgated thereunder have been satisfied and will continue to be satisfied and (iii) the insurance company represents that it understands that the operation of the general account after December 31, 1998 may affect its ability to continue to hold such Certificates after the date which is 18 months after the 401(c) Regulations become final and that unless a Class Exemption or an exception under Section 401(c) of ERISA is then available for the continued holding of such Certificates, it will dispose of such Certificates prior to the date which is 18 months after the 401(c) Regulations become final; (c) the transferee is an insurance company and (i) the source of funds used to purchase such Certificates is an "insurance company pooled separate account" (as such term is defined in PTCE 90-1), (ii) the conditions set forth in PTCE 90-1 have been satisfied and (iii) there is no Plan, together with all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 90-1) or by the same employee organization, with assets which exceed 10% of the total of all assets in such pooled separate account (as determined under PTCE 90-1) as of the date of the acquisition of such Certificates; (d) the transferee is a bank and (i) the source of funds used to purchase such Certificates is a "collective investment fund" (as defined in PTCE 91-38), (ii) the conditions set forth in PTCE 91-38 have been satisfied and (iii) there is no Plan, the interests of which, together with the interests of any other Plans maintained by the same employer or employee organization, in the collective investment fund exceed 10% of the total of all assets in the collective investment fund (as determined under PTCE 91-38) as of the date of acquisition of such Certificates;
(e) the transferee is a "qualified professional asset manager" described in PTCE 84-14 and the conditions set forth in PTCE 84-14 have been satisfied and will continue to be satisfied; or (f) the transferee is an "in-house asset manager" described in PTCE 96-23 and the conditions set forth in PTCE 96-23 have been satisfied and will continue to be satisfied. The Subordinate Certificates and the Residual Certificates will contain a legend describing such restrictions on transfer.

     Before purchasing a Senior Certificate (other than a Senior Support Lockout Certificate), a fiduciary of a Plan should itself confirm (a) that such Senior Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition, before purchasing a Senior Support Lockout Certificate, a Subordinate Certificate or Residual Certificate, a fiduiciary of a Plan should itself confirm that the conditions to such purchase described above would be satisfied. Any Plan fiduciary that proposes to cause a Plan to purchase a Certificate should consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the Certificates, see "ERISA Considerations" in the Prospectus.

MORTGAGE PASS-THROUGH CERTIFICATES
MORTGAGE-BACKED NOTES
(ISSUABLE IN SERIES)


Principal and interest with respect to the Certificates and the Notes (together, the "Securities") will be payable each month on the date specified in the related Prospectus Supplement, commencing with the month following the month in which the applicable Cut-off Date (as defined herein) occurs.

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
DEPOSITOR

The Securities offered hereby and by Supplements to this Prospectus will be offered from time to time in series.

Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of Notes will represent indebtedness of certain assets deposited into a trust fund (the "Trust Fund" or the "Trust Fund Assets"). The Trust Fund for any series of Securities will consist of a segregated pool of (a) various types of one- to four-family residential first and junior lien mortgage loans, multifamily residential mortgage loans, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements (collectively, the "Mortgage Loans"), or beneficial interests therein, (b) pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") (any such certificates, "Agency Securities"), (c) pass-through or participation certificates or other mortgage-backed securities issued or guaranteed by private entities ("Private Mortgage-Backed Securities") or (d) funding agreements secured by Mortgage Loans, Agency Securities or Private Mortgage-Backed Securities (each, a "Funding Agreement"), or any combination thereof, together with other assets described herein.

Each series of Securities will include one or more classes. Each class of Securities of any series will represent the right, which right may be senior to the rights of one or more of the other classes of the Securities, to receive a specified portion of payments of principal and interest on the Mortgage Loans, Agency Securities, Private Mortgage-Backed Securities or Funding Agreements in the related Trust Fund in the manner described herein and in the related Prospectus Supplement. A series may include one or more classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of Securities that differ as to the timing, sequential order or amount of distributions of principal or interest or both. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Securities may include pool insurance policies, letters of credit, reserve funds or other types of credit support, or any combination thereof, and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Securities" and "Description of Credit Support".

The only obligations of the Depositor with respect to a series of Securities will be pursuant to its representations and warranties. The Master Servicer with respect to a series of Securities evidencing interests in a Trust Fund including Mortgage Loans will be named in the related Prospectus Supplement. The principal obligations of a Master Servicer will be limited to its contractual servicing obligations, and, to the extent provided in the related Prospectus Supplement, its obligation to make certain cash advances in the event of payment delinquencies on the Mortgage Loans. The Securities of each series will not represent an obligation of or interest in the Depositor, the Master Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. The Securities will not be guaranteed or insured by any governmental agency or instrumentality. Although payment of principal and interest on Agency Securities will be guaranteed as described herein and in the related prospectus supplement by GNMA, FNMA or FHLMC, the Securities of any series evidencing interests in a Trust Fund including Agency Securities will not be so guaranteed. Each Trust Fund will be held in trust for the benefit of the holders of (i) the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement or (ii) the related series of Notes pursuant to an Indenture, each as more fully described herein. If so provided in the related Prospectus Supplement, with respect to each series of Certificates, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See "Federal Income Tax Consequences".


PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 16 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related Prospectus Supplement.

With respect to each series, all of the Securities of each class offered hereby will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations. There will have been no public market for any series of Securities prior to the offering thereof. No assurance can be given that such a market will develop as a result of such an offering. All securities will be distributed by, or sold by underwriters managed by:

                              SALOMON SMITH BARNEY



RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES OFFERED HEREBY UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The date of this Prospectus is November 13, 1998

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY AND THEREBY OR AN OFFER OF THE SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                                    -------------------------------------------
                                                 TABLE OF CONTENTS
CAPTION                                                                                                        PAGE
-------                                                                                                        ----


Available Information.......................................................................................      4
Reports to Securityholders..................................................................................      4
Incorporation of Certain Information by Reference...........................................................      4
Summary of Prospectus.......................................................................................      5
Risk Factors................................................................................................     16
The Trust Funds.............................................................................................     25
     The Mortgage Loans.....................................................................................     25
     Agency Securities......................................................................................     30
     Private Mortgage-Backed Securities.....................................................................     36
     Funding Agreements.....................................................................................     37
Use of Proceeds.............................................................................................     38
Yield Considerations........................................................................................     38
Maturity and Prepayment Considerations......................................................................     40
The Depositor...............................................................................................     41
Mortgage Loan Program.......................................................................................     41
     Underwriting Standards.................................................................................     41
     Qualifications of Originators and Mortgage Loan Sellers................................................     43
     Representations by or on behalf of Mortgage Loan Sellers; Repurchases..................................     43
Description of the Securities...............................................................................     45
     General................................................................................................     46
     Assignment of Trust Fund Assets........................................................................     47
     Deposits to Certificate Account........................................................................     51
     Payments on Mortgage Loans.............................................................................     52
     Payments on Agency Securities and Private Mortgage-Backed Securities...................................     53
     Distributions..........................................................................................     54
     Available Distribution Amount..........................................................................     54
     Interest on the Securities.............................................................................     55
     Principal of the Securities............................................................................     55
     Pre-Funding Account....................................................................................     56
     Allocation of Losses...................................................................................     56
     Advances in Respect of Delinquencies...................................................................     57
     Reports to Securityholders.............................................................................     58
     Collection and Other Servicing Procedures..............................................................     59
     Sub-Servicing..........................................................................................     60
     Realization Upon Defaulted Mortgage Loans..............................................................     61
     Retained Interest; Servicing or Administration Compensation and Payment
     of Expenses............................................................................................     62
     Evidence as to Compliance..............................................................................     63
     Certain Matters Regarding the Master Servicer and the Depositor........................................     64
     Events of Default and Rights Upon Events of Default....................................................     65
     Amendment..............................................................................................     68
     Termination............................................................................................     68
     Optional Purchase of Defaulted Mortgage Loans..........................................................     69
     Duties of the Trustee..................................................................................     70
     The Trustee............................................................................................     70
Description of Credit Support...............................................................................     70
     Subordination..........................................................................................     70
     Letter of Credit.......................................................................................     72
     Mortgage Pool Insurance Policy.........................................................................     73
     Special Hazard Insurance Policy........................................................................     75
     Bankruptcy Bond........................................................................................     76
     Financial Guarantee Insurance..........................................................................     77
     Reserve Fund...........................................................................................     77
     Cash Flow Agreements...................................................................................     77
Description of Primary Insurance Policies...................................................................     77
     Primary Mortgage Insurance Policies....................................................................     78
     Primary Hazard Insurance Policies......................................................................     78
     FHA Insurance..........................................................................................     79
     VA Guarantees..........................................................................................     80



CAPTION                                                                                                        PAGE
-------                                                                                                        ----



Certain Legal Aspects of Mortgage Loans.....................................................................     80
     General................................................................................................     81
     Single-Family Loans and Multifamily Loans..............................................................     81
     Leases and Rents.......................................................................................     82
     Cooperative Loans......................................................................................     82
     Contracts..............................................................................................     83
     Foreclosure on Mortgages...............................................................................     85
     Foreclosure on Cooperative Shares......................................................................     86
     Repossession with respect to Contracts.................................................................     87
     Louisiana Law..........................................................................................     88
     Rights of Redemption with respect to Single-Family Properties and
Multifamily Properties......................................................................................     89
     Notice of Sale; Redemption Rights with respect to Manufactured Homes...................................     89
     Anti-Deficiency Legislation and Other Limitations on Lenders...........................................     89
     Junior Mortgages.......................................................................................     91
     Consumer Protection Laws with respect to Contracts.....................................................     91
     Other Limitations......................................................................................     92
     Enforceability of Certain Provisions...................................................................     93
     Subordinate Financing..................................................................................     94
     Applicability of Usury Laws............................................................................     95
     Alternative Mortgage Instruments.......................................................................     95
     Formaldehyde Litigation with respect to Contracts......................................................     96
     Soldiers' and Sailors' Civil Relief Act of 1940........................................................     96
     Environmental Legislation..............................................................................     97
     Forfeitures in Drug and RICO Proceedings...............................................................     98
     Negative Amortization Loans............................................................................     98
Federal Income Tax Consequences.............................................................................     98
     General................................................................................................     98
     REMICs.................................................................................................     99
     Notes..................................................................................................    117
     Grantor Trust Funds....................................................................................    117
     Partnership Trust Funds................................................................................    127
State and Other Tax Consequences............................................................................    134
ERISA Considerations........................................................................................    134
     Representation from Plans Investing in Notes with "Substantial Equity
Features"
     or Certain Securities..................................................................................    139
     Tax Exempt Investors...................................................................................    140
     Consultation with Counsel..............................................................................    140
Legal Investment............................................................................................    140
Methods of Distribution.....................................................................................    141
Legal Matters...............................................................................................    142
Financial Information.......................................................................................    142
Index of Principal Definitions..............................................................................    143


     UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES COVERED BY SUCH SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE SECURITIES COVERED BY SUCH SUPPLEMENT AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              AVAILABLE INFORMATION

     The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's Web site (http:\\www.sec.gov). The Depositor does not intend to send any financial reports to Securityholders (as defined herein).

     This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Depositor has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

     Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMC's most recent Information Statement and any subsequent information statement, any supplement to any information statement relating to FHLMC and any quarterly report made available by FHLMC after December 31, 1983 can be obtained by writing or calling the FHLMC Investor Inquiry Department at 8200 Jones Branch Drive, Mail Stop 319, McLean, Virginia 22102 (800-336-3672). The Depositor did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any supplement and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

     Copies of FNMA's most recent Prospectus for FNMA Certificates are available from FNMA's Mortgage Backed Securities Office, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752- 6547). FNMA's annual report and quarterly financial statements, as well as other financial information, are available from FNMA's Office of the Treasurer, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000) or the Office of the Vice President of Investor Relations, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000). The Depositor did not participate in the preparation of FNMA's Prospectus and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                           REPORTS TO SECURITYHOLDERS

     The Trustee will mail monthly reports concerning each Trust Fund to all registered holders of Securities (the "Securityholders") of the related series. With respect to each series of Certificates or Notes, Securityholders will be referred to as the "Certificateholders" or the "Noteholders", respectively. See "Description of the Securities--Reports to Securityholders".

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of Securities offered hereby evidencing interest therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Securities offered hereby, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered Securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at Seven World Trade Center, New York, New York 10048, Attention: Secretary, or by telephone at (212) 783-5635. The Depositor has determined that its financial statements are not material to the offering of any Securities offered hereby.

                              SUMMARY OF PROSPECTUS


     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Securities.........................Mortgage Pass-Through Certificates,
                                            issuable in series (the
                                            "Certificates") or Mortgage-Backed
                                            Notes, issuable in series (the
                                            "Notes," and together with the
                                            Certificates, the "Securities").

Depositor...................................Salomon Brothers Mortgage Securities
                                            VII, Inc., an indirect wholly-owned
                                            subsidiary of Salomon Smith Barney
                                            Holdings Inc. and an affiliate of
                                            Salomon Smith Barney Inc. See "The
                                            Depositor".

Master Servicer.............................The Master Servicer (the "Master
                                            Servicer") for each series of
                                            Securities evidencing interests in a
                                            Trust Fund including Mortgage Loans
                                            will be named in the related
                                            Prospectus Supplement, which may be
                                            the Depositor or an affiliate of the
                                            Depositor. See "Description of the
                                            Securities--Certain Matters
                                            Regarding the Master Servicer and
                                            the Depositor".

Issuer......................................With respect to each series of
                                            Notes, the Issuer (the "Issuer")
                                            will be the Depositor or an owner
                                            trust established by it for the
                                            purpose of issuing such series of
                                            Notes. Each such owner trust will be
                                            created pursuant to a trust
                                            agreement (the "Owner Trust
                                            Agreement") between the Depositor,
                                            acting as depositor and the Owner
                                            Trustee. Each series of Notes will
                                            represent indebtedness of the Issuer
                                            and will be issued pursuant to an
                                            indenture (the "Indenture") between
                                            the Issuer and the Trustee whereby
                                            the Issuer will pledge the Trust
                                            Fund to secure the Notes under the
                                            lien of the Indenture. As to each
                                            series of Notes where the Issuer is
                                            an owner trust, the ownership of the
                                            Trust Fund will be evidenced by
                                            certificates (the "Equity
                                            Certificates") issued under the
                                            Owner Trust Agreement, which are not
                                            offered hereby. The Notes will
                                            represent nonrecourse obligations
                                            solely of the Issuer, and the
                                            proceeds of the Trust Fund will be
                                            the sole source of payments on the
                                            Notes, except as described herein
                                            under "Description of Credit
                                            Support" and in the related
                                            Prospectus Supplement.

Trustees....................................The Trustee or Indenture Trustee
                                            (each, the "Trustee") for each
                                            series of Certificates and each
                                            series of Notes, respectively, will
                                            be named in the related Prospectus
                                            Supplement. The Owner Trustee (the
                                            "Owner Trustee") for each series of
                                            Notes will be named in the related
                                            Prospectus Supplement.

Description of Securities...................Each series of Securities will include one or more classes. Each
                                            series of Securities (including any
                                            class or classes of Securities of
                                            such series not offered hereby) will
                                            represent either (i) with respect to
                                            each series of Certificates, in the
                                            aggregate the entire beneficial
                                            ownership interest in, or (ii) with
                                            respect to each series of Notes,
                                            indebtedness of, a segregated pool
                                            of Mortgage Loans, or beneficial
                                            interests therein, Agency
                                            Securities, Private Mortgage-Backed
                                            Securities or Funding Agreements, or
                                            any combination thereof (each, a
                                            "Trust Fund Asset"), and certain
                                            other assets as described below (a
                                            "Trust Fund"). Unless otherwise
                                            provided in the related Prospectus
                                            Supplement, each class of Securities
                                            (other than certain Strip Securities
                                            as defined below) will have a stated
                                            principal amount (a "Principal
                                            Balance") and will be entitled to
                                            payments of interest thereon based
                                            on a fixed, variable or adjustable
                                            interest rate (a "Security Interest
                                            Rate"). The Security Interest Rate
                                            of each Security offered hereby will
                                            be stated in the related Prospectus
                                            Supplement as the "Pass- Through
                                            Rate" with respect to a Certificate
                                            and the "Note Interest Rate" with
                                            respect to a Note. The related
                                            Prospectus Supplement will specify
                                            the Security Interest Rate for each
                                            class or, in the case of a variable
                                            or adjustable Security Interest
                                            Rate, the method for determining the
                                            Security Interest Rate.

                                            A series of Securities may include
                                            one or more classes of Securities
                                            (collectively, the "Senior
                                            Securities") that are senior to one
                                            or more classes of Securities
                                            (collectively, the "Subordinate
                                            Securities") in respect of certain
                                            distributions of principal and
                                            interest and allocation of losses on
                                            the Mortgage Loans. In addition,
                                            certain classes of Senior (or
                                            Subordinate) Securities may be
                                            senior to other classes of Senior
                                            (or Subordinate) Securities in
                                            respect of such distribution or
                                            losses. With respect to any series
                                            of Notes, the related Equity
                                            Certificates, insofar as they
                                            represent the beneficial ownership
                                            interest in the Issuer, will be
                                            subordinate to the related Notes.
                                            Credit enhancement also may be
                                            provided with respect to any series
                                            by means of various pool insurance
                                            policies, letters of credit, reserve
                                            funds or other types of credit
                                            support, or any combination of the
                                            foregoing, as described herein and
                                            in the related Prospectus
                                            Supplement. See "Description of
                                            Credit Support".

                                            A series may include one or more
                                            classes of Securities entitled (i)
                                            to principal distributions, with
                                            disproportionate, nominal or no
                                            interest distributions, or (ii) to
                                            interest distributions, with
                                            disproportionate, nominal or no
                                            principal distributions ("Strip
                                            Securities"). In addition, a series
                                            may include two or more classes of
                                            Securities which differ as to
                                            timing, sequential order, priority
                                            of payment, security interest rate
                                            or amount of distributions of
                                            principal or interest or both, or as
                                            to which distributions of principal
                                            or interest or both on any class may
                                            be made upon the occurrence of
                                            specified events, in accordance with
                                            a schedule or formula, or on the
                                            basis of collections from designated
                                            portions of the Mortgage Pool, which
                                            series may include one or more
                                            classes of Securities ("Accrual
                                            Securities"), as to which certain
                                            accrued interest will not be
                                            distributed but rather will be added
                                            to the principal balance thereof on
                                            each Distribution Date, as
                                            hereinafter defined, in the manner
                                            described in the related Prospectus
                                            Supplement.

                                            With respect to each series of
                                            Certificates, one or more elections
                                            may be made to treat the related
                                            Trust Fund or a designated portion
                                            thereof as a "real estate mortgage
                                            investment conduit" or "REMIC" as
                                            defined in the Internal Revenue Code
                                            of 1986 (the "Code"). If any such
                                            election is made with respect to a
                                            series of Certificates, one of the
                                            classes of Certificates comprising
                                            such series will be designated as
                                            evidencing all "residual interests"
                                            in the related REMIC as defined in
                                            the Code.

                                            The Securities will not represent an
                                            interest in or obligation of the
                                            Depositor or any affiliate thereof
                                            except as set forth herein, nor will
                                            the Securities or any Mortgage Loans
                                            be insured or guaranteed by any
                                            governmental agency or
                                            instrumentality. Although payment of
                                            principal and interest on Agency
                                            Securities will be guaranteed as
                                            described herein and in the related
                                            Prospectus Supplement by GNMA, FNMA
                                            or FHLMC, the Securities of any
                                            series including Agency Securities
                                            will not be so guaranteed.

The Trust Funds.............................Each Trust Fund will consist primarily of (a) a pool (a "Mortgage
                                            Pool") of one- to four-family
                                            residential mortgage loans,
                                            multifamily residential mortgage
                                            loans, cooperative apartment loans
                                            or manufactured housing conditional
                                            sales contracts and installment loan
                                            agreements (collectively, the
                                            "Mortgage Loans"), or beneficial
                                            interests therein, or real property
                                            acquired upon foreclosure or
                                            comparable conversion of such
                                            Mortgage Loans, (b) Agency
                                            Securities, (c) Private
                                            Mortgage-Backed Securities or (d)
                                            Funding Agreements, or any
                                            combination thereof.

  A. The Mortgage Loans.....................As more specifically described herein, the Mortgage Loans will be
                                            secured by first or junior liens on,
                                            or security interests in, (i) one-
                                            to four-family residential
                                            properties, (ii) rental apartment
                                            buildings or projects containing
                                            five or more residential units
                                            (including apartment buildings owned
                                            by cooperative housing
                                            corporations), (iii)
                                            cooperative loans (the "Cooperative
                                            Loans") secured primarily by shares
                                            in a private cooperative housing
                                            corporation (a "Cooperative") that
                                            give the owner thereof the right to
                                            occupy a particular dwelling unit in
                                            the Cooperative or (iv) new or used
                                            manufactured homes (collectively,
                                            the "Mortgaged Properties"). The
                                            Mortgaged Properties may be located
                                            in any one of the fifty states or
                                            the District of Columbia. Unless
                                            otherwise provided in the related
                                            Prospectus Supplement, all Mortgage
                                            Loans will have individual principal
                                            balances at origination of not less
                                            than $25,000 or more than $5,000,000
                                            and original terms to maturity of
                                            not more than 40 years. All Mortgage
                                            Loans will have been originated by
                                            persons unaffiliated with the
                                            Depositor and will have been
                                            purchased, either directly or
                                            indirectly, by the Depositor on or
                                            before the date of initial issuance
                                            of the related series of Securities.
                                            Unless otherwise provided in the
                                            related Prospectus Supplement, each
                                            Trust Fund will contain one of the
                                            following types of Mortgage Loans:

                                            (1) Fully amortizing Mortgage Loans
                                            with a fixed rate of interest (an
                                            "Interest Rate") and level monthly
                                            payments to maturity;

                                            (2) Fully amortizing Mortgage Loans
                                            with an Interest Rate adjusted
                                            periodically (with corresponding
                                            adjustments in the amount of monthly
                                            payments) to equal the sum (which
                                            may be rounded) of a fixed
                                            percentage amount and an index ("ARM
                                            Loans"), as described in the related
                                            Prospectus Supplement;

                                            (3) ARM Loans that provide for an
                                            election, at the borrower's option,
                                            to convert the adjustable Interest
                                            Rate to a fixed interest rate, as
                                            described in the related Prospectus
                                            Supplement;

                                            (4) ARM Loans that provide for
                                            negative amortization or accelerated
                                            amortization resulting from delays
                                            in or limitations on the payment
                                            adjustments necessary to amortize
                                            fully the outstanding principal
                                            balance of the loan at its then
                                            applicable Interest Rate over its
                                            remaining term;

                                            (5) Fully amortizing Mortgage Loans
                                            with a fixed Interest Rate and level
                                            monthly payments, or payments of
                                            interest only, during the early
                                            years of the term, followed by
                                            periodically increasing monthly
                                            payments of principal and interest
                                            for the duration of the term or for
                                            a specified number of years, as
                                            described in the related Prospectus
                                            Supplement;

                                            (6) Fixed Interest Rate Mortgage
                                            Loans providing for level payments
                                            of principal and interest on the
                                            basis of an
                                            assumed amortization schedule and a
                                            balloon payment at the end of a
                                            specified term; and

                                            (7) Another type of Mortgage Loan
                                            described in the related Prospectus
                                            Supplement.

                                            All of the Mortgage Loans will be
                                            covered by standard hazard insurance
                                            policies insuring against losses due
                                            to fire and various other causes.
                                            Certain of the Mortgage Loans will
                                            be covered by primary mortgage
                                            insurance policies to the extent
                                            provided herein and in the related
                                            Prospectus Supplement and if so
                                            provided in the related Prospectus
                                            Supplement, certain of the Mortgage
                                            Loans will be insured or guaranteed
                                            by the Federal Housing
                                            Administration (the "FHA") or the
                                            United States Department of Veterans
                                            Affairs (the "VA"). See "Description
                                            of Primary Insurance Policies".

  B. Agency Securities......................The Agency Securities evidenced by a series of Certificates will consist
                                            of (i) Mortgage Participation
                                            Certificates issued and guaranteed
                                            as to timely payment of interest
                                            and, unless otherwise specified in
                                            the related Prospectus Supplement,
                                            ultimate payment of principal by the
                                            Federal Home Loan Mortgage
                                            Corporation ("FHLMC Certificates"),
                                            (ii) Guaranteed Mortgage
                                            Pass-Through Certificates issued and
                                            guaranteed as to timely payment of
                                            principal and interest by the
                                            Federal National Mortgage
                                            Association ("FNMA Certificates"),
                                            (iii) fully modified pass- through
                                            mortgage-backed certificates
                                            guaranteed as to timely payment of
                                            principal and interest by the
                                            Government National Mortgage
                                            Association ("GNMA Certificates"),
                                            (iv) stripped mortgage-backed
                                            securities representing an undivided
                                            interest in all or a part of either
                                            the principal distributions (but not
                                            the interest distributions) or the
                                            interest distributions (but not the
                                            principal distributions) or in some
                                            specified portion of the principal
                                            and interest distributions (but not
                                            all of such distributions) on
                                            certain FHLMC, FNMA or GNMA
                                            Certificates and, unless otherwise
                                            specified in the Prospectus
                                            Supplement, guaranteed to the same
                                            extent as the underlying securities,
                                            (v) another type of guaranteed
                                            pass-through certificate issued or
                                            guaranteed by GNMA, FNMA or FHLMC
                                            and described in the related
                                            Prospectus Supplement or (vi) a
                                            combination of such Agency
                                            Securities. All GNMA Certificates
                                            will be backed by the full faith and
                                            credit of the United States. No
                                            FHLMC or FNMA Certificates will be
                                            backed, directly or indirectly, by
                                            the full faith and credit of the
                                            United States.

                                            The Agency Securities may consist of
                                            pass-through securities issued under
                                            FHLMC's Cash or Guarantor Program,
                                            the GNMA I Program, the GNMA II
                                            Program or
                                            another program specified in the
                                            Prospectus Supplement. The payment
                                            characteristics of the Mortgage
                                            Loans underlying the Agency
                                            Securities will be described in the
                                            related Prospectus Supplement.

  C. Private Mortgage-Backed
        Securities..........................Private Mortgage-Backed Securities
                                            may include (a) mortgage
                                            participations or pass-through
                                            certificates representing beneficial
                                            interests in certain mortgage loans
                                            or (b) collateralized mortgage
                                            obligations secured by such mortgage
                                            loans. Although individual mortgage
                                            loans underlying a Private
                                            Mortgage-Backed Security may be
                                            insured or guaranteed by the United
                                            States or an agency or
                                            instrumentality thereof, they need
                                            not be, and the Private
                                            Mortgage-Backed Securities
                                            themselves will not be so insured or
                                            guaranteed. See "The Trust
                                            Funds-Private Mortgage-Backed
                                            Securities" herein.

  D. Funding Agreements.....................Funding Agreements are obligations of a Finance Company (as defined
                                            herein) which are secured by
                                            Mortgage Loans, Agency Securities or
                                            Private Mortgage- Backed Securities.
                                            See "The Trust Funds-Funding
                                            Agreements" herein.

Pre-Funding Account.........................If so specified in the related
                                            Prospectus Supplement, a portion of
                                            the proceeds of the sale of one or
                                            more Classes of Securities of a
                                            series may be deposited in a
                                            segregated account to be applied to
                                            acquire additional Mortgage Loans
                                            from the Mortgage Loan Seller,
                                            subject to the limitations set forth
                                            herein under "Description of the
                                            Securities--Pre-Funding Account."
                                            Monies on deposit in the Pre-Funding
                                            Account and not applied to acquire
                                            such additional Mortgage Loans
                                            within the time set forth in the
                                            related Agreement (as defined
                                            herein) may be treated as principal
                                            and applied in the manner described
                                            in the related Prospectus
                                            Supplement.

Certificate Account.........................Each Trust Fund will include one or more accounts (collectively, the
                                            "Certificate Account") established
                                            and maintained on behalf of the
                                            Securityholders into which the
                                            Master Servicer will, to the extent
                                            described herein and in the related
                                            Prospectus Supplement, deposit all
                                            payments and collections received or
                                            advanced with respect to the related
                                            Trust Fund Assets. A Certificate
                                            Account may be maintained as an
                                            interest bearing or a non-interest
                                            bearing account, or funds held
                                            therein may be invested in certain
                                            short-term high-quality obligations.
                                            See "Description of the
                                            Securities--Deposits to Certificate
                                            Account".

Credit Support..............................If so specified in the related
                                            Prospectus Supplement, one or more
                                            classes of Securities of a series
                                            evidencing interests in a Trust Fund
                                            that includes Mortgage Loans or
                                            Private Mortgage-Backed Securities
                                            may be provided
                                            partial or full protection against
                                            certain defaults and losses on such
                                            assets in the form of subordination
                                            of one or more other classes of
                                            Securities in such series or by one
                                            or more other types of credit
                                            support, such as a letter of credit,
                                            reserve fund, insurance policy or a
                                            combination thereof (any such
                                            coverage, "Credit Support"), and
                                            currency or interest rate exchange
                                            agreements and other financial
                                            assets, or any combination thereof
                                            (with respect to any series,
                                            collectively, "Cash Flow
                                            Agreements"). With respect to any
                                            series of Notes, the related Equity
                                            Certificates, insofar as they
                                            represent the beneficial ownership
                                            interest in the Issuer, will be
                                            subordinate to the related Notes.
                                            The amount and types of coverage,
                                            the identification of the entity
                                            providing the coverage (if
                                            applicable) and related information
                                            with respect to each type of Credit
                                            Support, if any, will be described
                                            in the Prospectus Supplement for a
                                            series of Securities. See
                                            "Description of Credit Support".

Interest on Securities......................Interest on each class of Securities
                                            (other than certain classes of Strip
                                            Securities) of each series will
                                            accrue at the applicable Security
                                            Interest Rate on the outstanding
                                            Principal Balance thereof and will
                                            be distributed to Securityholders as
                                            provided in the related Prospectus
                                            Supplement (each of the specified
                                            dates on which distributions are to
                                            be made, a "Distribution Date").
                                            Distributions with respect to
                                            interest on Strip Securities with no
                                            or, in certain cases, a nominal
                                            Principal Balance will be made on
                                            each Distribution Date on the basis
                                            of a notional amount as described
                                            herein and in the related Prospectus
                                            Supplement. Distributions of
                                            interest with respect to one or more
                                            classes of Securities may be reduced
                                            to the extent of certain
                                            delinquencies and other
                                            contingencies described herein and
                                            in the related Prospectus
                                            Supplement. See "Yield
                                            Considerations" and "Description of
                                            the Securities--Interest on the
                                            Securities".

Principal of Securities.....................The Securities of each series (other than certain Strip Securities)
                                            initially will have an aggregate
                                            Principal Balance equal to the
                                            outstanding principal balance of the
                                            Trust Fund Assets as of, unless the
                                            related Prospectus Supplement
                                            provides otherwise, the close of
                                            business on the first day of the
                                            month of formation of the related
                                            Trust Fund (the "Cut-off Date"),
                                            after application of scheduled
                                            payments due on or before such date,
                                            whether or not received. The
                                            Principal Balance of a Security
                                            represents the maximum amount that
                                            the holder thereof is entitled to
                                            receive in respect of principal from
                                            future cash flow on the assets in
                                            the related Trust Fund. The
                                            Prospectus Supplement will include
                                            the initial Principal Balance of
                                            each class of Securities offered
                                            thereby. Unless otherwise
                                            provided in the related Prospectus
                                            Supplement, distributions of
                                            principal will be made on each
                                            Distribution Date to the class or
                                            classes of Securities entitled
                                            thereto until the Principal Balance
                                            of such class has been reduced to
                                            zero. Distributions of principal of
                                            any class of Securities will be made
                                            on a pro rata basis among all of the
                                            Securities of such class. Strip
                                            Securities with no Principal Balance
                                            will not receive distributions in
                                            respect of principal. See
                                            "Description of the
                                            Securities--Principal of the
                                            Securities".

Advances....................................The Master Servicer, directly or through sub-servicers, will service
                                            and administer the Mortgage Loans
                                            included in a Trust Fund and, unless
                                            the related Prospectus Supplement
                                            provides otherwise, in connection
                                            therewith will be obligated to make
                                            certain advances with respect to
                                            delinquent scheduled payments on the
                                            Mortgage Loans. Advances made by the
                                            Master Servicer are reimbursable to
                                            the extent described herein and in
                                            the related Prospectus Supplement.
                                            The Prospectus Supplement with
                                            respect to any series may provide
                                            that the Master Servicer will obtain
                                            a cash advance surety bond, or
                                            maintain a cash advance reserve
                                            fund, to cover any obligation of the
                                            Master Servicer to make advances.
                                            The obligor on any such surety bond
                                            will be named, and the terms
                                            applicable to any such cash advance
                                            reserve fund will be described in
                                            the related Prospectus Supplement.
                                            See "Description of the
                                            Securities--Advances in respect of
                                            Delinquencies".


Optional Termination........................If so specified in the related
                                            Prospectus Supplement, a series of
                                            Securities may be subject to
                                            optional early termination through
                                            the repurchase of the assets in the
                                            related Trust Fund by the party
                                            specified therein, subject to the
                                            aggregate principal balance of the
                                            outstanding Trust Fund Assets for
                                            such series at the time of purchase
                                            being less than the percentage of
                                            the aggregate principal balance of
                                            the Trust Fund Assets at the Cut-off
                                            Date for that series specified in
                                            the related Prospectus Supplement,
                                            which percentage will be between 25%
                                            and 0% (the "Clean-up Call"). In
                                            addition to the repurchase of the
                                            assets in the related Trust Fund at
                                            the Clean-up Call, if so specified
                                            in the related Prospectus
                                            Supplement, a holder of a
                                            non-offered class of Securities (the
                                            "Call Class") will have the right,
                                            solely at its discretion, to
                                            terminate the related Trust Fund on
                                            any Distribution Date after the 12th
                                            Distribution Date following the date
                                            of initial issuance of the related
                                            series of Securities and until such
                                            date as the Clean-up Call becomes
                                            exercisable and thereby effect early
                                            retirement of the Securities of such
                                            series. Any such call will be of the
                                            entire Trust Fund at one time;
                                            multiple calls with respect to any
                                            series of Securities will not be
                                            permitted. In such case, the holders
                                            of the Securities
                                            offered hereby will be paid a price
                                            equal to 100% of the Principal
                                            Balance of the Securities offered
                                            hereby as of the day of such
                                            purchase plus accrued interest
                                            thereon at the applicable Security
                                            Interest Rate to the first day of
                                            the month following such purchase
                                            (the "Call Price"). Further, the
                                            Call Class must remit to the related
                                            Trustee for distribution to the
                                            Securityholders funds equal to the
                                            Call Price. If such funds are not
                                            deposited with the related Trustee,
                                            the Securities will remain
                                            outstanding. There will not be any
                                            additional remedies available to
                                            Securityholders. In addition, in the
                                            case of a Trust Fund for which a
                                            REMIC election or elections have
                                            been made, such termination will
                                            constitute a "qualified liquidation"
                                            under Section 860F of the Code. In
                                            connection with a call by the Call
                                            Class, the final payment to the
                                            Securityholders will be made upon
                                            surrender of the related Securities
                                            to the Trustee. Once the Securities
                                            have been surrendered and paid in
                                            full, there will not be any
                                            continuing liability from the
                                            Securityholders or from the Trust
                                            Fund to Securityholders. See
                                            "Description of the
                                            Securities--Termination".



Tax Status of the Securities................Each series of Certificates offered hereby will constitute either (i)
                                            "regular interests" ("REMIC Regular
                                            Certificates") and "residual
                                            interests" ("REMIC Residual
                                            Certificates") in a Trust Fund
                                            treated as a REMIC under Sections
                                            860A through 860G of the Code, (ii)
                                            interests ("Grantor Trust
                                            Certificates") in a Trust Fund
                                            treated as a grantor trust under
                                            applicable provisions of the Code,
                                            (iii) interests ("Partnership
                                            Certificates") in a Trust Fund
                                            treated as a partnership under
                                            applicable provisions of the Code or
                                            (iv) evidences of indebtedness
                                            ("Debt Certificates") of a Trust
                                            Fund treated as debt instruments for
                                            federal income tax purposes. Each
                                            series of Notes offered hereby will
                                            represent indebtedness of the
                                            related Trust Fund.

                                            In general, to the extent the assets
                                            and income of the Trust Fund are
                                            treated as qualifying assets and
                                            income under the following sections
                                            of the Code, REMIC Regular
                                            Certificates and REMIC Residual
                                            Certificates (i) owned by a
                                            "domestic building and loan
                                            association" will be treated as
                                            "loans secured by an interest in
                                            real property" within the meaning of
                                            Code Section 7701(a)(19)(C) and (ii)
                                            owned by a real estate investment
                                            trust will be treated as "real
                                            estate assets" for purposes of
                                            Section 856(c)(4)(A) of the Code and
                                            interest income therefrom will be
                                            treated as "interest on obligations
                                            secured by mortgages on real
                                            property" for purposes of Section
                                            856(c)(3)(B) of the Code. In
                                            addition, REMIC Regular Certificates
                                            will be "obligation[s]. . .which. .
                                            .[are] principally secured by an
                                            interest in real property" within
                                            the meaning of Section 860G(a)(3)(C)
                                            of the Code. Moreover, if 95% or
                                            more of the assets and the income of
                                            the Trust Fund qualify for any of
                                            the foregoing treatments, the REMIC
                                            Regular Certificates and (with the
                                            exception of Section 860G(a)(3)(C)
                                            of the Code) REMIC Residual
                                            Certificates will qualify for the
                                            foregoing treatments in their
                                            entirety.


                                            REMIC Residual Certificates
                                            generally will be treated as
                                            representing an interest in
                                            qualifying assets and income to the
                                            same extent described above for
                                            institutions subject to Sections
                                            7701(a)(19)(C), 856(c)(4)(A) and
                                            856(c)(3)(B) of the Code. A portion
                                            (or, in certain cases, all) of the
                                            income from REMIC Residual
                                            Certificates (i) may not be offset
                                            by any losses from other activities
                                            of the holder of such REMIC Residual
                                            Certificates, (ii) may be treated as
                                            unrelated business taxable income,
                                            for holders of REMIC Residual
                                            Certificates that are subject to tax
                                            on unrelated business taxable income
                                            (as defined in Section 511 of the
                                            Code), and (iii) may be subject to
                                            foreign withholding rules. In
                                            addition, transfers of certain REMIC
                                            Residual Certificates may be
                                            disregarded under some circumstances
                                            for all federal income tax purposes.
                                            See "Federal Income Tax
                                            Consequences--REMICs--Taxation of
                                            Owners of REMIC Residual
                                            Certificates--Excess Inclusions,"
                                            and "--Noneconomic REMIC Residual
                                            Certificates" herein.


                                            Unless otherwise provided in the
                                            related Prospectus Supplement,
                                            Grantor Trust Certificates may be
                                            either Certificates having a
                                            Principal Balance and a Pass-
                                            Through Rate ("Grantor Trust
                                            Fractional Interest Certificates")
                                            or Strip Securities ("Grantor Trust
                                            Strip Certificates"). Holders of
                                            Grantor Trust Fractional Interest
                                            Certificates generally will be
                                            treated as owning an interest in
                                            qualifying assets and income under
                                            Sections 7701(a)(19)(C),
                                            856(c)(4)(A), 856(c)(3)(B) and
                                            860G(a)(3)(A) of the Code. It is
                                            unclear whether Grantor Trust Strip
                                            Certificates will be treated as
                                            representing an ownership interest
                                            in qualifying assets and income
                                            under Sections 7701(a)(19)(C),
                                            856(c)(4)(A) and 856(c)(3)(B) of the
                                            Code, although the policy
                                            considerations underlying those
                                            Sections suggest that such treatment
                                            should be available. Partnership
                                            Certificates will be treated as
                                            partnership interests for purposes
                                            of federal income taxation, and
                                            accordingly, will not represent an
                                            interest in qualifying assets for
                                            purposes of Section 7701(a)(19)(C)
                                            of the Code, but will represent
                                            qualifying assets and income under
                                            Sections 856(c)(4)(A) and
                                            856(c)(3)(B) of the Code to the
                                            extent their proportionate share of
                                            the assets of the related Trust Fund
                                            so qualify. Debt Certificates will
                                            not represent qualifying assets or
                                            income for purposes of any of the
                                            preceding Sections.

                                            Investors are advised to consult
                                            their tax advisors and to review
                                            "Federal Income Tax Consequences"
                                            herein and in the related Prospectus
                                            Supplement.


Rating......................................At the date of issuance, as to each series, each class of Securities
                                            offered hereby will be rated in one
                                            of the four highest rating
                                            categories by one or more nationally
                                            recognized statistical rating
                                            agencies. See "Rating" in the
                                            related Prospectus Supplement.

Legal Investment............................The Prospectus Supplement for each series of Securities will specify
                                            which classes of Securities of such
                                            series, if any, will constitute
                                            "mortgage related securities" for
                                            purposes of the Secondary Mortgage
                                            Market Enhancement Act of 1984
                                            ("SMMEA"). Any class of Securities
                                            that is not rated in one of the two
                                            highest rating categories by one or
                                            more nationally recognized
                                            statistical rating agencies or that
                                            represents an interest in a Trust
                                            Fund that includes junior mortgage
                                            loans will not constitute "mortgage
                                            related securities" for purposes of
                                            SMMEA. See "Legal Investment".


ERISA Considerations........................A fiduciary of an employee benefit plan and certain other retirement
                                            plans and arrangements, including
                                            individual retirement accounts,
                                            annuities, Keogh plans, and bank
                                            collective investment funds and
                                            insurance company general and
                                            separate accounts in which such
                                            plans, accounts, annuities or
                                            arrangements are invested, that are
                                            subject to the Employee Retirement
                                            Income Security Act of 1974, as
                                            amended ("ERISA"), or Section 4975
                                            of the Code (each, a "Plan") should
                                            carefully review with its legal
                                            advisors whether the purchase or
                                            holding of Securities could give
                                            rise to a transaction that is
                                            prohibited or is not otherwise
                                            permissible either under ERISA or
                                            Section 4975 of the Code. The U.S.
                                            Department of Labor has issued an
                                            individual exemption, Prohibited
                                            Transaction Exemption 91-23 (the
                                            "Exemption"), to Salomon Smith
                                            Barney Inc. ("Salomon Smith Barney")
                                            that generally exempts from the
                                            application of certain of the
                                            prohibited transaction provisions of
                                            Section 406 of ERISA and the excise
                                            taxes imposed on such prohibited
                                            transactions by Section 4975(a) and
                                            (b) of the Code, transactions
                                            relating to the purchase, sale and
                                            holding of pass-through certificates
                                            underwritten by Salomon Smith Barney
                                            and the servicing and operation of
                                            asset pools such as certain of the
                                            Trust Funds, provided that certain
                                            conditions are satisfied. If the
                                            conditions of the Exemption will not
                                            be satisfied, the Securities may not
                                            be acquired by or on behalf of, or
                                            with the assets of, a Plan unless
                                            the party acquiring such Securities
                                            provides the Depositor, the Trustee
                                            and the Master Servicer with an
                                            opinion of counsel or a
                                            certification in lieu of such
                                            opinion of counsel as described
                                            herein. See "ERISA Considerations"
                                            herein.

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Securities offered hereby:

     LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Securities of any series will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Securities of any series. The Prospectus Supplement for any series of Securities may indicate that an underwriter specified therein intends to establish a secondary market in such Securities, however no underwriter will be obligated to do so. The Securities offered hereby will not be listed on any securities exchange.

     LIMITED OBLIGATIONS

      The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Securities, any Mortgage Loan or any other Trust Fund Asset will be the obligations (if any) of the Depositor pursuant to certain limited representations and warranties made with respect to the Mortgage Loans or other Trust Fund Asset, the Master Servicer's servicing obligations under the related Pooling and Servicing Agreement or Servicing Agreement, as applicable (including, if and to the extent described in the related Prospectus Supplement, its limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans) and pursuant to the terms of any other Trust Fund Assets, and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Master Servicer in connection with a purchase obligation or an agreement to purchase. Unless otherwise specified in the related Prospectus Supplement, neither the Securities nor the underlying Mortgage Loans or other Trust Fund Assets will be guaranteed or insured by any governmental agency or instrumentality, by the Depositor, the Master Servicer or any of their respective affiliates or by any other person. Proceeds of the assets included in the related Trust Fund for each series of Securities (including the Mortgage Loans or other Trust Fund Assets and any form of credit enhancement) will be the sole source of payments on the Securities, and there will be no recourse to the Depositor, the Master Servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Securities.

     LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT SUPPORT

     With respect to each series of Securities, Credit Support will be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit Support will be provided in one or more of the forms referred to herein. See "Description of Credit Support" herein. Regardless of the form of Credit Support provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such Credit Support may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. In the event losses exceed the amount of coverage provided by any Credit Support or losses of a type not covered by any Credit Support occur, such losses will be borne by the holders of the related Securities (or certain classes thereof). The Depositor, the Master Servicer or other specified person will generally be permitted to reduce, terminate or substitute all or a portion of the Credit Support for any series of Securities, if each applicable Rating Agency indicates that the then-current rating(s) thereof will not be adversely affected. The rating(s) of any series of Securities by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Loans in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. Neither the Depositor, the Master Servicer nor any of their respective affiliates will have any obligation to replace or supplement any Credit Support, or to take any other action to maintain any rating(s) of any series of Securities.

     RISKS OF DECLINING PROPERTY VALUES AND HIGH LOAN-TO-VALUE RATIOS

     An investment in securities such as the Securities which generally represent interests in mortgage loans and/or manufactured housing, conditional sales contracts and installment loan agreements may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Mortgaged Properties subject to high Loan-to-Value Ratios are at greater risk since such properties initially have less equity than Mortgaged Properties with low Loan-to-Value ratios and therefore a decline in property values could dissipate equity more quickly. Delinquencies, foreclosures and losses due to declining values of Mortgaged Properties, especially those with high Loan-to-Value Ratios, would cause losses to the Trust Fund and, to the extent not covered by Credit Support, would adversely affect the yield to maturity on the Securities.

     RISKS OF NEGATIVELY AMORTIZING LOANS

     In the case of Mortgage Loans that are subject to negative amortization, the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by any reserve fund or instrument of Credit Support in the related Trust Fund, holders of Securities of the series evidencing interests in the related Mortgage Pool will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. Certain of the types of loans which may be included in the Mortgage Pools may involve additional uncertainties not present in traditional types of loans.

     RISKS OF BUYDOWN MORTGAGE LOANS

     Certain of the Mortgage Loans contained in a Mortgage Pool may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") contributed by the borrower, the seller of the Mortgaged Property or another source and placed in a custodial account (the "Buydown Account"), (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds or (iii) additional buydown funds to be contributed over time by the mortgagor's employer or another source. See "Description of the Securities--Deposits to Certificate Account" herein. Generally, the mortgagor under each Buydown Mortgage Loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a Buydown Mortgage Loan is dependent on the ability of the Mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for certain Buydown Mortgage Loans, during the Buydown Period. The inability of a Mortgagor to make such larger monthly payments could lead to losses on the Mortgage Loans, and to the extent not covered by Credit Support, may adversely affect the yield to maturity on the Securities.

     GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES

     Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans underlying certain series of Securities may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Moreover, as described below, any Mortgage Loan for which a breach of a representation or warranty exists will remain in the related Trust Fund in the event that a Mortgage Loan Seller is unable, or disputes its obligation, to repurchase such Mortgage Loan and such a breach does not also constitute a breach of any representation made by any other person. In such event, any resulting losses will be borne by the related form of Credit Support, to the extent available.

     RISKS OF LOANS WITH BALLOON PAYMENTS

     Certain of the Mortgage Loans included in a Trust Fund, particularly those secured by Multifamily Properties, may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties and, in the case of Multifamily Properties, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws and rent control laws.

     RISKS OF LENDING ON NON-OWNER-OCCUPIED PROPERTIES

     It is anticipated that some or all of the Mortgage Loans included in any Trust Fund, particularly Mortgage Loans secured by Multifamily Properties, will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.


     Mortgage Loans made on the security of Multifamily Properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of Single Family Properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of Mortgage Loans secured by Multifamily Properties may be greater than for a pool of Mortgage Loans secured by Single Family Properties of comparable aggregate unpaid principal balance because the pool of Mortgage Loans secured by Multifamily Properties is likely to consist of a smaller number of higher balance loans.

     RISKS OF NON-CONFORMING LOANS

     Mortgage Loans to be included in a Mortgage Pool may be non-conforming Mortgage Loans. Non-conforming Mortgage Loans are Mortgage Loans that do not qualify for purchase by government sponsored agencies such as FNMA and FHLMC due to credit characteristics that to not satisfy such FNMA and FHLMC guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy such FNMA and FHLMC underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other derogatory credit items. Accordingly, non-conforming Mortgage Loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and that may be substantially higher, than mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines. The principal differences between conforming Mortgage Loans and non-conforming Mortgage Loans include the applicable Loan-to-Value Ratios, the credit and income histories of the related Mortgagors, the documentation required for approval of the related Mortgage Loans, the types of properties securing the Mortgage Loans, the loan sizes and the Mortgagors' occupancy status with respect to the Mortgaged Properties. As a result of these and other factors, the interest rates charged on non-conforming Mortgage Loans are often higher than those charged for conforming Mortgage Loans. The combination of different underwriting criteria and higher rates of interest may also lead to higher delinquency, foreclosure and losses on non-conforming Mortgage Loans as compared to conforming Mortgage Loans.

     RISKS OF HIGH LTV LOANS

      Some or all of the Mortgage Loans included in any Trust Fund may be High LTV Loans. High LTV Loans with combined Loan-to-Value Ratios in excess of 100% may have been originated with a limited expectation of recovering any amounts from the foreclosure of the related Mortgaged Property and are underwritten with an emphasis on the creditworthiness of the related borrower. If such Mortgage Loans go into foreclosure and are liquidated, there may be no amounts recovered from the related Mortgaged Property unless the value of the property increases or the principal amount of the related senior liens have been reduced such as to reduce the current combined Loan-to-Value Ratio of the related Mortgage Loan to below 100%. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Securities.

     RISKS OF UNDERWRITING STANDARDS OF UNAFFILIATED MORTGAGE LOAN SELLERS

     Mortgage Loans to be included in a Mortgage Pool will have been purchased by the Depositor, either directly or indirectly from Mortgage Loan Sellers. Such Mortgage Loans will generally have been originated in accordance with underwriting standards acceptable to the Depositor and generally described herein under "Mortgage Loan Program--Underwriting Standards" as more particularly described in the underwriting criteria included in the related Prospectus Supplement. Nevertheless, in some cases, particularly those involving unaffiliated Mortgage Loan Sellers, the Depositor may not be able to establish the underwriting standards used in the origination of the related Mortgage Loans. In those cases, the related Prospectus Supplement will include a statement to such effect and will reflect what, if any, re-underwriting of the related Mortgage Loans was completed by the Depositor or any of its affiliates. To the extent the Mortgage Loans cannot be re-underwritten or the underwriting criteria cannot be verified, the Mortgage Loans might suffer losses greater than they would had they been directly underwritten by the Depositor or an affiliate thereof. Any such losses, to the extent not covered by Credit Support, may adversely affect the yield to maturity of the Securities.

     RISKS ASSOCIATED WITH JUNIOR LIEN MORTGAGE LOANS

      Certain of the Mortgage Pools may contain Mortgage Loans secured by junior liens and the related senior liens may not be included in the Mortgage Pool. An overall decline in the residential real estate market could adversely affect the values of the Mortgaged Properties securing the Mortgage Loans with junior liens such that the outstanding principal balances, together with any senior financing thereon, exceeds the value of the Mortgaged Properties. Since Mortgage Loans secured by junior liens are subordinate to the rights of the beneficiaries under the related senior deeds of trust or senior mortgages, such a decline would adversely affect the position of the related junior beneficiary or junior mortgagee before having such an effect on the position of the related senior beneficiaries or senior mortgagees. A rise in interest rates over a period of time, the general condition of the Mortgaged Property and other factors may also have the effect of reducing the value of the Mortgaged Property from the value at the time the junior lien Mortgage Loan was originated. As a result, the Loan-to-Value Ratio may exceed the ratio in effect at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood that, in the event of a default by the related mortgagor, liquidation or other proceeds will be sufficient to satisfy the junior lien Mortgage Loan after satisfaction of any senior liens and the payment of any liquidation expenses.

     Other factors may affect the prepayment rate of junior lien Mortgage Loans, such as the amounts of, and interest on, the related senior mortgage loans and the use of senior lien mortgage loans as long-term financing for home purchases and junior lien mortgage loans as shorter-term financing for a variety of purposes, such as home improvement, educational expenses and purchases of consumer durable such as automobiles. Accordingly, junior lien Mortgage Loans may experience a higher rate of prepayments that traditional senior lien mortgage loans. In addition, any future limitations on the rights of borrowers to deduct interest payments on junior lien Mortgage Loans for federal income tax purposes may further increase the rate of prepayments on such junior lien Mortgage Loans.

     RISKS OF NONPERFECTION OF SECURITY INTERESTS

     Any Contract included in a Mortgage Pool will be secured by a security interest in a Manufactured Home. Perfection of security interests in Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the UCC as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. In the event the Master Servicer fails, due to clerical errors or otherwise, to take the appropriate steps to perfect such a security interest, the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. Additionally, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. The failure to properly perfect a valid, first priority security interest in a Manufactured Home securing a Contract could lead to losses that may adversely affect the yield to maturity of the Securities.

     RISKS RELATING TO LIQUIDATION OF MORTGAGED PROPERTIES

     Substantial delays can be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Securityholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain Liquidation Proceeds sufficient to repay all amounts due on the related Mortgage Loan. The Master Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related Liquidated Mortgage Loan and not yet repaid, including payments to prior lienholders, accrued Servicing Fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and insufficient funds are available from any applicable Credit Support, Securityholders could experience a loss on their investment.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

     ENVIRONMENTAL RISKS

     The Mortgaged Properties are subject to certain environmental risks. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operation knew of, or was responsible for, the presence of such hazardous or toxic substances. A lender also risks such liability on foreclosure of the mortgage on such property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner's or operator's ability to sell such property. Although the incidence of environmental contamination of residential properties is less common than that for commercial properties, Mortgage Loans contained in a Mortgage Pool may be secured by Mortgaged Properties in violation of environmental laws, ordinances or regulations. The Master Servicer is generally prohibited from foreclosing on a Mortgaged Property unless it has taken adequate steps to ensure environmental compliance with respect to such Mortgaged Property. However, to the extent the Master Servicer errs and forecloses on Mortgaged Property that is subject to environmental law violations, and to the extent a Mortgage Loan Seller does not provide adequate representations and warranties against such violations, or is unable to honor such obligations, including the obligation to repurchase a Mortgage Loan upon the breach of a representation or warranty, a Mortgage Pool could experience losses.

     LIMITED NATURE OF RATINGS

     It is a condition to the issuance of the Securities that each series of Securities be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Security, and accordingly, there can be no assurance that the ratings assigned to any Security on the date on which such Security is originally issued will not be lowered or withdrawn by a Rating Agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related Security may be adversely affected. See "Rating" in the related Prospectus Supplement.

     LIMITED REPRESENTATIONS BY AND AGAINST THE MORTGAGE LOAN SELLER

     Each Mortgage Loan Seller will have made representations and warranties in respect of the Mortgage Loans sold by such Mortgage Loan Seller and evidenced by a series of Securities. In the event of a breach of a Mortgage Loan Seller's representation or warranty that materially adversely affects the interests of the Securityholders in a Mortgage Loan, unless otherwise specified in the related Prospectus Supplement, the related Mortgage Loan Seller will be obligated to cure the breach or repurchase or, if permitted, replace such Mortgage Loan as described below. However, there can be no assurance that a Mortgage Loan Seller will honor its obligation to cure, repurchase or, if permitted, replace any Mortgage Loan as to which such a breach of a representation or warranty arises. A Mortgage Loan Seller's failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by Credit Enhancement, may adversely affect the yield to maturity of the Securities.

     In instances where a Mortgage Loan Seller is unable, or disputes its obligation, to purchase affected Mortgage Loans, the Master Servicer may negotiate and enter into one or more settlement agreements with such Mortgage Loan Seller that could provide for, among other things, the purchase of only a portion of the affected Mortgage Loans. Any such settlement could lead to losses on the Mortgage Loans which would be borne by the related Securities. Neither the Depositor nor the Master Servicer will be obligated to purchase a Mortgage Loan if a Mortgage Loan Seller defaults on its obligation to do so, and no assurance can be given that the Mortgage Loan Sellers will carry out such purchase obligations. Such a default by a Mortgage Loan Seller is not a default by the Depositor or by the Master Servicer. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund and any losses related thereto shall be allocated to the related Credit Support, to the extent available, and otherwise to one or more classes of the related series of Securities.

     All of the representations and warranties of a Mortgage Loan Seller in respect of a Mortgage Loan will have been made as of the date on which such Mortgage Loan was purchased from the Mortgage Loan Seller by or on behalf of the Depositor; the date as of which such representations and warranties were made will be a date prior to the date of initial issuance of the related series of Securities. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of Securities. Accordingly, the Mortgage Loan Seller's purchase obligation (or, if specified in the related Prospectus Supplement, limited replacement option) will not arise if, during the period commencing on the date of sale of a Mortgage Loan by the Mortgage Loan Seller, an event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan. The occurrence of events during this period that are not covered by a Mortgage Loan Seller's purchase obligation could lead to losses that, to the extent not covered by Credit Support, may adversely affect the yield to maturity of the Securities.

     SUBORDINATION OF CERTAIN CLASSES OF SECURITIES

     Credit Support for a particular series of Securities may be provided in the form of subordination of one or more classes of Securities in a series under which losses are first allocated to any Subordinate Securities up to a specified limit. Losses not covered by any form of Credit Support will be borne by the holders of the related Securities (or certain classes thereof). Therefore, in the event of substantial losses in any Mortgage Pool, such losses may be borne by such holders.

     BOOK-ENTRY REGISTRATION MAY AFFECT LIQUIDITY

     Because transfers and pledges of DTC Registered Securities can be effected only through book entries at DTC through participants, the liquidity of the secondary market for DTC Registered Securities may be reduced to the extent that some investors are unwilling to hold Securities in book entry form in the name of DTC and the ability to pledge DTC Registered Securities may be limited due to the lack of a physical certificate. Beneficial owners of DTC Registered Securities may, in certain cases experience delay in the receipt of payments of principal and interest such payments will be forwarded by the related Trustee to DTC who will then forward payment to the participants who will thereafter forward payment to beneficial owners. In the event of the insolvency of DTC or a participant in whose name DTC Registered Securities are recorded, the ability of beneficial owners to obtain timely payment and (if the limits of applicable insurance coverage is otherwise unavailable) ultimate payment of principal and interest on DTC Registered Securities may be impaired.

     YIELD CONSIDERATIONS


     The yield to maturity of the Securities of each series offered hereby will depend on, among other things, the rate and timing of principal payments (including prepayments, liquidations due to defaults and repurchases) on the related Mortgage Loans and the price paid by Securityholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. In addition, if a party exercises its right to repurchase the Trust Fund Assets and effect early retirement of the Securities of that Series (including the right to repurchase the Trust Fund Assets after the 12th Distribution Date following the date of the initial issuance of the related series of Securities and until such date as the Clean-up Call becomes exercisable), the yield to maturity of such Securities will be affected by the occurrence of such termination. The yield to maturity on Strip Securities will be extremely sensitive to the rate of prepayments on the related Mortgage Loans and, if applicable, to the occurrence of an early retirement of the Securities. In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities, Securities with a Security Interest Rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities and, if applicable, to the occurrence of an early retirement of the Securities. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. In addition, to the extent amounts in any Pre-Funding Account have not been used to purchase additional Mortgage Loans, holders of the Securities may receive an additional prepayment. See "Yield Considerations" and "Maturity and Prepayment Considerations" herein.


     ERISA CONSIDERATIONS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Securities of any series offered hereby. See "ERISA Considerations."

     FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES


     Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Federal Income Tax Consequences--REMICs" herein. Accordingly, under certain circumstances, holders of Certificates offered hereby that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of Certificates of the related series have been reduced to zero, even though holders of REMIC Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of

REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

     RISKS OF OPTIONAL TERMINATION

     If so specified in the related Prospectus Supplement, certain parties will have the option to purchase, in whole but not in part, the Securities specified in the related Prospectus Supplement in the manner set forth in the related Prospectus Supplement. Upon the purchase of such Securities or at any time thereafter, at the option of the party entitled to such termination, the assets of the Trust Fund may be sold, thereby effecting a retirement of the Securities and the termination of the Trust Fund, or the Securities so purchased may be held or resold.


     Any such purchase of Mortgage Loans and underlying property subject to the Mortgage Loans evidenced by a series of Securities shall be made at the option of the party and at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that series, and will be subject to the aggregate principal balance of the Mortgage Loans and/or other Trust Fund Assets in the Trust Fund for that series as of the Distribution Date on which the purchase proceeds are to be distributed to Securityholders being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of such Mortgage Loans and/or other Trust Fund Assets at the Cut-off Date for that series (the "Clean-up Call"). Such percentage will be between 25% and 0%. The Prospectus Supplement for each series of Securities will set forth the amounts that the holders of such Securities will be entitled to receive upon such early retirement.

         In addition to the repurchase of the assets in the related Trust Fund at the Clean-up Call, if so specified in the related Prospectus Supplement, a holder of a non-offered class of Securities (the "Call Class") will have the right, solely at its discretion, to terminate the related Trust Fund on any Distribution Date after the 12th Distribution Date following the date of initial issuance of the related series of Securities and until such date as the Clean-up Call becomes exercisable and thereby effect early retirement of the Securities of such series. Any such call will be of the entire Trust Fund at one time; multiple calls with respect to any series of Securities will not be permitted. In such case, the holders of the Securities offered hereby will be paid a price equal to 100% of the Principal Balance of the Securities offered hereby as of the day of such purchase plus accrued interest thereon at the applicable Security Interest Rate to the first day of the month following such purchase (the "Call Price"). Further, the Call Class must remit to the related Trustee for distribution to the Securityholders funds equal to the Call Price. If such funds are not deposited with the related Trustee, the Securities will remain outstanding. There will not be any additional remedies available to Securityholders. In addition, in the case of a Trust Fund for which a REMIC election or elections have been made, such termination will constitute a "qualified liquidation" under Section 860F of the Code. In connection with a call by the Call Class, the final payment to the Securityholders will be made upon surrender of the related Securities to the Trustee. Once the Securities have been surrendered and paid in full, there will not be any continuing liability from the Securityholders or from the Trust Fund to Securityholders.

         A Trust Fund may also be terminated and the Certificates retired upon the Master Servicer's determination, based upon an opinion of counsel, that the REMIC status of the Trust Fund has been lost or that a substantial risk exists that such status will be lost for the then current taxable year.

     The termination of a Trust Fund and the early retirement of Securities by any party may adversely affect the yield to holders of certain classes of such Securities.

                                 THE TRUST FUNDS


THE MORTGAGE LOANS

     GENERAL

     The Mortgage Loans may consist of mortgage loans secured by first or junior liens on by one- to four-family residential properties ("Single Family Properties" and the related loans, "Single Family Loans"), mortgage loans secured by rental apartments or projects (including apartment buildings owned by cooperative housing corporations) containing five or more dwelling units

("Multifamily Properties" and the related loans, "Multifamily Loans"), mortgage loans secured by shares in a private cooperative housing corporation (a "Cooperative" and the related loans, "Cooperative Loans") that give the owner thereof the right to occupy a particular dwelling unit (each, a "Cooperative Unit") in the Cooperative or conditional sales contracts and installment loan agreements with respect to new or used Manufactured Homes (as defined herein, and the related contracts or agreements, the "Contracts"), or beneficial interests therein, or real property acquired upon foreclosure or comparable conversion of such Mortgage Loans. The Single-Family Properties, Cooperative shares (together with the right to occupy a particular Cooperative Unit evidenced thereby) and Manufactured Homes (collectively, the "Mortgaged Properties") may be located in any one of the fifty states or the District of Columbia. The Mortgaged Properties may include leasehold interests in residential properties, the title to which is held by third party lessors. The term of any such leasehold will exceed the term of the Mortgage Note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") not affiliated with Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor"). Each Mortgage Loan will be selected by the Depositor for inclusion in a Mortgage Pool from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Loan Seller"), which prior holder may not be the Originator thereof and may be an affiliate of the Depositor. See "Mortgage Loan Program--Underwriting Standards".

     Unless otherwise specified below or in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will (i) have individual principal balances at origination of not less than $25,000 or more than $5,000,000, (ii) have monthly payments due on the first day of each month, (iii) have original terms to maturity of not more than 40 years and (iv) be one of the following types of mortgage loans:

         (1) Fully amortizing Mortgage Loans with a fixed rate of interest (an "Interest Rate") and level monthly payments to maturity;

         (2) Fully amortizing Mortgage Loans with an Interest Rate adjusted periodically (with corresponding adjustments in the amount of monthly payments) to equal the sum (which may be rounded) of a fixed percentage amount and an index ("ARM Loans"), as described in the related Prospectus Supplement;

         (3) ARM Loans that provide for an election, at the borrower's option, to convert the adjustable Interest Rate to a fixed interest rate, as described in the related Prospectus Supplement;

         (4) ARM Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable Interest Rate over its remaining term;

         (5) Fully amortizing Mortgage Loans with a fixed Interest Rate and level monthly payments, or payments of interest only, during the early years of the term, followed by periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, as described in the related Prospectus Supplement;

         (6) Fixed Interest Rate Mortgage Loans providing for level payment of principal and interest on the basis of an assumed amortization schedule and a balloon payment at the end of a specified term; and

         (7) Another type of Mortgage Loan described in the related Prospectus Supplement.

     If provided in the related Prospectus Supplement, certain of the Mortgage Pools may contain Mortgage Loans secured by junior liens, and the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Securities bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

     Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the Master Servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the Mortgage Loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a Mortgage Loan than would be the case in a typical pool of first priority mortgage loans.

     Unless otherwise specified in the related Prospectus Supplement, the following requirements as to the Loan-to-Value Ratio of each Mortgage Loan of the type described above shall apply. The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan, plus, in the case of a Mortgage Loan secured by a junior lien, the outstanding principal balance of the related Senior Liens, to the Value of the related Mortgaged Property. The Value of a Single-Family Property, Multifamily Property or Cooperative Unit, other than with respect to Refinance Loans, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. Refinance Loans are loans made to refinance existing loans. The Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan.


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Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the Value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, with respect to a used Manufactured Home, the Value is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     A Mortgaged Property may have been subject to secondary financing at origination of the Mortgage Loan, but, unless otherwise specified in the related Prospectus Supplement, the total amount of primary and secondary financing at the time of origination of the Mortgage Loan did not produce a combined Loan-to-Value Ratio in excess of (i) 90% in the case of a Mortgage Loan secured by an owner-occupied primary residence or (ii) 80% in the case of a Mortgage Loan secured by a vacation or second home.

     If so provided in the related Prospectus Supplement certain or all of the Single Family Loans may have Loan-to-Value Ratios in excess of 80% and as high as 125% that are not insured by primary mortgage insurance policies (such Mortgage Loans, "High LTV Loans").

     With respect to each Mortgaged Property, unless otherwise provided in the related Prospectus Supplement, the borrower will have represented that the dwelling is either (a) an owner-occupied primary residence or (b) a vacation or second home that (i) is not part of a mandatory rental pool and (ii) is suitable for year-round occupancy. With respect to a vacation or second home, no income derived from the property will be considered for underwriting purposes.

     Unless otherwise specified in the related Prospectus Supplement, the aggregate principal balance on the Cut-off Date of Mortgage Loans secured by condominium units will not exceed 30% of the aggregate principal balance of the Mortgage Loans in the related Mortgage Pool. A Mortgage Loan secured by a condominium unit will not be included in a Mortgage Pool unless, at the time of sale of such Mortgage Loan by the Mortgage Loan Seller, certain representations and warranties as to the condominium project are made by the Mortgage Loan Seller or an affiliate thereof or by such other person acceptable to the Depositor having knowledge regarding the subject matter of such representations and warranties. Unless otherwise specified in the related Prospectus Supplement, such Mortgage Loan Seller, or another party on its behalf, will have made the following representations and warranties. If a condominium project is subject to developer control or to incomplete phasing or add-ons, at least 70% of the units have been sold to bona fide purchasers and are occupied as primary residences or vacation or second homes. If a condominium project has been controlled by the unit owners (other than the developer) for less than two years and is not subject to incomplete phasing or add-ons, at least 70% of the units have been sold to bona fide purchasers and at least 60% of the units are occupied as primary residences or vacation or second homes. The foregoing percentages may be modified in the case of a particular project upon proof of demonstrated market acceptance but in no event will any such percentage be reduced below 51%. If a condominium project has been controlled by the unit owners (other than the developer) for at least two years, has all common elements completed and is not subject to phasing or add-ons, the Mortgage Loan Seller, or another party on its behalf, must represent and warrant, unless otherwise specified in the related Prospectus Supplement, that the marketability of the project has been proven and that at least 90% of the units have been sold to bona fide purchasers. See "Mortgage Loan Program--Representations by or on behalf of Mortgage

Loan Sellers; Repurchases" herein for a description of certain other representations made by or on behalf of Mortgage Loan Sellers at the time Mortgage Loans are sold.

     If provided in the related Prospectus Supplement, certain of the Mortgage Pools may contain Mortgage Loans subject to temporary buydown plans ("Buydown Mortgage Loans"), pursuant to which the monthly payments made by the borrower in the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) an amount contributed by the borrower, the seller of the Mortgaged Property, or another source (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") and placed in a custodial account and (ii) unless otherwise specified in the Prospectus Supplement, investment earnings on the Buydown Funds. See "Description of the Securities--Payments on Mortgage Loans. Generally, the borrower under each Buydown Mortgage Loan will be qualified at the applicable Buydown Mortgage Rate. Accordingly, the repayment of a Buydown Mortgage Loan is dependent on the ability of the borrower to make larger level monthly payments after the Buydown Funds have been depleted and, for certain Buydown Mortgage Loans, during the Buydown Period. See "Mortgage Loan Program--Underwriting Standards" for a discussion of loss and delinquency considerations relating to Buydown Mortgage Loans.

     Except in the case of High LTV Loans and as otherwise specified in the related Prospectus Supplement, each Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, is required to be covered by a primary mortgage guaranty insurance policy insuring against default on such Mortgage Loan as to at least the principal amount thereof exceeding 75% of the Value of the Mortgaged Property at origination of the Mortgage Loan. Such insurance must remain in force at least until the Mortgage Loan amortizes to a level that would produce a Loan-to-Value Ratio lower than 80%. See "Description of Primary Insurance Policies--Primary Mortgage Insurance Policies".

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Mortgage Loans, Agency Securities, Private Mortgage-Backed Securities or Funding Agreements contained in the related Trust Fund, including (i) the aggregate outstanding principal balance, the largest, smallest and average outstanding principal balance of the Trust Fund Assets as of the applicable Cut-off Date, and, with respect to Mortgage Loans secured by a junior lien, the amount of the related Senior Liens, (ii) the type of property securing the Mortgage Loans (e.g., one- to four-family houses, multifamily residential dwellings, shares in Cooperatives and the related proprietary leases or occupancy agreements, condominium units and other attached units, new or used Manufactured Homes and vacation and second homes), (iii) the original terms to maturity of the Mortgage Loans, (iv) the earliest origination date and latest maturity date, (v) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, or, with respect to Mortgage Loans secured by a junior lien, the aggregate principal balance of Mortgage Loans having combined Loan-to-Value Ratios exceeding 80%, (vi) the Interest Rates or range of Interest Rates borne by the Mortgage Loans or mortgage loans underlying the Agency Securities, Private Mortgage-Backed Securities or Funding Agreements, (vii) the geographical distribution of the Mortgage Loans on a state-by-state basis, (viii) the number and aggregate principal balance of Buydown Mortgage Loans, if any, (ix) the weighted average Retained Interest, if any, (x) with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Interest Rate variation at the time of any adjustment and over the life of the ARM Loan, and (xi) with respect to Mortgage Loans of the type described in (5) above, whether such loans provide for payments of interest only for any period and the frequency and amount by which, and the term during which, monthly payments adjust. If specific information respecting the Trust Fund Assets is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to

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


purchasers of the related Securities at or before the initial issuance thereof and will be filed, together with the related Pooling and Servicing Agreement or Trust Agreement, with respect to each series of Certificates, or the related Servicing Agreement, Trust Agreement and Indenture, with respect to each series of Notes, as part of a report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures or repossessions and losses could be higher than those now generally experienced by institutional lenders. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of housing properties. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures or repossessions and losses with respect to any Mortgage Pool. To the extent that such losses are not covered by Credit Support, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related series offered hereby.

     The Depositor will cause the Mortgage Loans comprising each Trust Fund to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related series. The Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through other loan servicing institutions pursuant to a Pooling and Servicing Agreement or Servicing Agreement among the Depositor, itself and the Trustee, and will receive a fee for such services. See "Mortgage Loan Program" and "Description of the Securities". With respect to Mortgage Loans serviced by the Master Servicer through a Sub- Servicer, the Master Servicer will remain liable for its servicing obligations under the related Pooling and Servicing Agreement or Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

     The Depositor will make certain representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Securities-Assignment of Trust Fund Assets". The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreement or Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Sub-Servicers or Mortgage Loan Sellers, or both, as more fully described herein under "Mortgage Loan Program--Representations by or on behalf of Mortgage Loan Sellers; Repurchases" and "Description of the Securities--Sub-Servicing" and "--Assignment of Trust Fund Assets") and, unless otherwise provided in the related Prospectus Supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in amounts described herein under "Description of the Securities--Advances in respect of Delinquencies". Any obligation of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.


     SINGLE-FAMILY LOANS

     The Single-Family Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by first mortgages or first deeds of trust (the "Mortgages") creating a first lien on the Single- Family Properties. The Single-Family Properties will consist of one- to four-family residences, including detached and attached dwellings, townhouses, rowhouses, individual condominium units,


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


individual units in planned-unit developments and individual units in de minimis planned-unit developments. Single-Family loans may be conventional loans, FHA-insured loans or VA- guaranteed loans as specified in the related Prospectus Supplement.

     MULTIFAMILY LOANS

     The Multifamily Loans will be evidenced by Mortgage Notes secured by Mortgages creating a first lien on the Multifamily Properties. The Multifamily Properties will consist of rental apartments or projects (including apartment buildings owned by cooperative housing cooperatives) containing five or more dwelling units. Multifamily Properties may include high-rise, mid-rise and garden apartments. Multifamily Loans may be conventional loans or FHA insured loans as specified in the related Prospectus Supplement.


     COOPERATIVE LOANS

     The Cooperative Loans will be evidenced by promissory notes (the "Cooperative Notes") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Units in the related buildings.


     CONTRACTS

     The Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home. The Manufactured Homes securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."


AGENCY SECURITIES

     GOVERNMENT NATIONAL MORTGAGE ASSOCIATION

     GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at anytime sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.


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




     GNMA CERTIFICATES

     Each GNMA Certificate held in a Trust Fund (which may be issued under either the GNMA I program or the GNMA II program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

     The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

     If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).


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


     Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

     GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or "buydown" mortgages. GNMA Certificates related to a series of Certificates may be held in book-entry form.

     If specified in a Prospectus Supplement, GNMA Certificates may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.


     FEDERAL HOME LOAN MORTGAGE CORPORATION

     FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.


     FHLMC CERTIFICATES

     Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

     Mortgage loans underlying the FHLMC Certificates held in a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group

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


may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program, any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial repayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

     Under FHLMC's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations


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


purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

     FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.


     FEDERAL NATIONAL MORTGAGE ASSOCIATION

     FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.


     FNMA CERTIFICATES

     FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

     Mortgage loans underlying FNMA Certificates held in a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicers assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a


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



FNMA Certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.


     STRIPPED MORTGAGE-BACKED SECURITIES

     Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA or GNMA, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA or GNMA will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.


     OTHER AGENCY SECURITIES

     If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA or FHLMC. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.


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


PRIVATE MORTGAGE-BACKED SECURITIES

     GENERAL

     Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of mortgage loans or (b) collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS Agreement"). The seller/servicer of the underlying mortgage loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the mortgage loans underlying such Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be a FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by HUD as an FHA mortgagee.

     The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.


     UNDERLYING LOANS

     The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buy-down loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Mortgage Loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative. Except as otherwise specified in the related Prospectus Supplement,
(i) no mortgage loan will have had a Loan-to-Value Ratio at origination in excess of 95% (except in the case of High LTV Loans), (ii) each single family loan secured by a mortgaged property having a loan-to-value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy (except in the case of High LTV Loans), (iii) each mortgage loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iv) no mortgage loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement, (v) each mortgage loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy) and (vi) each mortgage loan (other than a cooperative loan or a Contract secured by a manufactured home) will be covered by a title insurance policy.


     CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES

     Credit support in the form of reserve funds, subordination of other private mortgage-backed securities issued under the PMBS Agreement, letters of credit, insurance policies or other types of credit support may be provided with respect to the mortgage loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.


     ADDITIONAL INFORMATION

     The Prospectus Supplement for a series for which the Trust Fund includes Private Mortgage- Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the mortgage loans which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the mortgage loans and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the term on which the underlying mortgage loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.


FUNDING AGREEMENTS

     If specified in the Prospectus Supplement for a series, the Depositor may enter into a funding agreement with a limited-purpose subsidiary or affiliate of a Mortgage Loan Seller (a "Finance Company") pursuant to which (i) the Depositor will lend the net proceeds of the sale of the Securities to such Finance Company, (ii) the Finance Company will pledge Trust Fund Assets owned by it to secure the loan from the Depositor, and (iii) the Depositor will assign the Funding Agreement, as so secured, to the Trust Fund for a series (a "Funding Agreement"). No Finance Company will be authorized to engage in any business activities other than the financing and sale of Trust Fund Assets.

     Pursuant to a Funding Agreement (i) the Depositor will lend a Finance Company the proceeds from the sale of a series of Securities and such Finance Company will pledge to the Depositor as security therefor Trust Fund Assets having an aggregate unpaid principal balance as of any date of determination equal to at least the amount of the loan, and (ii) the Finance Company will agree to repay such loan by causing payments on the Trust Fund Assets to be made to the Trustee as assignee of the Depositor in such amounts as are necessary (together with payments from the related Reserve Fund or other funds or accounts) to pay accrued interest on such loan and to amortize the entire principal amount of such loan. A Finance Company is not obligated to provide



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



additional collateral to secure the loan pursuant to a Funding Agreement subsequent to the issuance of the Securities of the series by the Trust Fund.

     Unless the Depositor, the Master Servicer or other entity designated in the Prospectus Supplement exercises its option to terminate the Trust Fund and retire the Securities of a series, or a Finance Company defaults under its Funding Agreement, such Finance Company's loan may not be prepaid other than as a result of prepayments on the pledged Trust Fund Assets. If the Finance Company, nevertheless, were to attempt to prepay its loan, the loan would not be deemed prepaid in full unless the Finance Company paid the Depositor an amount sufficient to enable the Depositor to purchase other Trust Fund Assets comparable in yield and maturity to the Finance Company's Trust Fund Assets pledged under the Funding Agreement. The Trustee then could either (i) purchase such other Trust Fund Assets and substitute them for the Trust Fund Assets pledged by the Finance Company, to the extent that such purchase and substitution did not adversely affect the tax treatment of the related series, or (ii) deposit the amount of the Finance Company's prepayment in the Certificate Account.

     In the event of a default under a Funding Agreement, the Trustee will have recourse to the related Finance Company for the benefit of the holders of the Securities, including the right to foreclose upon the Trust Fund Assets securing that Funding Agreement. The participating Finance Companies will be limited-purpose finance entities and, therefore, it is unlikely that a defaulting Finance Company will have any significant assets except those pledged to the Trust Fund for the series and those that secure other mortgage-backed securities and collateralized mortgage obligations. The Trustee has no recourse to assets pledged to secure other securities except to the limited extent that funds generated by such assets exceed the amount required to pay those securities and are released from the lien securing such other securities and returned to a Finance Company. For that reason, prospective purchasers of Securities should make their investment decisions on the basis that the Securities of a series have rights solely with respect to the assets transferred to the Trust Fund for that series of Securities.

     In the event of a default under a Funding Agreement and the sale by the Trustee of the Trust Fund Assets securing the obligations of the Finance Company under the Funding Agreement, the Trustee may distribute principal in an amount equal to the unpaid principal balance of the Trust Fund Assets so liquidated ratably among all classes of Securities within the series, or in such other manner as may be specified in the related Prospectus Supplement.



                                 USE OF PROCEEDS


     The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Trust Fund Assets or will be used by the Depositor for general corporate purposes. The Depositor expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.



                              YIELD CONSIDERATIONS

     Unless otherwise provided in the related Prospectus Supplement, each monthly interest payment on a Trust Fund Asset is calculated as one-twelfth of the applicable Interest Rate multiplied by the unpaid principal balance thereof. Interest to be distributed on each Distribution Date to the holders of the various classes of Securities (other than certain classes of Strip Securities) of each series will be similarly calculated for the applicable period, as one-twelfth of the applicable Security Interest Rate multiplied by the outstanding Principal Balance thereof, except as provided below with respect to prepayments. In the case of Strip Securities with no or, in certain


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


cases, a nominal Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, "Stripped Interest") described in the related Prospectus Supplement.

     The effective yield to Securityholders will be lower than the yield otherwise produced by the applicable Security Interest Rate (or, as to a Strip Security, the distributions of Stripped Interest thereon) and purchase price, because although interest accrued on each Trust Fund Asset during each month is due and payable on the first day of the following month (unless otherwise provided in the related Prospectus Supplement), the distribution of interest on the Securities will not be made until the Distribution Date occurring in the month following the month of accrual of interest in the case of Mortgage Loans, and in later months in the case of Agency Securities, Private Mortgage- Backed Securities or Funding Agreements and in the case of a series of Securities having Distribution Dates occurring at intervals less frequently than monthly.

     Unless otherwise specified in the related Prospectus Supplement, when a principal prepayment in full is made on a Mortgage Loan or a mortgage loan underlying a Private Mortgage-Backed Security, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. Accordingly, the effect of principal prepayments in full during any month will be to reduce the aggregate amount of interest collected that is available for distribution to Securityholders. If so provided in the related Prospectus Supplement, certain of the Mortgage Loans or the mortgage loans underlying a Private Mortgage-Backed Security may contain provisions limiting prepayments hereof or requiring the payment of a prepayment penalty upon prepayment in full or in part. Unless otherwise provided in the related Prospectus Supplement, any such penalty will be applied to offset the above-described shortfalls in interest collections on the related Distribution Date. Unless otherwise specified in the related Prospectus Supplement, partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial principal prepayment is made. Unless specified otherwise in the related Prospectus Supplement, neither the Trustee, the Master Servicer nor the Depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. Holders of Agency Securities are entitled to a full month's interest in connection with prepayments in full of the underlying mortgage loans. Full and partial principal prepayments collected during the applicable Prepayment Period will be available for distribution to Securityholders on the related Distribution Date. Unless otherwise provided in the related Prospectus Supplement, a "Prepayment Period" in respect of any Distribution Date will commence on the first day of the month in which the preceding Distribution Date occurs (or, as to the first Prepayment Period, the day after the Cut-off Date) and will end on the last day of the month prior to the month in which the related Distribution Date occurs. See "Maturity and Prepayment Considerations" and "Description of the Securities--General".


         In addition, if so specified in the related Prospectus Supplement, a holder of a non-offered class of Securities (the "Call Class") will have the right, solely at its discretion, to terminate the related Trust Fund on any Distribution Date after the 12th Distribution Date following the date of initial issuance of the related series of Securities and until such date as the Clean-up Call becomes exercisable and thereby effect early retirement of the Securities of such series. Any such call will be of the entire Trust Fund at one time; multiple calls with respect to any series of Securities will not be permitted. Such termination would result in the concurrent retirement of all outstanding Securities of the related series and would decrease the average lives of such Securities, perhaps significantly. The earlier after the Closing Date that such termination occurs, the greater would be such effect.


     The Prospectus Supplement for each series of Securities may set forth additional information regarding yield considerations.



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


                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The original terms to maturity of the Trust Fund Assets in a particular Trust Fund will vary depending upon the type of mortgage loans underlying or comprising the Trust Fund Assets in such Trust Fund. Each Prospectus Supplement will contain information with respect to the type and maturities of the Trust Fund Assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, all of the Single-Family Loans, Cooperative Loans and Contracts and all of the mortgage loans underlying the Agency Securities, Private Mortgage-Backed Securities and Funding Agreements may be prepaid without penalty in full or in part at any time. If so provided in the related Prospectus Supplement, certain of the Mortgage Loans may contain provisions prohibiting prepayment for a specified period after the origination date (a "Lockout Period"), prohibiting partial prepayments entirely or prohibiting prepayment in full or in part without a prepayment penalty.

     The prepayment experience on the mortgage loans underlying or comprising the Trust Fund Assets in a Trust Fund will affect the weighted average life of the related series of Securities. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Securities of a series will be influenced by the rate at which principal on the mortgage loans underlying or comprising the Trust Fund Assets included in the related Trust Fund is paid, which payments may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default and hazard or condemnation losses). The rate of prepayment with respect to fixed rate mortgage loans has fluctuated significantly in recent years. In general, if interest rates fall below the Interest Rates on the mortgage loans underlying or comprising the Trust Fund Assets, the rate of prepayment would be expected to increase. There can be no assurance as to the rate of prepayment of the mortgage loans underlying or comprising the Trust Fund Assets in any Trust Fund. The Depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans over an extended period of time. All statistics known to the Depositor that have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.

     A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, the terms of the mortgage loans (as affected by the existence of lockout provisions, due-on-sale and due-on-encumbrance clauses and prepayment fees), the quality of management of the mortgaged properties, possible changes in tax laws and the availability of mortgage funds, may affect prepayment experience. Unless otherwise provided in the related Prospectus Supplement, all Mortgage Loans, mortgage loans underlying Private Mortgage-Backed Securities or mortgage loans secured by Funding Agreements will contain due-on-sale provisions permitting the lender to accelerate the maturity of such mortgage loan upon sale or certain transfers by the borrower of the underlying Mortgaged Property. The Multifamily Loans may contain due-on-encumbrance provisions (permitting the lender to accelerate the maturity of the Multifamily Loan upon further encumbrance by the borrower of the underlying Multifamily Property). Conventional mortgage loans that underlie FHLMC Certificates and FNMA Certificates may contain, and in certain instances must contain, such due-on-sale provisions. FHA Loans, VA Loans and other mortgage loans underlying GNMA Certificates contain no such clause and may be assumed by the purchaser of the mortgaged property. Thus, the rate of prepayments on FHA Loans, VA Loans and other mortgage loans underlying GNMA Certificates may be lower than that of conventional Mortgage Loans bearing comparable interest rates.


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

     With respect to a series of Securities evidencing interests in the Trust Fund including Mortgage Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale clause or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Securities--Collection and Other Servicing Procedures" and "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions" and "--Prepayment Charges and Prepayments" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans. See "Description of the Securities--Termination" for a description of the possible early termination of any series of Securities. See also "Mortgage Loan Program--Representations by or on behalf of Mortgage Loan Sellers; Repurchases" and "Description of the Securities--Assignment of Trust Fund Assets" for a description of the obligation of the Mortgage Loan Sellers, the Master Servicer and the Depositor to repurchase Mortgage Loans under certain circumstances. In addition, if the applicable Agreement for a series of Securities provides for a Pre-Funding Account or other means of funding the transfer of additional Mortgage Loans to the related Trust Fund, as described under "Description of the Securities--Pre-Funding Account" herein, and the Trust Fund is unable to acquire such additional Mortgage Loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal payments on one or more classes of Securities of such series.


                                  THE DEPOSITOR


     The Depositor was incorporated in the State of Delaware on January 27, 1987 as an indirect wholly-owned subsidiary of Salomon Smith Barney Holdings Inc. The Depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The Depositor maintains its principal office at Seven World Trade Center, New York, New York 10048. Its telephone number is (212) 783-7228.

     The Depositor does not have, nor is it expected in the future to have, any significant assets.



                              MORTGAGE LOAN PROGRAM


     The Mortgage Loans will be purchased by the Depositor, either directly or indirectly, from the Mortgage Loan Sellers. The Mortgage Loans so acquired by the Depositor will have been originated by the Originators in accordance with the underwriting criteria specified below under "Underwriting Standards".


UNDERWRITING STANDARDS

     All Mortgage Loans will have been subject to underwriting standards acceptable to the Depositor and applied as described below. Each Mortgage Loan Seller, or another party on its behalf, will represent and warrant that Mortgage Loans purchased by or on behalf of the Depositor from it have been originated by the related Originators in accordance with such underwriting standards.

     Unless otherwise specified in the related Prospectus Supplement, the underwriting standards are applied by the Originators to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. Initially, a prospective borrower is required to fill out a detailed application regarding pertinent credit information. As part of the description of the borrower's financial condition, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained that reports the borrower's current salary and may contain information regarding length of employment and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower is required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. In the case of a Multifamily Loan, the borrower is also required to provide certain information regarding the related Multifamily Property, including a current rent schedule, the type and length of leases and pro forma operating income statements. In addition, the Depositor will consider the location of the Multifamily Property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor's prior experience in owning and operating properties similar to the Multifamily Properties.

     In determining the adequacy of the property as collateral, an appraisal is made of each property considered for financing, except in the case of new Manufactured Homes, as described under "The Trust Funds". Each appraiser is selected in accordance with predetermined guidelines established for appraisers. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to properties other than Multifamily Properties, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to Multifamily Properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's cash flow, expenses, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between these other properties and the property being appraised. The cost approach requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     In the case of Single Family Loans and Contracts, once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available
(i) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. Unless otherwise provided in the related Prospectus Supplement, the underwriting standards to be applied to the Single Family Loans will be generally similar to the traditional underwriting guidelines used by FNMA and FHLMC which are in effect at the time of origination of each Single Family Loan, except that the ratios at origination of the amounts described in (i) and (ii) above to the applicant's stable monthly gross income may exceed in certain cases the then applicable FNMA and FHLMC guidelines, but such ratios in general may not exceed 33% and 38%, respectively, of the applicant's stable monthly gross income. Such underwriting standards may be varied in appropriate cases.

     High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. Such Mortgage Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related Mortgaged Property.

     In the case of a Single Family Loan or Multifamily Loan secured by a leasehold interest in a residential property, the title to which is held by a third party lessor, the Mortgage Loan Seller, or another party on its behalf, is required to warrant, among other things, that the remaining term of the lease and any sublease be at least five years longer than the remaining term of the Mortgage Loan.

     The Mortgaged Properties may be located in states where, in general, a lender providing credit on a residential property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The underwriting standards to be applied to the Mortgage Loans in all states (including anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding principal balance of the Mortgage Loan.

     With respect to any FHA Loan the Mortgage Loan Seller is required to represent that the FHA Loan complies with the applicable underwriting policies of the FHA. See "Description of Primary Insurance Policies--FHA Insurance". With respect to any VA Loan, the Mortgage Loan Seller is required to represent that the VA Loan complies with the applicable underwriting policies of the VA. See "Description of Primary Insurance Policies-VA Guarantee".

     The recent foreclosure or repossession and delinquency experience with respect to loans serviced by the Master Servicer or, if applicable, a significant Sub-Servicer will be provided in the related Prospectus Supplement.

     Certain of the types of loans that may be included in the Mortgage Pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the borrower. These types of Mortgage Loans are underwritten on the basis of a judgment that borrowers will have the ability to make larger monthly payments in subsequent years. In some instances, however, a borrower's income may not be sufficient to make loan payments as such payments increase. Unless otherwise specified in the related Prospectus Supplement, the Multifamily Loans will be nonrecourse loans, as to which, in the event of mortgagor default, recourse may only be had against the specific Multifamily Property pledged to secure that Multifamily Loan, and not against the mortgagor's assets.


QUALIFICATIONS OF ORIGINATORS AND MORTGAGE LOAN SELLERS

     Unless otherwise specified in the related Prospectus Supplement, each Originator and Mortgage Loan Seller will be required to satisfy the qualifications set forth herein. Each Originator must be an institution experienced in originating and servicing conventional mortgage loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each Originator and Mortgage Loan Seller must be a seller/servicer approved by either FNMA or FHLMC. Each Originator and Mortgage Loan Seller must be a HUD-approved mortgagee or an institution the deposit accounts in which are insured by the Bank Insurance Fund ("BIF") or Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation (the "FDIC"). In addition, with respect to FHA Loans or VA Loans, each Originator must be approved to originate such Mortgage Loans by the FHA or VA, as applicable. In addition, each Originator and Mortgage Loan Seller must satisfy certain criteria as to financial stability evaluated on a case by case basis by the Depositor.


REPRESENTATIONS BY OR ON BEHALF OF MORTGAGE LOAN SELLERS; REPURCHASES

     Each Mortgage Loan Seller, or a party on its behalf, will have made representations and warranties in respect of the Mortgage Loans sold by such Mortgage Loan Seller. Such representations and warranties include, among other things: (i) that any required hazard insurance was effective at the origination of each Mortgage Loan, and that each such policy remained in


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

effect on the date of purchase of the Mortgage Loan from the Mortgage Loan Seller by or on behalf of the Depositor; (ii) that, in the case of Single-Family Loans and Multifamily Loans, either (A) title insurance insuring (subject only to permissible title insurance exceptions) the lien status of the Mortgage was effective at the origination of each Mortgage Loan and such policy remained in effect on the date of purchase of the Mortgage Loan from the Mortgage Loan Seller by or on behalf of the Depositor or (B) if the Mortgaged Property securing any Mortgage Loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to such permissible exceptions set forth therein) the first lien status of the mortgage; (iii) that the Mortgage Loan Seller had good title to each Mortgage Loan and each Mortgage Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a borrower; (iv) that each Mortgage constituted a valid first lien on, or security interest in, the Mortgaged Property (subject only to permissible title insurance exceptions and Senior Liens, if any) and that the Mortgaged Property was free from damage and was in good repair; (v) that there were no delinquent tax or assessment liens against the Mortgaged Property; (vi) that each Mortgage Loan was current as to all required payments; and (vii) that each Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects. If a person other than a Mortgage Loan Seller makes any of the foregoing representations and warranties on behalf of such Mortgage Loan Seller, the identity of such person will be specified in the related Prospectus Supplement. Any person making representations and warranties on behalf of a Mortgage Loan Seller shall be an affiliate thereof or such other person acceptable to the Depositor having knowledge regarding the subject matter of such representations and warranties.

     All of the representations and warranties made by or on behalf of a Mortgage Loan Seller in respect of a Mortgage Loan will have been made as of the date on which such Mortgage Loan Seller sold the Mortgage Loan to or on behalf of the Depositor. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of Securities evidencing an interest in such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Mortgage Loan Seller will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan as described below. Since the representations and warranties made by or on behalf of such Mortgage Loan Seller do not address events that may occur following the sale of a Mortgage Loan by such Mortgage Loan Seller, it will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to the date of such sale. A Mortgage Loan Seller would have no such obligations if the relevant event that causes such breach occurs after the date of such sale. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of Securities.

     The only representations and warranties to be made for the benefit of holders of Securities in respect of any Mortgage Loan relating to the period commencing on the date of sale of such Mortgage Loan by the Mortgage Loan Seller to or on behalf of the Depositor will be certain limited representations of the Depositor and of the Master Servicer described below under "Description of the Securities--Assignment of Trust Fund Assets". If the Master Servicer is also a Mortgage Loan Seller with respect to a particular series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Mortgage Loan Seller.

     The Master Servicer and/or Trustee will promptly notify the relevant Mortgage Loan Seller of any breach of any representation or warranty made by or on behalf of it in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein


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


of the Securityholders. If such Mortgage Loan Seller cannot cure such breach within 60 days from the date on which the Mortgage Loan Seller was notified of such breach, then such Mortgage Loan Seller will be obligated to repurchase such Mortgage Loan from the Trustee within 90 days from the date on which the Mortgage Loan Seller was notified of such breach, at the Purchase Price therefor. As to any Mortgage Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of (i) the unpaid principal balance thereof, (ii) unpaid accrued interest on the Stated Principal Balance (as defined below) at the Net Interest Rate from the date as to which interest was last paid to the end of the calendar month in which the relevant purchase is to occur, (iii) any unpaid servicing fees and certain unreimbursed servicing expenses payable or reimbursable to the Master Servicer with respect to such Mortgage Loan, (iv) any unpaid Retained Interest with respect to such Mortgage Loan, (v) any Realized Losses, as described below under "Description of the Securities--Allocation of Losses", incurred with respect to such Mortgage Loan, and (vi) if applicable, any expenses reasonably incurred or to be incurred by the Master Servicer or the Trustee in respect of the breach or defect giving rise to a purchase obligation. Unless otherwise provided in the related Prospectus Supplement, a Mortgage Loan Seller, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of the related series of Securities, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Mortgage Loans, in accordance with the standards described below under "Description of the Securities--Assignment of the Mortgage Loans". The Master Servicer will be required under the applicable Pooling and Servicing Agreement or Servicing Agreement to use its best efforts to enforce such obligations of the Mortgage Loan Seller for the benefit of the Trustee and the holders of the Securities, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Mortgage Loan Seller. See "Description of the Securities--General".

     The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts, including advances by the Master Servicer, allocable to principal that are distributed to Securityholders on or before the date of determination, and as further reduced to the extent that any Realized Loss (as defined below) thereon has been (or, if it had not been covered by any form of Credit Support, would have been) allocated to one or more classes of Securities on or before the date of determination.


     Neither the Depositor nor the Master Servicer will be obligated to purchase or substitute for a Mortgage Loan if a Mortgage Loan Seller defaults on its obligation to do so, and no assurance can be given that Mortgage Loan Sellers will carry out such obligations with respect to Mortgage Loans. To the extent that a breach of the representations and warranties of a Mortgage Loan Seller may also constitute a breach of a representation made by the Depositor, the Depositor may have a repurchase or substitution obligation as described below under "Description of the Securities--Assignment of Trust Fund Assets".



                          DESCRIPTION OF THE SECURITIES


     The Securities will be issued in series. Each series of Certificates evidencing interests in a Trust Fund consisting of Mortgage Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, the Master Servicer (if the Depositor is not acting as Master Servicer) and the Trustee named in the Prospectus Supplement. Each series of Notes evidencing indebtedness of a Trust Fund consisting of Mortgage Loans will be issued pursuant to an Indenture



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


between the related Issuer and the Trustee named in the Prospectus Supplement. Such Trust Fund will be created pursuant to an Owner Trust Agreement between the Depositor and the Owner Trustee. Each series of Securities evidencing interests in a Trust Fund consisting exclusively of Agency Securities or Private Mortgage-Backed Securities will be issued pursuant to a Trust Agreement between the Depositor and the Trustee (each Trust Agreement, Owner Trust Agreement, Indenture, Servicing Agreement or Pooling and Servicing Agreement, an "Agreement"). The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Various forms of Pooling and Servicing Agreement, Servicing Agreement, Owner Trust Agreement, Trust Agreement and Indenture have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related Agreements for each Trust Fund and the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" or the term "Note" refers to all of the Certificates or Notes of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires.


GENERAL

     The Certificates of each series (including any class of Certificates not offered hereby) will be issued in fully registered form only and will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. The Notes of each series (including any class of Notes not offered hereby) will be issued in fully registered form only and will represent indebtedness of the Trust Fund created pursuant to the related Agreement. If so provided in the Prospectus Supplement, any class of Securities of any series may be represented by a certificate or note (the "DTC Registered Securities") registered in the name of a nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of such Securities will be represented by such entries on the records of participating members of DTC. Definitive certificates or notes will be available for such Securities only under limited circumstances as provided in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Trust Fund will consist of (i) such Trust Fund Assets, or interests therein, exclusive of any portion of interest payments (the "Retained Interest") on a Trust Fund Asset retained by the Depositor or any previous owner thereof, as from time to time are subject to the related Agreement; (ii) such assets as from time to time are identified as deposited in the Certificate Account or any other account maintained for the benefit of the Securityholders; (iii) with respect to Trust Funds that include Mortgage Loans, (a) property acquired on behalf of Securityholders by foreclosure, deed in lieu of foreclosure or repossession and any revenues received thereon; (b) the rights of the Depositor under any hazard insurance policies, FHA insurance policies, VA guarantees and primary mortgage insurance policies, as described under "Description of Primary Insurance Policies"; (c) the rights of the Depositor under the agreement or agreements pursuant to which it acquired the Mortgage Loans in such Trust Fund; and (d) the rights of the Trustee in any cash advance reserve fund or surety bond as described under "Advances in respect of Delinquencies" and (iv) any letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund or other type of credit support provided with respect to the related series, as described under "Description of Credit Support". Subject to any limitations described in the related Prospectus Supplement, the Securities will be transferable and exchangeable for like Securities of the same class and series in authorized denominations at the corporate trust office of the Trustee specified in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge.


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


     Each series of Securities may consist of either (i) a single class of Securities evidencing the entire beneficial ownership of or indebtedness of the related Trust Fund; (ii) two or more classes of Securities evidencing the entire beneficial ownership of or indebtedness of the related Trust Fund, one or more classes of which ("Senior Securities") will be senior in right of payment to one or more of the other classes ("Subordinate Securities") to the extent described in the related Prospectus Supplement (any such series, a "Senior/Subordinate Series"); or (iii) other types of classes of Securities, as described in the related Prospectus Supplement. A series may include one or more classes of Securities entitled to (i) principal distributions, with disproportionate, nominal or no interest distributions or (ii) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Securities"). With respect to any series of Notes, the Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related Notes. If so specified in the related Prospectus Supplement, partial or full protection against certain Mortgage Loan defaults and losses may be provided to a series of Securities or to one or more classes of Securities in such series in the form of subordination of one or more other classes of Securities in such series or by one or more other types of credit support, such as a letter of credit, reserve fund, insurance policy or a combination thereof (any such coverage, "Credit Support"). See "Description of Credit Support".

     Each class of Securities (other than certain Strip Securities) will have a Principal Balance and, unless otherwise provided in the related Prospectus Supplement, will be entitled to payments of interest thereon based on a specified Security Interest Rate. See "Interest on the Securities" and "Principal of the Securities" below. The specific percentage ownership interest of each class of Securities and the minimum denomination for each Security will be set forth in the related Prospectus Supplement.


     As to each series of Certificates, one or more elections may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Internal Revenue Code of 1986 (the "Code"). The related Prospectus Supplement will specify whether a REMIC election is to be made and the terms and conditions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Securityholders not otherwise described herein. If such an election is made with respect to a series of Certificates, one of the classes of Certificates comprising such series will be designated as evidencing all "residual interests" in the related REMIC as defined under the Code. All other classes of Certificates in such a series will constitute "regular interests" in the related REMIC as defined in the Code. As to each series of Certificates with respect to which a REMIC election is to be made, the Master Servicer or the Trustee will be obligated to take all actions required in order to comply with applicable laws and regulations and, unless otherwise provided in the related Prospectus Supplement, will be obligated to pay any Prohibited Transaction Taxes or Contribution Taxes arising out of a breach of its obligations with respect to such compliance without any right of reimbursement therefor from the Trust Fund or from any Securityholder. Unless otherwise provided in the related Prospectus Supplement, a Prohibited Transaction Tax or Contribution Tax resulting from any other cause will be charged against the related Trust Fund, resulting in a reduction in amounts otherwise distributable to Securityholders. See "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes".


     As to each series, the Securities of each class offered hereby will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations (each, a "Rating Agency").


ASSIGNMENT OF TRUST FUND ASSETS

     ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of any series of Securities, the Depositor will cause the Mortgage Loans comprising the Mortgage Pool included in the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Trust Fund. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement or Servicing Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Interest Rate, the Net Interest Rate, the Retained Interest, if any, the current scheduled monthly payment of principal and interest, the maturity of the Mortgage Note, the Value of the Mortgaged Property, the Loan-to-Value Ratio at origination and certain other information with respect to the Mortgage Loans. As to any Mortgage Loan, the "Net Interest Rate" is equal to the Interest Rate minus the sum of the rates at which the servicing fees and the Retained Interest, if any, are calculated.

     In addition, the Depositor will, with respect to each Mortgage Loan, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to):

         (1) With respect to each Single-Family Loan and Multifamily Loan, the Mortgage Note endorsed, without recourse, to the order of the Trustee, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with its certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage to the Trustee in recordable form. Unless otherwise provided in the related Prospectus Supplement, the Depositor will promptly cause the assignment of each related Mortgage Loan to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Mortgage Loan Seller or any other prior holder of the Mortgage Loan.

         (2) With respect to each Cooperative Loan, the Cooperative Note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate and related stock powers endorsed in blank, and a copy of the original filed financing statement together with an assignment thereof to the Trustee in a form sufficient for filing. Unless otherwise provided in the related Prospectus Supplement, the Depositor will promptly cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office, except in states where in the opinion of counsel acceptable to the Trustee, such filing is not required to protect the Trustee's interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Mortgage Loan Seller or any prior holder of the Cooperative Loan.

         (3) With respect to each Contract, the original Contract endorsed, without recourse, to the order of the Trustee and copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, together with a blanket assignment to the Trustee of all Contracts in the related Trust Fund and such documents and instruments. In order to give notice of the right, title and interest of the Securityholders to the Contracts, the Depositor will cause to be executed and delivered to the Trustee a UCC-1 financing statement identifying the Trustee as the secured party and identifying all Contracts as collateral.

     The Trustee (or the custodian hereinafter referred to) will review such Mortgage Loan documents within 45 days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Securityholders. Unless otherwise specified in the related

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



Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Mortgage Loan Seller. If the Mortgage Loan Seller cannot cure the omission or defect within 60 days after receipt of such notice, the Mortgage Loan Seller will be obligated, within 90 days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that a Mortgage Loan Seller will fulfill this repurchase or substitution obligation. Although the Master Servicer is obligated to use its best efforts to enforce such obligation to the extent described above under "Mortgage Loan Program-Representations by or on behalf of Mortgage Loan Sellers; Repurchases", neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Mortgage Loan Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

     With respect to the Mortgage Loans in a Mortgage Pool, the Depositor will make representations and warranties as to the types and geographical concentration of such Mortgage Loans and as to the accuracy in all material respects of certain identifying information furnished to the Trustee in respect of each such Mortgage Loan (e.g., original Loan-to-Value Ratio, principal balance as of the Cut-off Date, Interest Rate, Net Interest Rate and maturity). In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will represent and warrant that, as of the Cut-off Date for the related series of Securities, no Mortgage Loan was currently more than 30 days delinquent as to payment of principal and interest and no Mortgage Loan was more than 30 days delinquent more than once during the previous 12 months. Upon a breach of any such representation of the Depositor that materially and adversely affects the value of a Mortgage Loan or the interests of the Securityholders therein, the Depositor will be obligated either to cure the breach in all material respects, repurchase the Mortgage Loan at the Purchase Price or substitute for such Mortgage Loan as described below.

     Unless otherwise provided in the related Prospectus Supplement, if the Depositor discovers or receives notice of any breach of its representations or warranties with respect to a Mortgage Loan, the Depositor may, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan from the Trust Fund (a "Deleted Mortgage Loan") and substitute in its place one or more Mortgage Loans (each, a "Substitute Mortgage Loan"), but only if (i) with respect to a Trust Fund for which a REMIC election is to be made, such substitution is effected within two years of the date of initial issuance of the Certificates (plus permissible extensions) or (ii) with respect to a Trust Fund for which no REMIC election is to be made, such substitution is effected within 120 days of the date of initial issuance of the Securities. Except as otherwise provided in the related Prospectus Supplement, any Substitute Mortgage Loan will, on the date of substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of (and not more than $10,000 less than) the outstanding principal balance, after deduction of all unpaid scheduled payments due as of the date of substitution, of the Deleted Mortgage Loan, (ii) have an Interest Rate not less than (and not more than 1% greater than) the Interest Rate of the Deleted Mortgage Loan, (iii) have a Net Interest Rate equal to the Net Interest Rate of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan
(v) have a Lockout Date, if applicable, not earlier than the Lockout Date on the Deleted Mortgage Loan and (vi) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution. In connection with any substitution, an amount equal to the difference between the Purchase Price of the Deleted Mortgage Loan and the outstanding principal balance of the Substitute Mortgage Loan (after deduction of all scheduled payments due in the month of substitution), together with one month's interest at the applicable Net Mortgage Rate on such balance, will be deposited in the Certificate Account and distributed to Securityholders on the first Distribution Date following the

Prepayment Period in which the substitution occurred. In the event that one mortgage loan is substituted for more than one Deleted Mortgage Loan, or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then the amount described in clause (i) will be determined on the basis of aggregate principal balances, the rates described in clauses (ii) and (iii) with respect to Deleted Mortgage Loans will be determined on the basis of weighted average Interest Rates and Net Interest Rates, as the case may be, and the terms described in clause (iv) will be determined on the basis of weighted average remaining terms to maturity and the Lockout Dates described in clause (v) will be determined on the basis of weighted average Lockout Dates.

     With respect to any series as to which credit support is provided by means of a mortgage pool insurance policy, in addition to making the representations and warranties described above, the Depositor or the related Mortgage Loan Seller (or another party on behalf of the related Mortgage Loan Seller), as specified in the related Prospectus Supplement, will represent and warrant to the Trustee that no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the date of the initial issuance of the Securities which has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary mortgage insurance policy, FHA insurance policy, mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage but excluding any failure of an insurer to pay by reason of the insurer's own breach of its insurance policy or its financial inability to pay (such representation being referred to herein as the "insurability representation"). See "Description of Primary Insurance Policies" and "Description of Credit Support" herein and in the related Prospectus Supplement for information regarding the extent of coverage under the aforementioned insurance policies. Upon a breach of the insurability representation which materially and adversely affects the interests of the Securityholders in a Mortgage Loan, the Depositor or the Mortgage Loan Seller, as the case may be, will be obligated either to cure the breach in all material respects or to purchase such Mortgage Loan at the Purchase Price, subject to the limitations specified in the related Prospectus Supplement. The related Prospectus Supplement may provide that the performance of an obligation to repurchase Mortgage Loans following a breach of an insurability representation will be ensured in the manner specified therein.

     The obligation to repurchase or, other than with respect to the insurability representation if applicable, to substitute Mortgage Loans as described above constitutes the sole remedy available to the Securityholders or the Trustee for any breach of the above described representations.

     The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Pooling and Servicing Agreement or Servicing Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Securityholders, the Master Servicer will be obligated to cure the breach in all material respects.


     ASSIGNMENT OF AGENCY SECURITIES

     The Depositor will cause the Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will execute, countersign and deliver the Securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

     ASSIGNMENT OF PRIVATE MORTGAGE-BACKED SECURITIES

     The Depositor will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement,




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the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Funds--Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee.


     ASSIGNMENT OF FUNDING AGREEMENTS

     The Depositor will cause Funding Agreements to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any Funding Agreement. Unless otherwise specified in the related Prospectus Supplement, the Trustee will be in possession of or be assignee of record of any underlying assets for Funding Agreements. See "The Trust Funds--Funding Agreements" herein. Each Funding Agreement will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each underlying asset secured by the Funding Agreements.


DEPOSITS TO CERTIFICATE ACCOUNT

     The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Trust Fund Assets (collectively, the "Certificate Account"), which must be either (i) maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series or (ii) an account or accounts the deposits in which are insured by the BIF or the SAIF (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Securityholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other high-quality investments specified in the related Pooling and Servicing Agreement or the related Servicing Agreement and Indenture ("Permitted Investments"). A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to the Master Servicer or the Trustee or their designee as additional compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer or the Trustee, provided that such institution meets the standards set forth above. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of pass-through certificates and may, if applicable, contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

     Each Sub-Servicer servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement will establish and maintain one or more separate accounts which may be interest bearing and which will comply with the standards with respect to Certificate Accounts set forth above or such other standards as may be acceptable to the Master Servicer (collectively, the "Sub-Servicing Account"). The Sub-Servicer is required to credit to the related Sub-Servicing Account on a daily basis the amount of all proceeds of Mortgage Loans received by the Sub-Servicer, less its servicing compensation. The Sub-Servicer shall remit to the Master Servicer by wire transfer of immediately



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



available funds all funds held in the Sub-Servicing Account with respect to each Mortgage Loan on the monthly remittance date or dates specified in the related Agreement.


PAYMENTS ON MORTGAGE LOANS

     The Master Servicer will deposit or cause to be deposited in the Certificate Account for each Trust Fund including Mortgage Loans on a daily basis, unless otherwise provided in the related Pooling and Servicing Agreement or the related Servicing Agreement and Indenture and described in the related Prospectus Supplement, the following payments and collections received, or advances made, by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

            (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

           (ii) all payments on account of interest on the Mortgage Loans, net of any portion thereof retained by the Master Servicer or by a Sub-Servicer as its servicing compensation and net of any Retained Interest;

          (iii) all proceeds of the hazard insurance policies and any special hazard insurance policy (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of the Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note), any primary mortgage insurance policy, any FHA insurance policy, any VA guarantee, any bankruptcy bond and any mortgage pool insurance policy (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

           (iv) any amounts required to be paid under any letter of credit, as described below under "Description of Credit Support--Letter of Credit";

            (v) any advances made as described below under "Advances in respect of Delinquencies";

           (vi) if applicable, all amounts required to be transferred to the Certificate Account from a reserve fund, as described below under "Description of Credit Support--Reserve Funds";

          (vii) any Buydown Funds (and, if applicable, investment earnings thereon) required to be deposited in the Certificate Account as described below;

         (viii) all proceeds of any Mortgage Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Mortgage Loan Seller as described under "Mortgage Loan Program-Representations by or on behalf of Mortgage Loan Sellers; Repurchases" or "--Assignment of Trust Fund Assets" above, exclusive of the Retained Interest, if any, in respect of such Mortgage Loan, and all proceeds of any Mortgage Loan repurchased as described under "Termination" below;

           (ix) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Policies--Primary Hazard Insurance Policies"; and

            (x) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Certificate Account.



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



     With respect to each Buydown Mortgage Loan, the Master Servicer, or a Sub-Servicer, will deposit related Buydown Funds in a custodial account, which may be interest bearing, and that otherwise meets the standards for Certificate Accounts set forth above (a "Buydown Account"). Unless otherwise specified in the related Prospectus Supplement, the terms of all Buydown Mortgage Loans provide for the contribution of Buydown Funds in an amount not less than either
(i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such Buydown Funds are present valued, that amount that, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buydown Mortgage Loan. Neither the Master Servicer, the Sub-Servicer nor the Depositor will be obligated to add to such Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any such insufficiency is not recoverable from the borrower, distributions to Securityholders will be affected. With respect to each Buydown Mortgage Loan, the Master Servicer will deposit in the Certificate Account the amount, if any, of the Buydown Funds (and, if applicable, investment earnings thereon) for each Buydown Mortgage Loan that, when added to the amount due from the borrower on such Buydown Mortgage Loan, equals the full monthly payment which would be due on the Buydown Mortgage Loan if it were not subject to the buydown plan.

     Unless otherwise specified in the related Prospectus Supplement, in the event a Buydown Mortgage Loan is prepaid in full or liquidated, the related Buydown Funds will be applied as follows. If the mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the Buydown Period, the Master Servicer will withdraw from the Buydown Account and remit to the mortgagor in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in a prepayment in full, the Master Servicer will withdraw from the Buydown Account for deposit in the Certificate Account the Buydown Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full. If the mortgagor defaults during the Buydown Period with respect to a Buydown Mortgage Loan and the Mortgaged Property is sold in liquidation (either by the Master Servicer or the insurer under any related insurance policy), the Master Servicer will withdraw from the Buydown Account the Buydown Funds and all investment earnings thereon, if any, for deposit in the Certificate Account or remit the same to the insurer if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. In the case of any such prepaid or defaulted Buydown Mortgage Loan the Buydown Funds in respect of which were supplemented by investment earnings, the Master Servicer will withdraw from the Buydown Account and either deposit in the Certificate Account or remit to the borrower, depending upon the terms of the buydown plan, any investment earnings remaining in the related Buydown Account.

     Any Buydown Funds, and any investment earnings thereon, deposited in the Certificate Account in connection with a full prepayment of the related Mortgage Loan will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related Mortgage Loan if the Mortgage Loan were not subject to the buydown plan.


PAYMENTS ON AGENCY SECURITIES AND PRIVATE MORTGAGE-BACKED SECURITIES

     The Agency Securities and Private Mortgage-Backed Securities included in a Trust Fund will be registered in the name of the Trustee so that all distributions thereon will be made directly to the Trustee. The Trustee will deposit or cause to be deposited into the Certificate Account for each Trust Fund including Agency Securities and Private Mortgage-Backed Securities as and when received, unless otherwise provided in the related Agreement, all distributions received by the Trustee with respect to the related Agency Securities and Private Mortgage-Backed Securities (other than payments due on or before the Cut-off Date and exclusive of any trust administration fee and amounts representing the Retained Interest, if any).




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


DISTRIBUTIONS

     Distributions allocable to principal and interest on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, distributions will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class. Payments to the holders of Securities of any class on each Distribution Date will be made to the Securityholders of the respective class of record on the next preceding Record Date (other than in respect of the final distribution), based on the aggregate fractional undivided interests in that class represented by their respective Securities. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Depositor or its designee no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register (the "Security Register"); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Depositor or its agent specified in the notice to Securityholders of such final distribution. With respect to each series of Certificate or Notes, the Security Register will be referred to as the "Certificate Register" or "Note Register", respectively.


AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

            (i) the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

                (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution
         Date),

                (b) all prepayments, together with related payments of the interest thereon, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Prepayment Period, and

                (c) all amounts in the Certificate Account that are due or reimbursable to the Depositor, the Trustee, a Mortgage Loan Seller, a Sub-Servicer or the Master Servicer or that are payable in respect of certain expenses of the related Trust Fund;

           (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Certificate Account;

          (iii) all advances with respect to such Distribution Date;




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

           (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

            (v) to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

     As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

INTEREST ON THE SECURITIES

     Each class of Securities (other than certain classes of Strip Securities) may have a different Security Interest Rate, which may be a fixed, variable or adjustable Security Interest Rate. The related Prospectus Supplement will specify the Security Interest Rate for each class, or, in the case of a variable or adjustable Security Interest Rate, the method for determining the Security Interest Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     With respect to each series of Securities and each Distribution Date, the "Accrued Security Interest" distributable on each Security, other than certain classes of Strip Securities, will be equal to one month's interest on the outstanding Principal Balance thereof immediately prior to the Distribution Date, at the applicable Security Interest Rate, subject to the following. With respect to each series of Certificates or Notes, the Accrued Security Interest will be referred to as the "Accrued Certificate Interest" or "Accrued Note Interest", respectively. As to each Strip Security with no or, in certain cases, a nominal Principal Balance, the Accrued Security Interest with respect to any Distribution Date will equal one month's Stripped Interest. Unless otherwise specified in the related Prospectus Supplement, the Accrued Security Interest on each Security of a series will be reduced in the event of shortfalls in collections of interest resulting from prepayments on Mortgage Loans, with that shortfall allocated among all of the Securities of that series in the manner specified in the related Prospectus Supplement. See "Yield Considerations".


PRINCIPAL OF THE SECURITIES

     Unless the related Prospectus Supplement provides otherwise, each Security will have a "Principal Balance" which, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Trust Fund Assets and other assets included in the related Trust Fund. The Principal Balance of each Security offered hereby will be stated in the related Prospectus Supplement as the "Certificate Principal Balance" with respect to a Certificate and the "Note Balance" with respect to a Note. With respect to each such Security, distributions generally will be applied to undistributed accrued interest thereon, and thereafter to principal. The outstanding Principal Balance of a Security will be reduced to the extent of distributions of principal thereon, and in the case of Securities evidencing an interest in Mortgage Loans, by the amount of any Realized Losses, as defined below, allocated thereto. Unless the related Prospectus Supplement provides otherwise, the initial aggregate Principal Balance of all classes of Securities of a series will equal the outstanding aggregate principal balance of the related Trust Fund Assets as of the applicable Cut-off Date. The initial aggregate Principal Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto until the Principal Balance of such class has been reduced to zero. With respect to a Senior/Subordinate Series, unless otherwise provided in the related Prospectus Supplement, distributions allocable to principal


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



of a class of Securities will be based on the percentage interest in the related Trust Fund evidenced by such class (with respect to the Senior Securities, the "Senior Percentage"), which in turn will be based on the Principal Balance of such class as compared to the Principal Balance of all classes of Securities of such series. Distributions of principal of any class of Securities will be made on a pro rata basis among all of the Securities of such class. Strip Securities with no Principal Balance will not receive distributions of principal.


PRE-FUNDING ACCOUNT

     If so specified in the related Prospectus Supplement, the related Agreement may provide for the transfer by the Mortgage Loan Seller of additional Mortgage Loans to the related Trust Fund after the Closing Date. Such additional Mortgage Loans will be required to conform to the requirements set forth in the related Agreement or other agreement providing for such transfer, and will generally be underwritten to the same standards as the Mortgage Loans initially included in the Trust Fund. As specified in the related Prospectus Supplement, such transfer may be funded by the establishment of a Pre-Funding Account (a "Pre-Funding Account"). If a Pre-Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of Securities of the related series will be deposited in such account to be released as additional Mortgage Loans are transferred. A Pre-Funding Account will be required to be maintained as an eligible account under the related agreement, all amounts therein will be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 25% of the aggregate outstanding principal balance of the Securities. The related Agreement or other agreement providing for the transfer of additional Mortgage Loans will generally provide that all such transfers must be made within 3 months after the Closing Date, and that amounts set aside to fund such transfers (whether in a Pre-Funding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement.

     The Depositor will be required to provide data regarding the additional Mortgage Loans to the Rating Agencies and the security insurer, if any, sufficiently in advance of the scheduled transfer to permit review by such parties. Transfer of the additional Mortgage Loans will be further conditioned upon confirmation by the Rating Agencies that the addition of such Mortgage Loans to the Trust Fund will not result in the downgrading of the Securities or, in the case of a series guaranteed or supported by a security insurer, will not adversely affect the capital requirements of such security insurer. Finally, a legal opinion to the effect that the conditions to the transfer of the additional Mortgage Loans have been satisfied.


ALLOCATION OF LOSSES

     With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale or otherwise (a "Liquidated Loan"), the amount of the Realized Loss incurred in connection with such liquidation will equal the excess, if any, of the unpaid principal balance of the Liquidated Loan immediately prior to liquidation, over the aggregate amount of Liquidation Proceeds derived from such liquidation remaining after application of such proceeds to unpaid accrued interest on the Liquidated Loan and to reimburse the Master Servicer or any Sub-Servicer for related unreimbursed servicing expenses. With respect to certain Mortgage Loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of such reduction (a "Deficient Valuation") also will be treated as a Realized Loss. As to any series of Securities other than a Senior/Subordinate Series, unless specified otherwise in the related Prospectus Supplement, any Realized Loss not covered as described under "Description of Credit Support" will be allocated among all of the Securities on a pro rata basis.



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


ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of Securities evidencing interests in a Trust Fund consisting of Mortgage Loans, other than a Senior/Subordinate Series, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal and interest (net of related servicing fees and Retained Interest) that were due during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). See "Description of Primary Insurance Policies" and "Description of Credit Support".

     With respect to any Senior/Subordinate Series, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will advance on each Distribution Date its own funds or funds held in the Certificate Account which are not included in the Available Distribution Amount for such Distribution Date, in an aggregate amount equal to the lesser of (a) the total of all amounts required to be distributed on each class of Senior Securities and Strip Securities, if any, on such Distribution Date which remain after applying towards such payment the entire Available Distribution Amount, including funds otherwise payable to the Subordinate Securityholders but excluding such advance, and (b) the aggregate of payments of principal and interest (net of related servicing fees and Retained Interest) that were due during the related Due Period and were delinquent on the related Determination Date. Alternatively, for a Senior/Subordinate Series, the Master Servicer may be obligated to make advances in the manner provided in the preceding paragraph. In either case, the Master Servicer will, unless the related Prospectus Supplement provides otherwise, be obligated to make such advances regardless of recoverability from the related Mortgage Loans to the extent that the Principal Balance of the Subordinate Securities is greater than zero. Thereafter, such advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from Related Proceeds, unless otherwise specified in the related Prospectus Supplement. See "Description of Primary Insurance Policies" and "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Securities entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, in the case of a Senior/Subordinate Series, out of any amounts otherwise distributable on the Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account to the extent that the Master Servicer shall determine that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds and, in the case of a Senior/Subordinate Series, the Principal Balance of the Subordinate Securities has been reduced to zero. If advances have been made by the Master Servicer from excess funds in the Certificate Account, the Master Servicer will replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.





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



REPORTS TO SECURITYHOLDERS

     With each distribution to holders of any class of Securities (the "Securityholders") of a series, the Master Servicer or the Trustee, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth:

                (i) the amount of such distribution to holders of Securities of such class applied to reduce the Principal Balance thereof;

               (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

              (iii) the amount of related administration or servicing compensation received by the Trustee or the Master Servicer and any Sub-Servicer and such other customary information as the Master Servicer deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

               (iv) if applicable, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

                (v) the aggregate Stated Principal Balance of the Mortgage Loans at the close of business on such Distribution Date;

               (vi) the number and aggregate Stated Principal Balance of Mortgage Loans (a) delinquent one month, (b) delinquent two or more months, and (c) as to which foreclosure proceedings have been commenced;

              (vii) with respect to any Mortgaged Property acquired on behalf of Securityholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date in such month;

              (viii) the book value of any Mortgaged Property acquired on behalf of Securityholders through foreclosure or deed in lieu of foreclosure as of the close of business on the last business day of the calendar month preceding the Distribution Date;

               (ix) the aggregate Principal Balance of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Principal Balance due to the allocation of any Realized Loss;

                (x) the Special Hazard Subordination Amount, if any, at the close of business on such Distribution Date;

               (xi) the aggregate amount of principal prepayments made and Realized Losses incurred during the related Prepayment Period;

              (xii) the amount deposited in the Reserve Fund, if any, on such Distribution Date;

              (xiii) the amount remaining in the Reserve Fund, if any, as of the close of business on such Distribution Date;

              (xiv) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

               (xv) in the case of Securities with a variable Security Interest Rate, the Security Interest Rate applicable to such Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

              (xvi) in the case of Securities with an adjustable Security Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable



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

     Security Interest Rate applicable to the next succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement; and

              (xvii) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date.

     In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. With respect to each series of Certificates or Notes, Securityholders will be referred to as the "Certificateholders" or the "Noteholders", respectively.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force.


COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer, directly or through Sub-Servicers, will make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with the related Pooling and Servicing Agreement or Servicing Agreement and any related insurance policy, bankruptcy bond, letter of credit or other instrument described under "Description of Primary Insurance Policies" or "Description of Credit Support" (any such instrument providing coverage as to losses resulting from physical damage, a "Hazard Insurance Instrument", any such instrument providing coverage as to credit or other risks, a "Credit Insurance Instrument", and collectively, the "Insurance Instruments"). Consistent with the above, the Master Servicer may, in its discretion, waive any late payment charge in respect of a late Mortgage Loan payment and, only upon determining that the coverage under any related Insurance Instrument will not be affected, extend or cause to be extended the due dates for payments due on a Mortgage Note for a period not greater than 180 days.

     In certain instances in which a Mortgage Loan is in default (or if default is reasonably foreseeable), and if determined by the Master Servicer to be in the best interests of the related Securityholders, the Master Servicer may permit certain modifications of the Mortgage Loan rather than proceeding with foreclosure. In making such determination, the estimated Realized Loss that might result if such Mortgage Loan were liquidated would be taken into account. Such modifications may have the effect of reducing the Mortgage Rate, forgiving the payment of principal or interest or extending the final maturity date of the Mortgage Loan. Any such modified Mortgage Loan may remain in the related Trust Fund, and the reduction in collections resulting from such modification may result in reduced distributions of interest (or other amounts) on, or may extend the final maturity of, one or more classes of the related Securities.

     In connection with any significant partial prepayment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the monthly payment is recalculated as an amount that will fully amortize the remaining principal amount thereof by the original maturity date based on the original Mortgage Rate, provided that such reamortization shall not be permitted if it would constitute a modification of the Mortgage Loan for federal income tax purposes.





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     In any case in which property securing a Mortgage Loan, other than an ARM
Loan (as described below) or a Multifamily Loan, has been, or is about to be, conveyed by the borrower, or in any case in which property securing a Multifamily Loan has been, or is about to be encumbered by the borrower, the Master Servicer will, to the extent it has knowledge of such conveyance, encumbrance, proposed conveyance or encumbrance, exercise or cause to be exercised on behalf of the related Trust Fund the lender's rights to accelerate the maturity of such Mortgage Loan under any due-on-sale or due-on-encumbrance clause applicable thereto, but only if the exercise of any such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale or due-on-encumbrance clause, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed or encumbered, pursuant to which such person becomes liable under the Mortgage Note, Cooperative Note or Contract and, to the extent permitted by applicable law, the borrower remains liable thereon. The original Mortgagor may be released from liability on a Mortgage Loan if the Master Servicer shall have determined in good faith that such release will not adversely affect the collectability of the Mortgage Loan. An ARM Loan may be assumed if such ARM Loan is by its terms assumable and if, in the reasonable judgment of the Master Servicer, the proposed transferee of the related Mortgaged Property establishes its ability to repay the loan and the security for such ARM Loan would not be impaired by the assumption. If a Mortgagor transfers the Mortgaged Property subject to an ARM Loan without consent, such ARM Loan may be declared due and payable. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions". In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

     With respect to Multifamily Loans, the related mortgagor's failure to make required payments may reflect inadequate operating income or the diversion of that income from the service of payments due under the Multifamily Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. The Master Servicer will monitor any Multifamily Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as it would normally take with respect to similar loans serviced for its own portfolio. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives. Alternatively, the Master Servicer may determine to institute foreclosure proceedings with respect to a Multifamily Loan soon after default.

SUB-SERVICING

     Any Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Pooling and Servicing Agreement or Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of comparable loans, including collecting payments from borrowers and remitting such collections to the Master Servicer; maintaining primary hazard insurance as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Mortgage Loan; processing assumptions or substitutions, although,


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unless otherwise specified in the related Prospectus Supplement, the Master
Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of Mortgage Loans in a particular Mortgage Pool under any applicable mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit. See "Description of Credit Support".

     The sub-servicing agreement between any Master Servicer and a Sub-Servicer (a "Sub- Servicing Agreement") will be consistent with the terms of the related Pooling and Servicing Agreement or Servicing Agreement and will not result in a withdrawal or downgrading of any class of Securities issued pursuant to such Agreement. Although each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a series of Securities is issued will provide that, if for any reason the Master Servicer for such series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

     The Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Mortgage Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under the related Pooling and Servicing Agreement or Servicing Agreement. See "Description of the Securities--Retained Interest, Servicing Compensation and Payment of Expenses".

     The Master Servicer may require any Sub-Servicer to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Unless otherwise provided in the related Prospectus Supplement, each Sub-Servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     As servicer of the Mortgage Loans, the Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the insurer under each Insurance Instrument, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Insurance Instrument, other than amounts to be applied to the restoration of a Mortgaged Property or released to the mortgagor, are to be deposited in the Certificate Account for the related Trust Fund, subject to withdrawal as heretofore described. Unless otherwise provided in the Prospectus Supplement relating to a series of Securities, the Master Servicer or its designee will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted Mortgage Loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized; however, the Master Servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses thereunder.

     If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related Hazard Insurance Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Credit Insurance Instrument, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it


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determines (i) that such restoration will increase the proceeds to
Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Mortgage Loan under any related Credit Insurance Instrument is not available for the reasons set forth in the preceding paragraph, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Interest Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent monthly payments made with respect to the Mortgage Loan.

     If the Master Servicer or its designee recovers Insurance Proceeds with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of such proceeds, prior to distribution thereof to Securityholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent monthly payments made with respect to the Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore damaged property and such funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Certificate Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon at the Net Interest Rate. In addition, when property securing a defaulted Mortgage Loan can be resold for an amount exceeding the outstanding principal balance of the related Mortgage Loan together with accrued interest and expenses, it may be expected that, if retention of any such amount is legally permissible, the insurer will exercise its right under any related mortgage pool insurance policy to purchase such property and realize for itself any excess proceeds. See "Description of Primary Insurance Policies" and "Description of Credit Support".

     With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See "Certain Legal Aspects of Mortgage Loans-Foreclosure on Cooperatives". This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Master Servicer's ability to sell, and realize the value of, those shares.


RETAINED INTEREST; SERVICING OR ADMINISTRATION COMPENSATION AND PAYMENT OF EXPENSES

     The Prospectus Supplement for a series of Securities will specify whether there will be any Retained Interest in the Trust Fund Assets, and, if so, the owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A Retained Interest in a Trust Fund Asset represents a specified portion of the interest


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payable thereon. The Retained Interest will be deducted from borrower payments as received and will not be part of the related Trust Fund. Any partial recovery of interest on a Mortgage Loan, after deduction of all applicable servicing fees, will be allocated between Retained Interest (if any) and interest at the Net Interest Rate on a pari passu basis.

     The Master Servicer's (or in the case of a Trust Fund consisting of Agency Securities or Private Mortgage-Backed Securities if specified in the related Prospectus Supplement, the Trustee's) primary compensation with respect to a series of Securities will come from the monthly payment to it, with respect to each interest payment on a Trust Fund Asset, of an amount equal to one-twelfth of the difference between the Interest Rate (minus the rate at which the Retained Interest, if any, is calculated) and the Net Interest Rate times the scheduled principal balance of such Trust Fund Asset. Since any Retained Interest and the Master Servicer's (or the Trustee's) primary compensation are percentages of the scheduled principal balance of each Trust Fund Asset, such amounts will decrease in accordance with the amortization schedule of the Trust Fund Assets. As additional compensation in connection with a series of Securities relating to Mortgage Loans, the Master Servicer or the Sub-Servicers will retain all assumption fees, prepayment penalties and late payment charges, to the extent collected from mortgagors. Unless otherwise specified in the related Prospectus Supplement, any interest or other income which may be earned on funds held in the Certificate Account or any Sub-Servicing Account may be paid as additional compensation to the Trustee, the Master Servicer or the Sub-Servicers, as the case may be. Any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.

     With respect to a series of Securities consisting of Mortgage Loans, in addition to amounts payable to any Sub-Servicer, the Master Servicer will pay from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement.

     The Master Servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans, including under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Securityholders to receive any related Liquidation Proceeds. The Master Servicer is also entitled to reimbursement from the Certificate Account for Advances. With respect to a series of Securities relating to Agency Securities, the Trustee shall pay all expenses incurred in administration thereof, subject to the limitations described in the related Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

     Each Pooling and Servicing Agreement and each Servicing Agreement with respect to a series of Securities consisting of Mortgage Loans, will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under servicing agreements substantially similar to each other (including the related Pooling and Servicing Agreement or Servicing Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements



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for examinations conducted substantially in compliance with the Uniform Single
Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each Pooling and Servicing Agreement and each Servicing Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the related Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Securityholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer under each Pooling and Servicing Agreement and each Servicing Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates.

     Each Pooling and Servicing Agreement and each Servicing Agreement will provide that the Master Servicer may resign from its obligations and duties under the related Agreement only if such resignation, and the appointment of a successor, will not result in a downgrading of any class of Securities or upon a determination that its duties under the related Agreement are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the related Agreement.

     Each Pooling and Servicing Agreement and each Servicing Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Pooling and Servicing Agreement and each Servicing Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related Agreement or the Securities, other than any loss, liability or expense is related to any specific Mortgage Loan or Mortgage Loans (unless any such loss, liability or expense otherwise reimbursable pursuant to the related Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Pooling and Servicing Agreement and each Servicing Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the related Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will


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be entitled to be reimbursed therefor and to charge the Certificate Account.
Except in the case of a series of Senior/Subordinate Securities, any such obligation of the Securityholders will be borne among them on a pro rata basis in proportion to the Accrued Security Interest payable thereto, and, notwithstanding any other provision, their respective distributions will be reduced accordingly.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC.

EVENTS OF DEFAULT AND RIGHTS UPON EVENTS OF DEFAULT

     POOLING AND SERVICING AGREEMENT

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates that includes Mortgage Loans, Events of Default under each Pooling and Servicing Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee for distribution to Certificateholders, any required payment that continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (fifteen days in the case of a failure to pay the premium for any insurance instrument required to be maintained pursuant to the Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

     So long as an Event of Default under a Pooling and Servicing Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement relating to such Trust Fund and in and to the Mortgage Loans (other than any Retained Interest of the Master Servicer), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under such Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a housing loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount as may be provided in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the related Agreement.

     No Certificateholder will have the right under any Pooling and Servicing Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name


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as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for fifteen days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     SERVICING AGREEMENT

     Unless otherwise provided in the related Prospectus Supplement for a series of Notes, a "Servicing Default" under the related Servicing Agreement generally will include: (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is so required, to distribute to the holders of any class of Notes or Equity Certificates of such series any required payment which continues unremedied for five business days (or other period of time described in the related Prospectus Supplement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Issuer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement with respect to such series of Notes which continues unremedied for 45 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Issuer; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations and (iv) any other Servicing Default as set forth in the Servicing Agreement.

     So long as a Servicing Default remains unremedied, either the Depositor or the Trustee may, by written notification to the Master Servicer and to the Issuer or the Trustee or Trust Fund, as applicable, terminate all of the rights and obligations of the Master Servicer under the Servicing Agreement (other than any right of the Master Servicer as Noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for servicing the Mortgage Loans during any period prior to the date of such termination), whereupon the Trustee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the Master Servicer under the Servicing Agreement (unless otherwise set forth in the Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Servicing Agreement.

     INDENTURE

     Unless otherwise provided in the related Prospectus Supplement for a series of Notes, an Event of Default under the Indenture generally will include: (i) a default for five days or more (or other period of time described in the related Prospectus Supplement) in the payment of any principal of or interest on any Note of such series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time



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made, and such breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that series.

     If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related Notes.

     If following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of such series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     In the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

     No Noteholder or holder of an Equity Certificate generally will have any right under an Owner Trust Agreement or Indenture to institute any proceeding with respect to such Agreement unless (a) such holder previously has given to the Trustee written notice of default and the continuance thereof, (b) the holders of Notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class (i) have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and (ii) have offered to the Trustee reasonable indemnity,
(c) the Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity and (d) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority of the Note Balances of such class. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Notes or Equity Certificates covered by such Agreement, unless

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such holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     With respect to each series of Certificates, each related Pooling and Servicing Agreement or Trust Agreement may be amended by the Depositor, the Master Servicer, if any, and the Trustee, without the consent of any of the holders of Certificates covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates evidencing not less than 66% of the Voting Rights, for any purpose; provided, however, that no such amendment may
(i) reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of Certificates of such class evidencing not less than 66% of the aggregate Voting Rights of such class or (iii) reduce the aforesaid percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not cause the Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding. The Voting Rights evidenced by any Certificate will be the portion of the voting rights of all of the Certificates in the related series allocated in the manner described in the related Prospectus Supplement.

     With respect to each series of Notes, each related Servicing Agreement or Indenture may be amended by the parties thereto without the consent of any of the holders of the Notes covered by such Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any holder of Notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of Notes evidencing not less than 66% of the Voting Rights, for any purpose; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any Note without the consent of the holder of such Note, (ii) adversely affect in any material respect the interests of the holders of any class of Notes in a manner other than as described in (i), without the consent of the holders of Notes of such class evidencing not less than 66% of the aggregate Voting Rights of such class or (iii) reduce the aforesaid percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Notes covered by such Agreement then outstanding. The Voting Rights evidenced by any Note will be the portion of the voting rights of all of the Notes in the related series allocated in the manner described in the related Prospectus Supplement.

TERMINATION


     The obligations created by the related Agreements for each series of Securities will terminate upon the payment to Securityholders of that series of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Agreements following the earlier of
(i) the final payment or other liquidation of the last Trust Fund Asset subject thereto or the disposition of all underlying property subject to the Trust Fund Assets acquired upon




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foreclosure of any such Trust Fund Asset and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the related Agreements continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the related Agreements will be given to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency appointed by the Trustee which will be specified in the notice of termination.


     Any such purchase of assets of the Trust Fund shall be made at a price approximately equal to (A) in the case of a series of Securities evidencing interests in a Trust Fund that includes Mortgage Loans, the greater of (i) the sum of (a) 100% of the Stated Principal Balance of each Mortgage Loan as of the day of such purchase plus accrued interest thereon at the applicable Net Interest Rate to the first day of the month following such purchase plus (b) the appraised value of any underlying property subject to the Mortgage Loans acquired for the benefit of Securityholders, and (ii) the aggregate fair market value of all of the assets in the Trust Fund (as determined by the Trustee, the Master Servicer, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable Net Interest Rate to the first day of the month following such purchase and (B) in the case of a series of Securities evidencing interests in a Trust Fund that includes Agency Securities or Private Mortgage-Backed Securities, the sum of 100% of the unpaid principal balance of each outstanding Trust Fund Asset as of the day of such purchase plus accrued interest thereon at the Net Interest Rate to the first day of the month of such purchase, or at such other price as may be specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Trust Fund Assets for such series at the time of purchase being less than the percentage of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for that series specified in the related Prospectus Supplement, which percentage will be between 25% and 0% (the "Clean-up Call").

         In addition to the repurchase of the assets in the related Trust Fund at the Clean-up Call, if so specified in the related Prospectus Supplement, a holder of a non-offered class of Securities (the "Call Class") will have the right, solely at its discretion, to terminate the related Trust Fund on any Distribution Date after the 12th Distribution Date following the date of initial issuance of the related series of Securities and until such date as the Clean-up Call becomes exercisable and thereby effect early retirement of the Securities of such series. Any such call will be of the entire Trust Fund at one time; multiple calls with respect to any series of Securities will not be permitted. In such case, the holders of the Securities offered hereby will be paid a price equal to 100% of the Principal Balance of the Securities offered hereby as of the day of such purchase plus accrued interest thereon at the applicable Security Interest Rate to the first day of the month following such purchase (the "Call Price"). Further, the Call Class must remit to the related Trustee for distribution to the Securityholders funds equal to the Call Price. If such funds are not deposited with the related Trustee, the Securities will remain outstanding. There will not be any additional remedies available to Securityholders. In addition, in the case of a Trust Fund for which a REMIC election or elections have been made, such termination will constitute a "qualified liquidation" under Section 860F of the Code. In connection with a call by the Call Class, the final payment to the Securityholders will be made upon surrender of the related Securities to the Trustee. Once the Securities have been surrendered and paid in full, there will not be any continuing liability from the Securityholders or from the Trust Fund to Securityholders.



OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer has the option to purchase from the Trust Fund any Mortgage Loan 90 days or more delinquent at a


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purchase price generally equal to the outstanding principal balance of such
Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such principal balance computed at the Interest Rate.


DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of any Agreement, the Securities or any Mortgage Loan or related document and is not accountable for the use or application by or on behalf of the Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Mortgage Loans, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the related Agreement.

THE TRUSTEE

     The Trustee under each Pooling and Servicing Agreement, Trust Agreement or Indenture will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee may have normal banking relationships with the Depositor and its affiliates and with the Master Servicer and its affiliates.



                          DESCRIPTION OF CREDIT SUPPORT


     If so provided in the related Prospectus Supplement, the Trust Fund for a series of Securities may include Credit Support for such series or for one or more classes of Securities comprising such Series, which Credit Support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the Mortgage Loans covered thereby or a specified dollar amount: (i) coverage with respect to Realized Losses incurred on Liquidated Loans (the "Defaulted Mortgage Amount"); (ii) coverage with respect to Special Hazard Realized Losses, as defined below (the "Special Hazard Amount"); and (iii) coverage with respect to certain actions that may be taken by a bankruptcy court in connection with a Mortgage Loan, including a Deficient Valuation or a reduction by a bankruptcy court of the Interest Rate on a Mortgage Loan or an extension of its maturity (collectively, the "Bankruptcy Amount"). As set forth below and in the related Prospectus Supplement, such coverage may be provided by subordination of one or more other classes of Securities, one or more insurance policies, a bankruptcy bond, a letter of credit, a reserve fund or any combination of the foregoing. The amount and type of any Credit Support with respect to a series of Securities or with respect to one or more classes of Securities comprising such series, and the obligors on such Credit Support, will be set forth in the related Prospectus Supplement. See "Description of the Securities".


SUBORDINATION

     With respect to any Senior/Subordinate Series, in the event of any Realized Losses on Mortgage Loans not in excess of the limitations described below, the rights of the Subordinate Securityholders to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the Senior Securityholders to the extent described in the related Prospectus Supplement.



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     All Realized Losses will be allocated to the Subordinate Securities of the related series (or, if such series includes more than one class of Subordinated Securities, to the outstanding class of Subordinate Securities having the first priority for allocation of Realized Losses and then to additional outstanding classes of Subordinate Securities, if any), until the Principal Balance thereof has been reduced to zero. Any additional Realized Losses will be allocated to the Senior Securities (or, if such series includes more than one class of Senior Securities, either on a pro rata basis among all of the Senior Securities in proportion to their respective outstanding Principal Balances or as otherwise provided in the related Prospectus Supplement). However, with respect to Realized Losses that are attributable to physical damage to Mortgaged Properties of a type that is not covered by standard hazard insurance policies ("Special Hazard Realized Losses"), the amount thereof that may be allocated to the Subordinate Securities of the related series may be limited to an amount (the "Special Hazard Subordination Amount") specified in the related Prospectus Supplement. If so, any Special Hazard Realized Losses in excess of the Special Hazard Subordination Amount will be allocated among all outstanding classes of Securities of the related series, on a pro rata basis in proportion to their respective outstanding Principal Balances, regardless of whether any Subordinate Securities remain outstanding, or as otherwise provided in the related Prospectus Supplement.

     Any allocation of a Realized Loss to a Security will be made by reducing the Principal Balance thereof as of the Distribution Date following the Prepayment Period in which such Realized Loss was incurred. Unless otherwise provided in the related Prospectus Supplement, the "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination is equal to the unpaid principal balance thereof as of the date of determination, reduced by the principal portion of all monthly payments due but unpaid as of the date of determination.

     As set forth under "Description of the Securities--Principal of the Securities", the rights of holders of the various classes of Securities of any series to receive distributions of principal and interest is determined by the aggregate Principal Balance of each such class. The Principal Balance of any Security will be reduced by all amounts previously distributed on such Security in respect of principal, and by any Realized Losses allocated thereto. If there were no Realized Losses or prepayments of principal on any of the Mortgage Loans, the respective rights of the holders of Securities of any series to future distributions would not change. However, to the extent so provided in the related Prospectus Supplement, holders of Senior Securities may be entitled to receive a disproportionately larger amount of prepayments received, which will have the effect of accelerating the amortization of the Senior Securities and increasing the respective percentage interest in future distributions evidenced by the Subordinate Securities in the related Trust Fund (with a corresponding decrease in the Senior Percentage), as well as preserving the availability of the subordination provided by the Subordinate Securities. In addition, as set forth above, Realized Losses will be first allocated to Subordinate Securities by reduction of the Principal Balance thereof, which will have the effect of increasing the respective interest in future distributions evidenced by the Senior Securities in the related Trust Fund.

     If so provided in the related Prospectus Supplement, certain amounts otherwise payable on any Distribution Date to holders of Subordinate Securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described below under "Reserve Funds" and in the related Prospectus Supplement.

     With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described above; any such variation will be described in the related Prospectus Supplement.

     If so provided in the related Prospectus Supplement, the Credit Support for the Senior Securities of a Senior/Subordinate Series may include, in addition to the subordination of the Subordinate Securities of such series and the establishment of a reserve fund, any of the other forms of Credit Support described below. If any of such other forms of Credit Support described




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below is maintained solely for the benefit of the Senior Securities of a
Senior/Subordinate Series, then the coverage described below as being provided by such Credit Support with respect to a series of Securities may be limited to the extent necessary to make required distributions on such Senior Securities or as otherwise specified in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the obligor on any such other forms of Credit Support maintained for the benefit of the Senior Securities of a Senior/Subordinate Series may be reimbursed for amounts paid thereunder out of amounts otherwise payable on the Subordinate Securities.


LETTER OF CREDIT

     As to any series of Securities to be covered by a Letter of Credit, a bank (the "Letter of Credit Bank") will deliver to the Trustee an irrevocable Letter of Credit. The Master Servicer or Trustee will exercise its best reasonable efforts to keep or cause to be kept the Letter of Credit in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The Master Servicer will agree to pay the fees for the Letter of Credit on a timely basis unless, as described in the related Prospectus Supplement, the payment of such fees is otherwise provided for.

     The Master Servicer or the Trustee will make or cause to be made draws on the Letter of Credit Bank under each Letter of Credit. Subject to such differences as will be described in the related Prospectus Supplement, Letters of Credit may cover all or any of the following amounts:

                (i) to the extent of any Defaulted Mortgage Amount, for any Mortgage Loan that became a Liquidated Loan during the related Prepayment Period (other than Mortgage Loans as to which amounts paid or payable under any related Hazard Insurance Instrument, including the Letter of Credit as described in (ii) below, are not sufficient either to restore the Mortgaged Property or to pay the outstanding principal balance of the Mortgage Loan plus accrued interest), an amount which, together with all Liquidation Proceeds, Insurance Proceeds, and other collections on such Liquidated Loan (net of amounts payable or reimbursable therefrom to the Master Servicer for related unpaid servicing fees and unreimbursed servicing expenses), will equal the sum of (A) the unpaid principal balance of such Liquidated Loan (plus accrued interest at the applicable Net Interest Rate) plus (B) the amount of related servicing expenses, if any, not reimbursed to the Master Servicer from Liquidation Proceeds, Insurance Proceeds and other collections on such Liquidation Loan (which shall be paid to the Master Servicer);

               (ii) to the extent of any Special Hazard Amount, as to each Mortgage Loan that is delinquent and as to which the Mortgaged Property has suffered damage (other than physical damage caused by hostile or warlike action in time of war or peace, by any weapons of war, by any insurrection or rebellion, or by any nuclear reaction or nuclear radiation or nuclear contamination whether controlled or uncontrolled, or by any action taken by any governmental authority in response to any of the foregoing) and for which any amounts paid or payable under the related primary hazard insurance policy or any Special Hazard Insurance Policy are not sufficient to pay either of the following amounts, an amount which, together with all Insurance Proceeds paid or payable under the related primary hazard insurance policy or any Special Hazard Insurance Policy (net, if such proceeds are not to be applied to restore such Mortgaged Property, of all amounts payable or reimbursable therefrom to the Master Servicer for related unpaid servicing fees and unreimbursed servicing expenses), will be equal to the lesser of (A) the amount required to restore such Mortgaged Property and (B) the sum of (1) the unpaid principal balance of such Mortgage Loan (plus accrued interest at the applicable Net Interest Rate) plus (2) the amount of related servicing expenses, if any, not reimbursed to the Master Servicer from Insurance Proceeds paid under the related primary hazard insurance policy or any Special Hazard Insurance Policy; and



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              (iii) to the extent of any Bankruptcy Amount, with respect to any
     Mortgage Loan that has been subject to bankruptcy proceedings as described above, the amount of any debt service reduction or Deficient Valuation.

     If the related Prospectus Supplement so provides, at such time as the Letter of Credit Bank makes a payment as described above with respect to a Liquidated Loan, or a payment of the full amount owing on a Mortgage Loan as to which the Mortgaged Property has been damaged (as described in (ii)(B) above), the Liquidated Loan will be removed from the related Trust Fund in accordance with the terms set forth in the related Prospectus Supplement and will no longer be subject to the Agreement. Unless otherwise provided in the related Prospectus Supplement, Mortgage Loans that have been subject to bankruptcy proceedings as described above, or as to which payment under the Letter of Credit has been made for the purpose of restoring the related Mortgaged Property (as described in (ii)(A) above), will remain part of the related Trust Fund. Any Defaulted Mortgage Amount, Special Hazard Amount and Bankruptcy Amount covered by any Letter of Credit will each be reduced to the extent of related unreimbursed draws thereunder.

     In the event that the Letter of Credit Bank ceases to be a duly organized commercial bank, or its debt obligations are rated lower than the highest rating on any class of the Securities on the date of issuance by the Rating Agency or Agencies, the Master Servicer or Trustee will use its best reasonable efforts to obtain or cause to be obtained, as to each Letter of Credit, a substitute Letter of Credit issued by a commercial bank that meets such requirements and providing the same coverage; provided, however, that, unless otherwise provided in the related Prospectus Supplement, if the fees charged or collateral required by such successor Letter of Credit Bank shall be more than the fees charged or collateral required by such predecessor Letter of Credit Bank, each component of coverage thereunder may be reduced proportionately to such a level as results in such fees and collateral being not more than the fees then charged and collateral then required by such predecessor Letter of Credit Bank.


MORTGAGE POOL INSURANCE POLICY

     As to any series of Securities to be covered by a Mortgage Pool Insurance Policy with respect to any Defaulted Mortgage Amount, the Master Servicer will exercise its best reasonable efforts to maintain or cause to be maintained the Mortgage Pool Insurance Policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The Master Servicer will agree to pay the premiums for each Mortgage Pool Insurance Policy on a timely basis unless, as described in the related Prospectus Supplement, the payment of such fees is otherwise provided.

     The Master Servicer will present or cause to be presented claims to the insurer under each Mortgage Pool Insurance Policy. Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only upon satisfaction of certain conditions, as described below and, if applicable, in the related Prospectus Supplement.

     Mortgage Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under the primary mortgage insurance policy, or losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor.

     Mortgage Pool Insurance Policies in general provide that no claim may validly be presented thereunder with respect to a Mortgage Loan unless (i) an acceptable primary mortgage insurance policy, if the initial Loan-to-Value Ratio of the Mortgage Loan exceeded 80%, has been kept in force until such Loan-to-Value Ratio is reduced to 80%; (ii) premiums on the primary hazard insurance policy have been paid by the insured and real estate taxes and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the insurer; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition at the time the Mortgage Loan became insured under the

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Mortgage Pool Insurance Policy, subject to reasonable wear and tear; and (iv)
the insured has acquired good and merchantable title to the Mortgaged Property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the mortgagor, and if required by the insurer, has sold the property with the approval of the insurer.

     Assuming the satisfaction of these conditions, the insurer has the option to either (i) acquire the property securing the defaulted Mortgage Loan for a payment equal to the principal balance thereof plus accrued and unpaid interest at the Interest Rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured, on condition that the insurer must be provided with good and merchantable title to the Mortgaged Property (unless the property has been conveyed pursuant to the terms of the applicable primary mortgage insurance policy) or (ii) pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan and accrued and unpaid interest at the Interest Rate to the date of the payment of the claim and such expenses exceed the proceeds received from a sale of the Mortgaged Property which the insurer has approved. In both (i) and (ii), the amount of payment under a Mortgage Pool Insurance Policy will be reduced by the amount of such loss paid under the primary mortgage insurance policy.

     Unless earlier directed by the insurer, a claim under a Mortgage Pool Insurance Policy must be filed (i) in the case when a primary mortgage insurance policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid thereunder, or after acquisition by the insured or a sale of the property approved by the insurer, whichever is later, or (ii) in the case when a primary mortgage insurance policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the property approved by the insurer. A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.

     Unless otherwise specified in the Prospectus Supplement relating to a series of Securities, the amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the Securities of any series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the insurer upon disposition of all acquired properties. The amount of claims paid includes certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. See "Certain Legal Aspects of Mortgage Loans--Foreclosure on Mortgages" and "--Repossession with respect to Contracts". Accordingly, if aggregate net claims paid under a Mortgage Pool Insurance Policy reach the applicable policy limit, coverage thereunder will be exhausted and any further losses will be borne by Securityholders of the related series.

     In the event that an insurer under a Mortgage Pool Insurance Policy ceases to be a Qualified Insurer (such term being defined to mean a private mortgage guaranty insurance company duly qualified as such under applicable laws and approved as an insurer by FHLMC, FNMA, or any successor entity, and having a claims-paying ability acceptable to the Rating Agency or Agencies), the Master Servicer will use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Mortgage Pool Insurance Policy with a total coverage equal to the then outstanding coverage of such Mortgage Pool Insurance Policy; provided, however, that, unless otherwise provided in the related Prospectus Supplement, if the cost of the replacement policy is greater than the cost of such Mortgage Pool Insurance Policy, the coverage of the replacement policy may be reduced to the level such that its premium rate does not exceed the premium rate on such Mortgage Pool Insurance Policy. However, in the event that the insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by FHLMC, FNMA, or any successor entity, the Master Servicer will review, or cause to be reviewed, the financial condition of the insurer with a view towards etermining whether recoveries under the Mortgage Pool Insurance Policy are jeopardized for reasons related to the financial condition of the insurer. If the Master Servicer


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determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

     Because each Mortgage Pool Insurance Policy will require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the insurer, such policy will not provide coverage against hazard losses. As set forth below, the primary hazard insurance policies covering the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than the full replacement cost of such losses. Further, a special hazard insurance policy (or a Letter of Credit to the extent of the Special Hazard Amount) will not cover all risks, and the coverage thereunder will be limited in amount. Certain hazard risks will, as a result, be uninsured and will therefore be borne by Securityholders.


SPECIAL HAZARD INSURANCE POLICY

     As to any series of Securities to be covered by an Insurance Instrument that does not cover any Special Hazard Amount, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Special Hazard Insurance Policy in full force and effect covering the Special Hazard Amount, unless coverage thereunder has been exhausted through payment of claims; provided, however, that the Master Servicer is under no obligation to maintain such policy in the event that any Insurance Instrument covering such series as to any Defaulted Mortgage Amount is no longer in effect. The Master Servicer will agree to pay the premiums on each Special Hazard Insurance Policy on a timely basis unless, as described in the related Prospectus Supplement, payment of such premiums is otherwise provided for.

     Each Special Hazard Insurance Policy will, subject to the limitations described below, protect holders of Securities of the related series from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and mudflows) not insured against under the primary hazard insurance policies or a flood insurance policy if the property is in a designated flood area and (ii) loss from partial damage caused by reason of the application of the co-insurance clause contained in the primary hazard insurance policies. Special Hazard Insurance Policies will not cover losses occasioned by normal wear and tear, war, civil insurrection, certain governmental actions, errors in design, nuclear or chemical reaction or contamination, faulty workmanship or materials (except under certain circumstances), flood (if the property is located in a designated flood area) and certain other risks.

     Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that, when there has been damage to property securing a defaulted Mortgage Loan acquired by the insured and to the extent the damage is not covered by the related primary hazard insurance policy or flood insurance policy, the insurer will pay the lesser of (i) the cost of repair to the property and (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest to the date of claim settlement and certain expenses incurred by or on behalf of the Master Servicer with respect to the property. The amount of coverage under the Special Hazard Insurance Policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

     Restoration of the property with the proceeds described under clause (i) of the immediately preceding paragraph will satisfy the condition under a Credit Insurance Instrument that the property be restored before a claim thereunder may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under clause (ii) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of


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such Mortgage Loan under a Credit Insurance Instrument as to any Defaulted
Mortgage Amount. Therefore, so long as the Credit Insurance Instrument remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to Securityholders, but will affect the relative amounts of coverage remaining under any Special Hazard Insurance Policy and any Credit Insurance Instrument.

     The sale of a Mortgaged Property must be approved by the insurer under any Special Hazard Insurance Policy and funds received by the insured in excess of the unpaid principal balance of the Mortgage Loan plus interest thereon to the date of sale plus certain expenses incurred by or on behalf of the Master Servicer with respect to the property (not to exceed the amount actually paid by the insurer) must be refunded to such insurer and, to that extent, coverage under the Special Hazard Insurance Policy will be restored. If aggregate claim payments under a Special Hazard Insurance Policy reach the policy limit, coverage thereunder will be exhausted and any further losses will be borne by Securityholders.

     A claim under a Special Hazard Insurance Policy generally must be filed within a specified number of days (typically, 60 days) after the insured has acquired good and merchantable title to the property, and a claim payment is payable within a specified number of days (typically, 30 days) after a claim is accepted by the insurer. Special Hazard Insurance Policies provide that no claim may be paid unless primary hazard insurance policy premiums, flood insurance premiums (if the property is located in a federally designated flood area) and, as approved by the insurer, real estate property taxes, property protection and preservation expenses and foreclosure or repossession costs have been paid by or on behalf of the insured, and unless the insured has maintained the primary hazard insurance policy and, if the property is located in a federally designated flood area, flood insurance, as required by the Special Hazard Insurance Policy.

     If a Special Hazard Insurance Policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will use its best reasonable efforts to obtain or cause to be obtained from another Insurer a replacement policy comparable to such Special Hazard Insurance Policy with a total coverage that is equal to the then existing coverage of such Special Hazard Insurance Policy; provided, however, that, unless otherwise provided in the related Prospectus Supplement, if the cost of the replacement policy is greater than the cost of such Special Hazard Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on such Special Hazard Insurance Policy.

     Since each Special Hazard Insurance Policy is designed to permit full recoveries as to any Defaulted Mortgage Amount under a Credit Insurance Instrument in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a primary hazard insurance policy and thus would not be restored, each Agreement provides that, if the related Credit Insurance Instrument shall have lapsed or terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain the Special Hazard Insurance Policy.


BANKRUPTCY BOND

     As to any series of Securities to be covered by a Bankruptcy Bond with respect to any Bankruptcy Amount, the Master Servicer will exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The Master Servicer will pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the related Prospectus Supplement, payment of such premiums is otherwise provided for. Subject to the limit of the dollar amount of coverage provided, each Bankruptcy Bond will cover certain losses resulting from an extension of the maturity of a Mortgage Loan, or a reduction by the bankruptcy court of the principal balance of or the Interest Rate on a Mortgage Loan, and the unpaid interest on the


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amount of a principal reduction during the pendency of a proceeding under the
Bankruptcy Code. See "Certain Legal Aspects of Mortgage Loans--Foreclosure on Mortgages" and "--Repossession with respect to Contracts".


FINANCIAL GUARANTEE INSURANCE

     Financial guarantee insurance ("Financial Guarantee Insurance"), if any, with respect to a series of Securities will be provided by one or more insurance companies. Such Financial Guarantee Insurance will guarantee, with respect to one or more classes of Securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Financial Guarantee Insurance will also guarantee against any payment made to a Securityholder that is subsequently recovered as a "voidable preference" payment under federal bankruptcy law. A copy of the Financial Guarantee Insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Securities of the related series.

RESERVE FUND

     If so provided in the related Prospectus Supplement, the Depositor will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the Prospectus Supplement for a Senior/Subordinate Series, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on the Subordinate Securities. Amounts in a Reserve Fund may be distributed to Securityholders, or applied to reimburse the Master Servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related Trust Fund.

     Amounts deposited in any Reserve Fund for a series will be invested in Permitted Investments by, or at the direction of, the Master Servicer or any other person named in the related Prospectus Supplement.


CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Trust Fund Assets on one or more classes of Securities. The principal terms of any such guaranteed investment contract or other agreement (any such agreement a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the Prospectus Supplement for a series of Securities.



                    DESCRIPTION OF PRIMARY INSURANCE POLICIES


     Each Mortgage Loan will be covered by a primary hazard insurance policy and, if required as described below, a primary mortgage insurance policy.


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PRIMARY MORTGAGE INSURANCE POLICIES

     As set forth under "Description of the Securities--Realization Upon Defaulted Mortgage Loans", the Master Servicer will maintain or cause to be maintained with respect to each Mortgage Loan, other than a Multifamily Loan, a primary mortgage insurance policy in accordance with the underwriting standards described herein and in the related Prospectus Supplement. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted Mortgage Loan (plus accrued and unpaid interest thereon and certain approved expenses) over a specified percentage of the Value of the related Mortgaged Property.

     As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of theprimary mortgage insurance policy (ordinary wear and tear excepted); and (iii) tender to the insurer good and merchantable title to, and possession of, the Mortgaged Property.


PRIMARY HAZARD INSURANCE POLICIES

     Each Agreement will require the Master Servicer to cause the borrower on each Mortgage Loan to maintain a primary hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Mortgaged Property is located. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any primary hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Certificate Account. The Agreement provides that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the Certificate Account all sums that would have been deposited therein but for such clause. The Master Servicer also is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different


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insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When a Mortgaged Property is located at origination in a federally designated flood area, each Agreement requires the Master Servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

     The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     The Master Servicer will not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative, and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Note do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's Cooperative apartment or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Note.

     Since the amount of hazard insurance the Master Servicer will cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss hazard insurance proceeds may be insufficient to restore fully the damaged property. Under the terms of the Mortgage Loans, borrowers are required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by borrowers.


FHA INSURANCE

     The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended.

     There are two primary FHA insurance programs that are available for multifamily mortgage loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow the Department of Housing and Urban Development ("HUD") to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and



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a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA insured Mortgage Loan serviced by it for an amount equal to the principal amount of any such debenture.

     The Master Servicer will be required to take such steps as are reasonably necessary to keep FHA insurance in full force and effect.


VA GUARANTEES

     The VA is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries. VA administers a loan guaranty program pursuant to which VA guarantees a portion of loans made to eligible veterans.

     Under the VA loan guaranty program, a VA Loan may be made to any eligible veteran by an approved private sector mortgage lender. VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the loan holder or through VA's supplemental servicing of the loan, VA determines, through an economic analysis, whether VA will (a) authorize the holder to convey the property securing the VA Loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA Loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. Section 3732(c), as amended.

     The Master Servicer will be required to take such steps as are reasonably necessary to keep the VA guarantees in full force and effect.



                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS


     The following discussion contains general summaries of certain legal aspects of loans secured by residential properties. Because such legal aspects are governed in part by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "The Trust Funds--The Mortgage Loans".


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GENERAL

     All of the Mortgage Loans, except as described below, are loans to homeowners and all of the Single-Family Loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the type of security instrument customary to grant a security interest in real property in the state in which the Single-Family Property or Multifamily Property, as the case may be, is located. If specified in the Prospectus Supplement relating to a series of Securities, a Trust Fund may also contain (i) Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings or (ii) Contracts evidencing both (a) the obligation of the obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the related Manufactured Home to secure repayment of such loan. Any of the foregoing types of encumbrance will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument as well as the order of recordation or filing of the instrument in the appropriate public office. Such a lien is not prior to the lien for real estate taxes and assessments.

SINGLE-FAMILY LOANS AND MULTIFAMILY LOANS

     The Single-Family Loans and Multifamily Loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a Single-Family Loan or Multifamily Loan is located. The filing of a mortgage or a deed of trust creates a lien upon or conveys title to the real property encumbered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments. Priority with respect to mortgages and deeds of trust depends on their terms and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. (In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.) Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor (similar to a mortgagor), who may or may not be the borrower, the beneficiary (similar to a mortgagee), who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, in some cases, the directions of the beneficiary.


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LEASES AND RENTS

     Mortgages and deeds of trust which encumber Multifamily Property often contain an assignment of rents and leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents.

     Even after a foreclosure or the enforcement of an assignment of rents and leases, the potential rent payments from the property may not be sufficient to service the mortgage debt. For instance, the net income that would otherwise be generated from the property may be insufficient to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations inherited by the lender as landlord. In the event of a borrower's default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.


COOPERATIVE LOANS

     The Cooperative owns or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as project mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or the obtaining of capital by the Cooperative. The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the Trust Fund, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a


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Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "Foreclosure on Cooperative Shares" below.


CONTRACTS

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

     The Master Servicer will be required under the related Agreement to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the seller and transferred to the Depositor.




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     The Depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Securityholders, as the new secured party and, accordingly, the Depositor or the Mortgage Loan Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Depositor or Mortgage Loan Seller.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Depositor has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if the Depositor did not take steps to re-perfect its security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Depositor must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the Depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Depositor would have the opportunity to re- perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related Agreement, the Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will obtain the representation of the Mortgage Loan Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.





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FORECLOSURE ON MORTGAGES

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholder. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale


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or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

     In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.


FORECLOSURE ON COOPERATIVE SHARES

     The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant- stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant- stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. Typically, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the tenant-stockholder fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.


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     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     Under the laws applicable in most states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti- Deficiency Legislation and Other Limitations on Lenders" below.


REPOSSESSION WITH RESPECT TO CONTRACTS

     Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor will generally be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

            (i) Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court- issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home


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     must then be repossessed in accordance with that order. Whether the method employed is self- help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

           (ii) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

          (iii) Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.


LOUISIANA LAW

     Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

     Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

     So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the


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lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.


RIGHTS OF REDEMPTION WITH RESPECT TO SINGLE-FAMILY PROPERTIES AND MULTIFAMILY PROPERTIES

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES

     While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.


ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies of collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 13 rehabilitative plan to cure a monetary default with respect to a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of a foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy


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jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorneys' fees and costs to the extent the value of the security exceeds the debt.

     The Bankruptcy Reform Act of 1994 established the National Bankruptcy Review Commission ("NBRC") for purposes of analyzing the nation's bankruptcy laws and making recommendations to Congress for legislative changes to the bankruptcy laws. A similar commission was involved in developing the Bankruptcy Code. The NBRC delivered its report to Congress, the President of the United States and the Chief Justice of the Supreme Court on October 20, 1997. Among other topics, high leverage loans were addressed in the NBRC's report. Despite certain ambiguities, the NBRC's report appears to recommend that Congress amend Bankruptcy Code section 1322(b)(2) by treating a claim secured only by a junior security interest in a debtor's principal residence as protected only to the extent that the claim was secured when the security interest was made if the value of the property securing the junior security interest is less than such amount. However, the express language of the report implies that a claim secured only by a junior security interest in a debtor's principal residence may not be modified to reduce such claim below the appraised value of the property at the time the security interest was made. A strong dissent by certain members of the NBRC recommends that the protections of Bankruptcy Code section 1322(b)(2) be extended to creditors principally secured by the debtor's principal residence. Additionally, the NBRC's report recommends that a creditor's secured claim in real property should be determined by the property's fair market value, less hypothetical costs of sale. The standard advocated by this recommendation would not apply to mortgages on the primary residence of a Chapter 11 or 13 debtor who retains the residence if such mortgages are protected from modification such as those senior mortgages not subject to modification pursuant to Bankruptcy Code Sections 1322(b)(2) and 1123(b)(5). The final NBRC report may ultimately lead to substantive changes to the existing Bankruptcy Code, such as reducing outstanding loan balances to the appraised value of a debtor's principal residence at the time the security interest in the property was taken, which could affect the Mortgage Loans and the enforcement of rights therein.

     Certain tax liens arising under the Code, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of single family mortgage loans by numerous federal and some state consumer protection laws. These laws include the Federal Truth-in-Lending Act, Regulation "Z", Real Estate Settlement Procedures Act, Regulation "X", Equal Credit Opportunity Act, Regulation "B", Fair Credit Billing Act, Fair Credit Housing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding loans against either originators or assignees.




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     In addition, certain of the Mortgage Loans are also subject to the Home
Ownership and Equity Protection Act of 1994 (the "Homeownership Act") (such mortgage loans, "High Cost Loans"), if such Mortgage Loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Remedies available to the mortgagor include monetary penalties, as well as recission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The Homeownership Act also provides that any purchaser or assignee of a mortgage covered by the Homeownership Act is subject to all of the claims and defenses to loan payment, whether under the Federal Truth-in-Lending Act, as amended by the Homeownership Act or other law, which the borrower could assert against the original lender unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the Mortgage Loan was subject to the provisions of the Homeownership Act. The maximum damages that may be recovered under the Homeownership Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Mortgage Loan.

     FOR COOPERATIVE LOANS

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.


JUNIOR MORTGAGES

     Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the Trust Fund. The rights of the Securityholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure on Mortgages" herein.

     Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.


CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

     Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, the


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Real Estate Settlement Procedures Act, Regulation "X", the Fair Housing Act and
related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce a contract. In particular, the originators' failure to comply with certain requirements of the Federal Truth-in- Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the Contracts against either the originators or assignees. Further if such Contracts are deemed High Cost Loans within the meaning of the Homeownership Act, they would be subject to the same provisions of the Homeownership Act as Mortgage Loans as described in "--Anti-Deficiency Legislation and Other Limitations on Lenders" above.

     Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the related Prospectus Supplement, under the Agreement, late charges will be retained by the Master Servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

     Most of the Contracts in a Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Mortgage Loan Seller had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Mortgage Loan Seller to repurchase the Contract because of a breach of its Mortgage Loan Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Mortgage Loan Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer for any losses suffered by the Mortgage Loan Seller with respect to which the dealer would have been primarily liable to the obligor.


OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example,


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in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.


ENFORCEABILITY OF CERTAIN PROVISIONS

     Unless the Prospectus Supplement indicates otherwise, all the related Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the lender. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), which was enacted on October 15, 1982. This legislation, subject to certain exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. The Garn-St Germain Act does "encourage" lenders to permit assumptions of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.


     SINGLE-FAMILY LOANS AND MULTIFAMILY LOANS

     Exempted from this preemption pursuant to the Garn-St Germain Act are mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("Window Period Loans"). However, this exception applies only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers of property underlying Window Period Loans unless the property underlying such Window Period Loan is located in one of the five "window period states" identified below. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of due-on-sale clauses. Mortgage Loans originated by such institutions are therefore not deemed to be Window Period Loans.

     With the expiration of the exemption for Window Period Loans on October 15, 1985, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period", which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states", five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of Window Period Loans. The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act


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also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a Mortgage Loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans related to a series and the number of such Mortgage Loans which may be outstanding until maturity.


     TRANSFER OF MANUFACTURED HOMES

     Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer that is not consented to. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home as to which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the Master Servicer may be prohibited from enforcing a due-on-sale clause in respect of certain Manufactured Homes.


     PREPAYMENT CHARGES AND PREPAYMENTS

     Generally, Mortgage Loans may be prepaid in full or in part without penalty. Generally, Multifamily Loans may contain provisions limiting prepayments on such loans, including prohibiting prepayment for a specified period after origination, prohibiting partial prepayments entirely or requiring the payment of a prepayment penalty upon prepayment in full or in part. The regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.


SUBORDINATE FINANCING

     When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.



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APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The Depositor has been advised by counsel that a court interpreting Title V would hold that mortgage loans originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of such state action will be eligible for inclusion in a Trust Fund if such Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

     Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Fund.


ALTERNATIVE MORTGAGE INSTRUMENTS

     ARM Loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, (i) state-chartered banks may originate "alternative mortgage instruments" (including ARM Loans) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and (iii) all other non-federally chartered housing creditors, including, without limitation, state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies may


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originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

     The Depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARM Loans that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

     All of the ARM Loans that were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII complied with applicable state law. All of the ARM Loans that were originated by federally chartered lenders or that were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII were originated in compliance with all applicable federal regulations.


FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

     A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. The successful assertion of such claim constitutes a breach of a representation or warranty of the Mortgage Loan Seller, and the Securityholders would suffer a loss only to the extent that (i) the Mortgage Loan Seller breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) the Mortgage Loan Seller, the Depositor or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related



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Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Securities, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Single-Family Loan or enforce rights under a Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and thereupon become owners of collateral property, courts are inconsistent as to whether such ownership renders the secured creditor exemption unavailable. Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related series of Securities. Moreover, certain federal statutes and certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "environmental lien"). All subsequent liens on such property generally are subordinated to such an environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the Trust in a related parcel of real property that is subject to such an environmental lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Master Servicer has not made and will not make such evaluations prior to the origination of the


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Mortgage Loans. Neither the Master Servicer nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Master Servicer does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Master Servicer will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Securityholders of the related Series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchase with the proceeds of, illegal drug or RICO activities.


NEGATIVE AMORTIZATION LOANS

     A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("DIDMC") and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.




                         FEDERAL INCOME TAX CONSEQUENCES



GENERAL


     The following is a general discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. In addition, the following discussion represents an interpretation of the law at the time of this Prospectus, and does not represent an opinion of Thacher Proffitt & Wood, counsel to the Depositor, except with respect to the first paragraph under "--REMICs--Classification of REMICs", the first paragraph under "--REMICs--Tiered REMIC Structures", the first paragraph under "--Notes", the first paragraph under --Grantor Trust Funds--Classification of Grantor Trust Funds", the first paragraph under "--Partnership Trust Funds--Classification of Partnership Trust Funds" and the first paragraph under "--Partnership




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Trust Funds--Taxation of Debt Certificateholders--Treatment of the Debt
Certificates as Indebtedness" herein.

     Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, it is recommended that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences." It is recommended that Certificateholders consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

     The following discussion addresses securities of four general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986 (the "Code"), (ii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made, (iii) certificates ("Partnership Certificates") representing interests in a Trust Fund ("Partnership Trust Fund") which is treated as a partnership for federal income tax purposes, and (iv) certificates ("Debt Certificates") representing indebtedness of a Partnership Trust Fund for federal income tax purposes. The Prospectus Supplement for each series of Certificates will indicate which of the foregoing treatments will apply to such series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, (i) references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate and (ii) unless indicated otherwise in the applicable Prospectus Supplement, references to "Mortgage Loans" include Agency Securities, Private Mortgage-Backed Securities and Funding Agreements.


     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.


REMICS

  CLASSIFICATION OF REMICS

     Upon the issuance of each series of REMIC Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.




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     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.


  CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on Mortgage Loans held pending distribution is considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under
Section 856(c)(4)(A) of the Code.


  TIERED REMIC STRUCTURES

     For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be


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considered to evidence ownership of REMIC Regular Certificates or REMIC Residual
Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

  TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     GENERAL

     Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.


     ORIGINAL ISSUE DISCOUNT

     Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor, nor the Master Servicer will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination


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of a single fixed rate and one or more "qualified floating rates" or one
"qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each Distribution Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of


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REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to the day prior to each Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (ii) using a discount rate equal to the original yield to maturity of the Certificate and (iii) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.


     MARKET DISCOUNT

     A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate


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issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates-Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.




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     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.


     PREMIUM

     A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.


     REALIZED LOSSES

     Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular


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Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

  TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     GENERAL

     Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Possible REMIC Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.




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     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.


     TAXABLE INCOME OF THE REMIC

     The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to


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amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to
which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.


     BASIS RULES, NET LOSSES AND DISTRIBUTIONS

     The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability


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 of REMIC Residual Certificateholders to deduct net
losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.


     EXCESS INCLUSIONS

     Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, excess inclusions (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated


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business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below.

     Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.


     NONECONOMIC REMIC RESIDUAL CERTIFICATES

     Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered


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"noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.


     MARK-TO-MARKET RULES

     On December 24, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to- Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate issued after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

     POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS

     Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.


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  SALES OF REMIC CERTIFICATES

     If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual



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interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.


  PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.


TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS

     If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to


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corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling and Servicing Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that would be subject to tax under the second preceding sentence is excluded from the gross income of the partnership (in lieu of a deduction in the amount of such tax generally allowed to pass-through entities).

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.


  TERMINATION

     A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate


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is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

  REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement, will be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects.

     The Trustee, as the tax matters person or as agent for the tax matters person, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee, as the tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the Trustee.


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  BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.


  NEW WITHHOLDING REGULATIONS

     The Treasury Department has issued new regulations (the "New Withholding Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Withholding Regulations attempt to unify certification requirements and modify reliance standards. The New Withholding Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their tax advisors regarding the New Withholding Regulations.


  FOREIGN INVESTORS IN REMIC CERTIFICATES

     A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.


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     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related
Pooling and Servicing Agreement.


NOTES

     On or prior to the date of the related Prospectus Supplement with respect to the proposed issuance of each series of Notes, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the Indenture, Owner Trust Agreement and certain related documents and upon issuance of the Notes, for federal income tax purposes (i) the Notes will be treated as indebtedness and (ii) the Issuer, as created pursuant to the terms and conditions of the Owner Trust Agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. The following discussion is based in part upon the OID Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Notes. For purposes of this tax discussion, references to a "Noteholder" or a "holder" are to the beneficial owner of a Note.

     STATUS AS REAL PROPERTY LOANS

     Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on Notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

     TAXATION OF NOTEHOLDERS

     Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (i) income reportable on the Notes is not required to be reported under the accrual method unless the holder otherwise used the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the Notes. See "--REMICs --Taxation of Owners of REMIC Regular Certificates" and "-- Sales of REMIC Certificates."


GRANTOR TRUST FUNDS

  CLASSIFICATION OF GRANTOR TRUST FUNDS

     On or prior to the date of the related Prospectus Supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and upon issuance of such Grantor Trust Certificates, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate." A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any Spread) and interest paid to the


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holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.


  CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement and subject to the discussion below with respect to Buydown Mortgage Loans, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, in each case to the extent the Mortgage Loans qualify for such treatment. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     The assets constituting certain Grantor Trust Funds may include Buydown Mortgage Loans. The characterization of an investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement, but to the extent that such Buydown Mortgage Loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Grantor Trust Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust Fund that includes Buydown Mortgage Loans.


     GRANTOR TRUST STRIP CERTIFICATES

     Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.


  TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the


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     Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the Mortgage Loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to the Master Servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.


     IF STRIPPED BOND RULES APPLY

     If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates-Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.


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     The original issue discount on a Grantor Trust Fractional Interest
Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest," if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, the Master Servicer, any subservicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997,
Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997, whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue


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discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     It is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.


     IF STRIPPED BOND RULES DO NOT APPLY

     Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated


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redemption price of a Mortgage Loan will equal its principal amount, unless the
Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See --Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Master Servicer or the Trustee in preparing information returns to the Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by such pools, it is intended to base information reports and returns to the IRS and Certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. However, in the case of certificates not backed by such pools or with respect to taxable years beginning prior to August 5, 1997, it currently is not intended to base such reports and returns on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     In addition to its regular reports, the Master Servicer or the Trustee, except as provided in the related Prospectus Supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.


     MARKET DISCOUNT

     If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the


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Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above, or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above, with the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

     Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.


  PREMIUM

     If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect


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under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.


  TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES

     The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. To the extent the Grantor


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Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of such provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

  POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES

     The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to
Section 1272(a)(6) of the Code as described above due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from such regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method". Under the "noncontingent bond method", the issuer of a Grantor Trust Strip Certificate


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determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate.

     The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and payment originally projected to be made in such month.

     Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

  SALES OF GRANTOR TRUST CERTIFICATES

     Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.


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  GRANTOR TRUST REPORTING

     Except as set forth in the related Prospectus Supplement, the Master Servicer or the Trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Master Servicer or the Trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and sub-servicer (if any) and such other customary factual information as the Master Servicer or the Trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trust Fund's information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Except as disclosed in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the Master Servicer or the Trustee.


  BACKUP WITHHOLDING

     In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.


  FOREIGN INVESTORS


     In general, the discussion with respect to REMIC Regular Certificates in "REMICS--Foreign Investors in REMIC Certificates--REMIC Regular Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.


PARTNERSHIP TRUST FUNDS

     CLASSIFICATION OF PARTNERSHIP TRUST FUNDS

     With respect to each series of Partnership Certificates or Debt Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Pooling and Servicing Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income


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of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income on the related Mortgage Loans, possibly reduced by its interest expense on the Debt Certificates. Any such corporate income tax could materially reduce cash available to make payments on the Debt Certificates and distributions on the Partnership Certificates and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

     CHARACTERIZATION OF INVESTMENTS IN PARTNERSHIP CERTIFICATES AND DEBT CERTIFICATES.

     For federal income tax purposes, (i) Partnership Certificates and Debt Certificates held by a thrift institution taxed as a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (ii) interest on Debt Certificates held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Certificates held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(4)(A), but Partnership Certificates held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts; and (iii) Partnership Certificates and Debt Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i).

     TAXATION OF DEBT CERTIFICATEHOLDERS

     TREATMENT OF THE DEBT CERTIFICATES AS INDEBTEDNESS.

     The Depositor will agree, and the Certificateholders will agree by their purchase of Debt Certificates, to treat the Debt Certificates as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Certificates. However, with respect to each series of Debt Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion that the Debt Certificates will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Certificates is correct.

     If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Certificates were not debt for federal income tax purposes, the Debt Certificates might be treated as equity interests in the Partnership Trust. If so, the Partnership Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to deduct interest on the Debt Certificates).

     Debt Certificates generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that
(i) income reportable on Debt Certificates is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to Debt Certificates. See "-- REMICs -- Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates."

     TAXATION OF OWNERS OF PARTNERSHIP CERTIFICATES

     TREATMENT OF THE PARTNERSHIP TRUST FUND AS A PARTNERSHIP.

     If so specified in the applicable Prospectus Supplement, the Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Partnership Trust Fund


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as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Certificateholders (including the Depositor), and the Debt Certificates (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates, the Debt Certificates, and the Depositor is not clear, because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the Depositor or the Partnership Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.


     PARTNERSHIP TAXATION.

     As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the Mortgage Loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates - If Stripped Bond Ruled Do Not Apply--", "-- Market Discount" and "--Premium") and any gain upon collection or disposition of Mortgage Loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Certificates, servicing and other fees, and losses or deductions upon collection or disposition of Debt Certificates.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Pooling and Servicing Agreement and related documents). The Pooling and Servicing Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Partnership Trust Fund for each Due Period equal to the sum of (i) the interest that accrues on the Partnership Certificates in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Certificates but not yet distributed; (ii) any Partnership Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (iii) any other amounts of income payable to the Certificateholders for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and Certificateholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay such taxes.


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     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     A share of expenses of the Partnership Trust Fund (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust Certificateholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates." Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust Fund.

     Discount income or premium amortization with respect to each Mortgage Loan would be calculated in a manner similar to the description above under "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates - If Stripped Bond Rules Do Not Apply." Notwithstanding such description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis with respect to all Mortgage Loans held by the Partnership Trust Fund rather than on a Mortgage Loan-by-Mortgage Loan basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Certificateholders.

     DISCOUNT AND PREMIUM.

     Unless indicated otherwise in the applicable Prospectus Supplement, it is not anticipated that the Mortgage Loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" and "Premium." (As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan-by-Mortgage Loan basis).

     If the Partnership Trust Fund acquires the Mortgage Loans at a market discount or premium, the Partnership Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     SECTION 708 TERMINATION.

     Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Partnership Trust Fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Partnership Trust Fund, as a new partnership. The Partnership Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data. Under proposed Treasury regulations, the foregoing treatment would be replaced by a new regime under which a 50% or greater transfer, as described above, would cause a deemed contribution of the assets of a Partnership Trust Fund (the "old partnership") to a new Partnership


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Trust Fund (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. It is not known when or whether such proposed Treasury regulations will be adopted in final (or temporary) form.

     DISPOSITION OF CERTIFICATES.

     Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. A Certificateholder's tax basis in an Partnership Certificate will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to such Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of an Partnership Certificate would include the holder's share of the Debt Certificates and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon sale or other disposition of some of the Partnership Certificates, allocate a portion of such aggregate tax basis to the Partnership Certificates sold (rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate).

     Any gain on the sale of an Partnership Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

     ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES.

     In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Certificateholders in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the Certificateholders. The Depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     SECTION 731 DISTRIBUTIONS.

     In the case of any distribution to a Certificateholder, no gain will be recognized to that Certificateholder to the extent that the amount of any money distributed with respect to such Certificate exceeds the adjusted basis of such Certificateholder's interest in the Certificate. To the extent that the amount of money distributed exceeds such Certificateholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a Certificateholder, no loss will be


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recognized except upon a distribution in liquidation of a Certificateholder's interest. Any gain or loss recognized by a Certificateholder will be capital gain or loss.

     SECTION 754 ELECTION.

     In the event that a Certificateholder sells its Partnership Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Partnership Certificates than the selling Certificateholder had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such election. As a result, Certificateholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

     ADMINISTRATIVE MATTERS.

     The Trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Certificateholder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the Trustee information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the Pooling and Servicing Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust


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Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

     TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS.

     It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons, because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for such purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Partnership Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. However, interest payment made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     BACKUP WITHHOLDING.

     Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

     THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF REMIC CERTIFICATES, GRANTOR TRUST CERTIFICATES, PARTNERSHIP CERTIFICATES AND DEBT CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


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                        STATE AND OTHER TAX CONSEQUENCES


     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.



                              ERISA CONSIDERATIONS

     Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, "Tax Favored Plans"). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Favored Plans (collectively, "Plans") and persons who have certain specified relationships to such Plans ("Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code, collectively "Parties in Interest"), unless a statutory or administrative exemption is available with respect to any such transaction.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Certain transactions involving the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the Securities, if the Mortgage Loans, Agency Securities, Private Mortgage-Backed Securities, Funding Agreements and other assets included in a Trust Fund are deemed to be assets of the Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. ss.2510.3-101 (the "DOL Regulations") defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the Trust Fund), the underlying assets of that entity may be considered to be Plan Assets unless certain exceptions apply. Exceptions contained in the DOL Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which such Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. For this purpose, "Benefit Plan Investors" include Plans, as well as any "employee benefit plan" (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election


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



under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity. In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features". Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a Certificate or a Note with "substantial equity features"), and, because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the Trust Fund). Without regard to whether the Notes are characterized as equity interests, the purchase, sale and holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the Trustee or any of their respective affiliates is or becomes a Party in Interest with respect to such Plan. Neither Plans nor persons investing Plan Assets should acquire or hold Securities in reliance upon the availability of any exception under the DOL Regulations.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of Plan Assets and any person who provides investment advice with respect to such Plan Assets for a fee is a fiduciary of the investing Plan. If the Mortgage Loans, Agency Securities, Private Mortgage-Backed Securities, Funding Agreements and other assets included in the Trust Fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of Securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available.

     The DOL issued an individual exemption, Prohibited Transaction Exemption 91-23 (56 Fed. Reg. 15936, April 18, 1991) (the "Exemption"), to Salomon Smith Barney Inc. (formerly known as Smith Barney Inc.), which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to
Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) Salomon Smith Barney Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Salomon Smith Barney Inc. and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Certificates.

     The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply. First, the acquisition of Certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by other Certificates of the same trust. Third, the Certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the three highest generic rating categories by Standard & Poor's Structured Rating Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. (collectively, the "Exemption Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the Depositor, the Trustee, the Master


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Servicer, any Sub-Servicer and any obligor with respect to assets included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or Plan Asset investor must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the three highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of the Certificates by or on behalf of a Plan or with Plan Assets; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of the Certificates by or on behalf of a Plan or with Plan Assets.

     Any transferee of the Certificates will be deemed to have represented that either (a) such transferee is not a Plan and is not purchasing such Certificates by or on behalf of or with "Plan Assets" of any Plan or (b) the purchase of any such Certificate by or on behalf of or with "Plan Assets" of any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Master Servicer, the Depositor or the Trustee to any obligation in addition to those undertaken in the related Agreement. A fiduciary of a Plan or any person investing Plan Assets to purchase a Certificate must make its own determination that the conditions set forth above will be satisfied with respect to such Certificate.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of such Certificates or the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets or the continued holding of a Certificate acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Fund Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets and


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


(3) the continued holding of Certificates acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Trust Fund, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which will extend exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Certificates, the amendment will generally allow Mortgage Loans supporting payments to Certificateholders, and having a value equal to no more than 25% of the total principal amount of the Certificates being offered by a Trust Fund, to be transferred to such Trust Fund within a period no longer than 90 days or three months following the Closing Date ("Pre-Funding Period") instead of requiring that all such Mortgage Loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of Certificates which otherwise qualify for the Exemption, provided that the following general conditions are met:

         (1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must be less than or equal to: (i) 40% for transactions occurring on or after January 1, 1992 but prior to May 23, 1997 and (ii) 25% for transactions occurring on or after May 23, 1997;

         (2) all additional Mortgage Loans transferred to the related Trust Fund after the Closing Date ("Subsequent Mortgage Loans") must meet the same terms and conditions for eligibility as the original Mortgage Loans used to create the Trust Fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

         (3) the transfer of such Subsequent Mortgage Loans to the Trust Fund during the Pre- Funding Period must not result in the Certificates to be covered by the Exemptions receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

         (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Mortgage Loans and Subsequent Mortgage Loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the Mortgage Loans which were transferred to the Trust Fund on the Closing Date;

         (5) for transactions occurring on or after May 23, 1997, either:


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              (i) the characteristics of the Subsequent Mortgage Loans must be monitored by an insurer or other credit support provider which is independent of the Depositor; or

              (ii) an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to the Exemption Rating Agency rating the Certificates, the Underwriter and the Trustee) stating whether or not the characteristics of the Subsequent Mortgage Loans conform to the characteristics described in the Prospectus or Prospectus Supplement and/or Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Mortgage Loans which were transferred to the Trust Fund as of the Closing Date;

         (6) the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the Pre-Funding Account falls below the minimum level specified in the Agreement or an event of default occurs;

         (7) amounts transferred to any Pre-Funding Account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the Certificates and must:

              (i) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

              (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies ("ERISA Permitted Investments");

         (8) the Prospectus or Prospectus Supplement must describe the duration of the Pre- Funding Period;

         (9) the Trustee (or any agent with which the Trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The Trustee, as legal owner of the Trust Fund, must enforce all the rights created in favor of Certificateholders of the Trust Fund, including employee benefit plans subject to ERISA.

     In addition to the Exemption, a Plan fiduciary or other Plan Asset investor should consider the availability of certain class exemptions granted by the DOL ("Class Exemptions"), which may provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including Prohibited Transaction Class Exemption ("PTCE") 83-1, regarding transactions involving mortgage pool investment trusts; PTCE 84-14, regarding transactions effected by a "qualified professional asset manager"; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding transactions by insurance company general accounts; and PTCE 96-23, regarding transactions effected by an "in-house asset manager."

     In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c)


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Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Securities after the date which is 18 months after the date the 401(c) Regulations become final.


REPRESENTATION FROM PLANS INVESTING IN NOTES WITH "SUBSTANTIAL EQUITY FEATURES" OR CERTAIN SECURITIES

     Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain Securities, such as Notes with "substantial equity features," Subordinate Securities, REMIC Residual Certificates, any Securities which are not rated in one of the three highest generic rating categories by the Exemption Rating Agencies, transfers of any such Securities to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Trustee or the Master Servicer, that the purchase of such Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

     In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement and the following statements are correct: (i) the transferee is an insurance company; (ii) the source of funds used to purchase such Securities is an "insurance company general account" (as such term is defined in PTCE 95-60);
(iii) the conditions set forth in PTCE 95-60 have been satisfied; and (iv) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Securities.

     An opinion of counsel or certification will not be required with respect to the purchase of DTC registered Securities. Any purchaser of a DTC registered Security will be deemed to have represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such Securities on behalf of, or with Plan Assets of, any Plan or (b) the purchase of any such Security by or on behalf of, or with Plan Assets of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.


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TAX EXEMPT INVESTORS


     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusion" of a REMIC allocated to a REMIC Residual Certificate and held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.



CONSULTATION WITH COUNSEL

     There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the Securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the Trust Fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the Securities. Neither the Depositor, the Trustee, the Master Servicer nor any of their respective affiliates will make any representation to the effect that the Securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the Securities are an appropriate investment for Plans generally or any particular Plan.

     BEFORE PURCHASING THE SECURITIES, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR SECTION 401(C) OF ERISA WOULD BE SATISFIED AND (B) IN THE CASE OF A SECURITY PURCHASED UNDER THE EXEMPTION, THE SECURITY CONSTITUTES A "CERTIFICATE" FOR PURPOSES OF THE EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR
SECTION 401(C) OF ERISA, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE SECURITIES ON BEHALF OF A PLAN.


                                LEGAL INVESTMENT

     The Prospectus Supplement for each series of Securities will specify which classes of Securities of such series, if any, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Any class of Securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a Trust Fund that includes junior Mortgage Loans will not constitute "mortgage related securities" for purposes of SMMEA "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", the Securities would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities", or require the sale or other disposition of such securities, so long as such


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


contractual commitment was made or such securities acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     On April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement (the "1998 Policy Statement") applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities". The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration (the "NCUA") and the Office of Thrift Supervision (the "OTS") with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

     The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps," which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. The OTS is, however, proposing to adopt revised requirements based on the 1998 Policy Statement. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     Prospective investors in the Securities, including in particular the classes of Securities that do not constitute "mortgage related securities" for purposes of SMMEA should consider the matters discussed in the following paragraph.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. INVESTORS SHOULD CONSULT THEIR OWN LEGAL ADVISORS IN DETERMINING WHETHER AND TO WHAT EXTENT THE SECURITIES CONSTITUTE LEGAL INVESTMENTS FOR SUCH INVESTORS OR ARE SUBJECT TO INVESTMENT, CAPITAL OR OTHER RESTRICTIONS, AND, IF APPLICABLE, WHETHER SMMEA HAS BEEN OVERRIDDEN IN ANY JURISDICTION RELEVANT TO SUCH INVESTOR.


                             METHODS OF DISTRIBUTION

     The Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Salomon Smith


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Barney Inc. ("Salomon Smith Barney") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the Prospectus Supplement may specify that the Securities will be distributed by Salomon Smith Barney acting as agent or in some cases as principal with respect to Securities which it has previously purchased or agreed to purchase. If Salomon Smith Barney acts as agent in the sale of Securities, Salomon Smith Barney will receive a selling commission with respect to each series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Salomon Smith Barney elects to purchase Securities as principal, Salomon Smith Barney may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such series.

     The Depositor will indemnify Salomon Smith Barney and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Salomon Smith Barney and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Salomon Smith Barney and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Securities.

     The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Securities, only those classes rated in one of the four highest rating categories by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.


                                  LEGAL MATTERS

     Certain legal matters in connection with the Securities will be passed upon for the Depositor by Thacher Proffitt & Wood, New York, New York.


                              FINANCIAL INFORMATION

     The Depositor has determined that its financial statements are not material to the offering made hereby. Any prospective purchaser that desires to review financial information concerning the Depositor will be provided by the Depositor on request with a copy of the most recent financial statements of the Depositor.


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



                         INDEX OF PRINCIPAL DEFINITIONS

                                                                Page(s) on Which
                                                                 Term is Defined
                                                                     in the
Term                                                               Prospectus
----                                                            ----------------


1998 Policy Statement ...................................................141
401(c) Regulations ......................................................138
Accrual Securities ........................................................7
Accrued Certificate Interest .............................................55
Accrued Note Interest ....................................................55
Accrued Security Interest ................................................55
Agency Securities .........................................................1
Agreement ................................................................46
ARM Loans .............................................................8, 25
Available Distribution Amount ............................................54
Average Interest Rate ...................................................137
Bankruptcy Amount ........................................................70
BIF ......................................................................43
Buydown Account ......................................................17, 53
Buydown Funds ........................................................17, 28
Buydown Mortgage Loans ...............................................17, 28
Buydown Period .......................................................17, 28
Call Class .................................................. 12, 24, 39, 69
Call Price ...................................................... 13, 24, 69
Cash Flow Agreement ...............................................1, 11, 77
Certificate ..............................................................46
Certificate Account ..................................................10, 51
Certificate Principal Balance ............................................55
Certificate Register .....................................................54
Certificateholders ....................................................4, 59
Certificates ..............................................................5
Charter Act ..............................................................34
Class Exemptions ........................................................138
Clean-up Call.................................................... 12, 24, 69
Closing Date ............................................................101
Code ..............................................................7, 47, 99
Commission ................................................................4
Committee Report ........................................................101
Contingent Payment Regulations ..........................................125
Contracts ................................................................25
Contributions Tax .......................................................113
Cooperative ...........................................................8, 25
Cooperative Loans .....................................................8, 25
Cooperative Notes ........................................................30
Cooperative Unit .........................................................25
Credit Support .......................................................11, 47
Cut-off Date .............................................................11
Defaulted Mortgage Amount ................................................70
Deficient Valuation ......................................................56
Deleted Mortgage Loan ....................................................49
Depositor ................................................................25
Determination Date .......................................................54
Distribution Date ........................................................11
DOL .....................................................................134
DOL Regulations .........................................................134
DTC ......................................................................46
DTC Registered Securities ................................................46
Due Period ...............................................................54
Equity Certificates .......................................................5
ERISA ...............................................................15, 134
ERISA Permitted Investments .............................................138
ERISA Plans .............................................................134

                                                                Page(s) on Which
                                                                 Term is Defined
                                                                     in the
Term                                                               Prospectus
----                                                            ----------------


Event of Default .........................................................66
Excluded Plan ...........................................................136
Exemption ...........................................................15, 135
Exemption Rating Agencies ...............................................135
FDIC .....................................................................43
FHA .......................................................................9
FHA Loans ................................................................30
FHLMC .....................................................................1
FHLMC Act ................................................................32
FHLMC Certificates ........................................................9
Finance Company ..........................................................37
Financial Guarantee Insurance ............................................77
FNMA ......................................................................1
FNMA Certificates .........................................................9
FTC Rule .................................................................92
Funding Agreement .....................................................1, 37
Garn-St Germain Act ......................................................93
GNMA ......................................................................1
GNMA Certificates .........................................................9
GNMA Issuer ..............................................................31
Grantor Trust Certificates ...........................................13, 99
Grantor Trust Fractional Interest Certificate ...........................117
Grantor Trust Fractional Interest Certificates ...........................14
Grantor Trust Fund .......................................................99
Grantor Trust Strip Certificate .........................................118
Grantor Trust Strip Certificates .........................................14
Guaranty Agreement .......................................................31
High LTV Loans ...........................................................27
Holder-in-Due-Course .....................................................92
Housing Act ..............................................................30
HUD ......................................................................79
Indenture .................................................................5
Insurance Instruments ....................................................59
Insurance Proceeds .......................................................52
Interest Rate .........................................................8, 25
IRS .....................................................................102
Issue Premium ...........................................................108
Issuer ....................................................................5
Letter of Credit Bank ....................................................72
Liquidated Loan ..........................................................56
Liquidation Proceeds .....................................................52
Loan-to-Value Ratio ......................................................26
Lockout Period ...........................................................40
Manufacturer's Invoice Price .............................................27
Mark-to-Market Regulations ..............................................111
Master Servicer ...........................................................5
Mortgage Loan Seller .....................................................25
Mortgage Loans .........................................................1, 7
Mortgage Notes ...........................................................29
Mortgage Pool .............................................................7
Mortgaged Properties ..................................................8, 25
Mortgages ................................................................29
Multifamily Loans ........................................................25
Multifamily Properties ...................................................25
NCUA ....................................................................141
Net Interest Rate ........................................................48
New Withholding Regulations .............................................116
Nonrecoverable Advance ...................................................57

                                                                Page(s) on Which
                                                                 Term is Defined
                                                                     in the
Term                                                               Prospectus
----                                                            ----------------


Note Interest Rate ........................................................6
Note Principal Balance ...................................................55
Note Register ............................................................54
Noteholders ...........................................................4, 59
Notes .....................................................................5
OID Regulations ..........................................................99
Originator ...............................................................25
OTS .....................................................................141
Owner Trust Agreement .....................................................5
Owner Trustee .............................................................5
Parties in Interest .....................................................134
Pass-Through Rate .........................................................6
Permitted Investments ....................................................51
Plan .....................................................................15
Plan Assets .............................................................134
Plans ...................................................................134
PMBS Agreement ...........................................................36
PMBS Issuer ..............................................................36
PMBS Servicer ............................................................36
PMBS Trustee .............................................................36
Pre-Funding Account ......................................................56
Pre-Funding Limit .......................................................137
Pre-Funding Period ......................................................137
Prepayment Assumption ..............................................101, 121
Prepayment Period ........................................................39
Principal Balance .....................................................6, 55
Private Mortgage-Backed Securities ........................................1
Prohibited Transactions Tax .............................................113
PTCE ....................................................................138
PTCE 83-1 ...............................................................138
Purchase Price ...........................................................45
Rating Agency ............................................................47
Record Date ..............................................................54
Related Proceeds .........................................................57
Relief Act ...............................................................96
REMIC ....................................................................99
REMIC Certificates .......................................................99
REMIC Provisions .........................................................99
REMIC Regular Certificates ...........................................13, 99
REMIC Regulations ........................................................99
REMIC Residual Certificates ..........................................13, 99
Reserve Fund .............................................................77
Reserve Funds ............................................................71
Retained Interest ........................................................46
SAIF .....................................................................43
Sales of Grantor Trust Certificates .....................................120
Salomon Smith Barney ................................................15, 142
Scheduled Principal Balance ..............................................71
Securities .............................................................1, 5
Security Interest Rate ....................................................6
Security Register ........................................................54
Securityholders .......................................................4, 58
Senior Liens .............................................................26
Senior Percentage ........................................................56
Senior Securities .....................................................6, 47
Senior/Subordinate Series ................................................47
Servicing Default ........................................................66
Single Family Loans ......................................................25

                                                                Page(s) on Which
                                                                 Term is Defined
                                                                     in the
Term                                                               Prospectus
----                                                            ----------------


Single Family Properties .................................................25
SMMEA ...............................................................15, 140
Special Hazard Amount ....................................................70
Special Hazard Realized Losses ...........................................71
Special Hazard Subordination Amount ......................................71
Stated Principal Balance .................................................45
Strip Securities ......................................................6, 47
Stripped Interest ........................................................39
Sub-Servicer .............................................................60
Sub-Servicing Account ....................................................51
Sub-Servicing Agreement ..................................................61
Subordinate Securities ................................................6, 47
Subsequent Mortgage Loans ...............................................137
Substitute Mortgage Loan .................................................49
Tax Favored Plans .......................................................134
Tax-Exempt Investor .....................................................140
Tiered REMICs ...........................................................100
Title V ..................................................................95
Title VIII ...............................................................95
Trust Fund .............................................................1, 6
Trust Fund Asset ..........................................................6
Trust Fund Assets .........................................................1
Trustee ...................................................................5
UBTI ....................................................................140
Underwriter .............................................................135
VA Loans .................................................................30
Window Period Loans ......................................................93

                           $221,630,100 (APPROXIMATE)


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                                    DEPOSITOR


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1999-2


                              PROSPECTUS SUPPLEMENT
                             DATED FEBRUARY 22, 1999

                          CENDANT MORTGAGE CORPORATION
                         ORIGINATOR AND MASTER SERVICER


                              SALOMON SMITH BARNEY
                                   UNDERWRITER



YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.


WE ARE NOT OFFERING THE CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.


WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR COVER PAGES.


Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until May 23, 1999.